                                                                EXHIBIT 10(t)

                         $50,000,000 U.S. Dollar Loans
                       $50,000,000 Foreign Currency Loans

                                CREDIT AGREEMENT

                                  dated as of

                                August 26, 1994


                                     among


                      SENSORMATIC ELECTRONICS CORPORATION,
                         SENSORMATIC DISTRIBUTION INC.,
                                      and
                        SENSORMATIC INTERNATIONAL, INC.
                                  As Borrower
                                      and
                       The Other Borrowers Listed Herein

                                      and

          The Domestic Banks and Foreign Currency Banks Listed Herein

                                      and

                        WACHOVIA BANK OF GEORGIA, N.A.,
                               As Domestic Agent

                                      and

                             ABN AMRO BANK N.V. and
                   ABN AMRO FOREIGN CREDIT & AGENCY SERVICES
                           As Foreign Currency Agent
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                               TABLE OF CONTENTS

ARTICLE I
DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

SECTION 1.01. Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

SECTION 1.02. Accounting Terms and Determinations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

SECTION 1.03. References  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

SECTION 1.04. Use of Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

SECTION 1.05. Terminology . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19


ARTICLE II
THE DOMESTIC CREDITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

SECTION 2.01. Commitments to Lend . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

SECTION 2.02. Method of Borrowing Syndicated Dollar Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

SECTION 2.03. Money Market Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

SECTION 2.04. Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

SECTION 2.05. Maturity of Dollar Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

SECTION 2.06. Interest Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

SECTION 2.07. Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

SECTION 2.08. Optional Termination or Reduction of Dollar
              Loan Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

SECTION 2.09. Other Terminations of Dollar Loan Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

SECTION 2.10. Optional Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

SECTION 2.11. Mandatory Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

SECTION 2.12. General Provisions as to Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

SECTION 2.13. Computation of Interest and Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35


ARTICLE III
THE FOREIGN CREDITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

SECTION 3.01. Commitments to Lend . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

SECTION 3.02. Method of Borrowing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
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SECTION 3.03. Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40

SECTION 3.04. Maturity of Foreign Currency Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

SECTION 3.05. Interest Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43

SECTION 3.06. Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

SECTION 3.07. Optional Termination or Reduction of
              Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46

SECTION 3.08. Other Terminations of Syndicated Foreign
              Currency Loan Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46

SECTION 3.09. Optional Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

SECTION 3.10. Mandatory Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

SECTION 3.11. General Provisions as to Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

SECTION 3.12. Computation of Interest and Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51


ARTICLE IV
CONDITIONS TO BORROWINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51

SECTION 4.01. Conditions to First Borrowing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51

SECTION 4.02. Conditions to All Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53


ARTICLE V
REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54

SECTION 5.01. Corporate Existence and Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54

SECTION 5.02. Corporate and Governmental Authorization; No
              Contravention . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54

SECTION 5.03. Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54

SECTION 5.04. Financial Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54

SECTION 5.05. No Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55

SECTION 5.06. Compliance with ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55

SECTION 5.07. Compliance with Laws; Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56

SECTION 5.08. Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56

SECTION 5.09. Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56

SECTION 5.10. Public Utility Holding Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
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SECTION 5.11. Ownership of Property; Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57

SECTION 5.12. No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57

SECTION 5.13. Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57

SECTION 5.14. Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57

SECTION 5.15. Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58

SECTION 5.16. Margin Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58

SECTION 5.17. Insolvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58


ARTICLE VI
COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59

SECTION 6.01. Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59

SECTION 6.02. Inspection of Property, Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61

SECTION 6.03. Material Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61

SECTION 6.04. Incorporated Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62

SECTION 6.05. Maintenance of Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62

SECTION 6.06. Dissolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63

SECTION 6.07. Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63

SECTION 6.08. Compliance with Laws; Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63

SECTION 6.09. Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64

SECTION 6.10. Maintenance of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64

SECTION 6.11. Environmental Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64

SECTION 6.12. Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64

SECTION 6.13. Environmental Release . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64

SECTION 6.14. Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65


ARTICLE VII
DEFAULTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65

SECTION 7.01. Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65

SECTION 7.02. Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
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
ARTICLE VIII
THE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68

SECTION 8.01. Appointment; Powers and Immunities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68

SECTION 8.02. Reliance by Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69

SECTION 8.03. Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69

SECTION 8.04. Rights of Agents as Banks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69

SECTION 8.05. Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70

SECTION 8.06. Payee of Note Treated as Owner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70

SECTION 8.07. Nonreliance on Agents and Other Banks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71

SECTION 8.08. Failure to Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71

SECTION 8.09. Resignation or Removal of Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71


ARTICLE IX
CHANGE IN CIRCUMSTANCES; COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72

SECTION 9.01. Basis for Determining Interest Rate Inadequate
              or Unfair . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72

SECTION 9.02. Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73

SECTION 9.03. Increased Cost and Reduced Return . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74

SECTION 9.04. Base Rate Loans or Other Fixed Rate Loans
              Substituted for Affected Fixed Rate Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76

SECTION 9.05. Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77

SECTION 9.06.  Failure to Pay in Foreign Currency   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78

SECTION 9.07.  Judgment Currency. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78


ARTICLE X
MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79

SECTION 10.01. Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79

SECTION 10.02. No Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79

SECTION 10.03. Expenses; Documentary Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79

SECTION 10.04. Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79

SECTION 10.05  Sharing of Setoffs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81
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SECTION 10.06. Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81

SECTION 10.07. No Margin Stock Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82

SECTION 10.08. Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83

SECTION 10.09. Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85

SECTION 10.10. Representation by Banks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86

SECTION 10.11. Obligations Several  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86

SECTION 10.12. New York Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86

SECTION 10.13. Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86

SECTION 10.14. Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86

SECTION 10.15. Waiver of Jury Trial; Consent to
               Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86

SECTION 10.16. Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   87



EXHIBIT A-1    Form of Syndicated Dollar Loan Note

EXHIBIT A-2    Form of Money Market Dollar Loan Note

EXHIBIT B-1    Form of Foreign Currency Loan Note

EXHIBIT B-2    Form of ITL Loan Note

EXHIBIT C      Form of Opinion of Counsel for Parent, SDI and SSI

EXHIBIT D      Form of Opinion of Special Counsel for the Agent

EXHIBIT E      Form of Assignment and Acceptance

EXHIBIT F      Form of Notice of Syndicated Dollar Borrowing

EXHIBIT G-1    Form of Notice of Syndicated Foreign Currency Borrowing

EXHIBIT G-2    Form of Notice of ITL Borrowing

EXHIBIT H      Form of Compliance Certificate

EXHIBIT I      Form of Closing Certificate

EXHIBIT J      Form of Money Market Quote Request

EXHIBIT K      Form of Money Market Quote

EXHIBIT L      Form of Parent Guaranty

Schedule 6.03  Material Subsidiaries
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                                CREDIT AGREEMENT


                 AGREEMENT dated as of August 26, 1994, among SENSORMATIC
ELECTRONICS CORPORATION, SENSORMATIC DISTRIBUTION, INC., SENSORMATIC
INTERNATIONAL, INC., the other BORROWERS listed on the signature pages hereof, the DOMESTIC BANKS AND FOREIGN CURRENCY BANKS listed on the signature pages hereof, WACHOVIA BANK OF GEORGIA, N.A., as Domestic Agent and ABN AMRO BANK
N.V. and ABN AMRO FOREIGN CREDIT & AGENCY SERVICES, as Foreign Currency Agent.

                 The parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                 SECTION 1.01. Definitions.  The terms as defined in this
Section 1.01 shall, for all purposes of this Agreement and any amendment hereto
(except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

                 "ABN AMRO" means ABN AMRO Bank N.V., a banking corporation organized under the laws of The Netherlands, in its capacity as a Foreign
Currency Bank with respect to the ITL Loans and the ITL Loan Commitment, and its successors and assigns in such capacity.

                 "ATS" means Austrian schillings.

                 "Adjusted Aggregate Unused Dollar Loan Commitment" means at any date, an amount equal to the sum of the Unused Dollar Loan Commitments of all Banks less the aggregate outstanding principal amount of all Money Market
Loans by all Banks.

                 "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.06(c).

                 "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling
Person"), (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary) of which the Borrower owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                 "Agency Office" refers to the office of FC&AS, acting on behalf of the Foreign Currency Agent, from which various Syndicated Foreign Currency Loans will be administered pursuant to this Agreement, and means the office of FC&AS located at Foppingadreef 22, 102 BS Amsterdam, The Netherlands,
Attention: Peter von Lierop, Global Clients Agency Department, AA 4130, Telecopier number 011-31-20-628-7968, confirmation number 011-31-20-628-4657, or such other location in Amsterdam as may be specified by the Foreign Currency Agent in a notice to the other parties hereto pursuant to Section 10.01:

                 "Agent" or "Agents" means, individually or collectively, as the context shall require, the Domestic Agent or the Foreign Currency Agent.

                 "Agents' Letter Agreement" means that certain letter agreement, dated April 18, 1994, between the Parent and the Agents relating to the structure of the Loans, and certain fees from time to time payable by the Borrowers to the Agents, together with all amendments and modifications thereto.

                 "Agreement" means this Credit Agreement, together with all amendments and supplements hereto.

                 "Applicable Margin" has the meaning set forth in (i) Section 2.06(a), with respect to Dollar Loans and (ii) Section 3.05(a), with respect to Foreign Currency Loans.

                 "Assignee" has the meaning set forth in Section 10.08(c).

                 "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 10.08(c) in the form attached hereto as Exhibit E.

                 "Authority" has the meaning set forth in Section 9.02.

                 "BFR" means Belgian francs.

                 "Bank" means a Domestic Bank or Foreign Currency Bank, or both, as the context shall require.

                 "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, and (ii) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate shall be effective on the date of each such change.

                 "Base Rate Loan" means a Dollar Loan to be made as a Base Rate Loan pursuant to the applicable Notice of Borrowing, Section 2.02(f), or
Article IX, as applicable.

                 "Borrower" or "Borrowers" means, individually and collectively, as the context shall require: (i) with respect to Dollar Loans, Parent, SDI, or SII; (ii) with respect to any Foreign Currency Loans, Parent or SDI; and (iii) with respect to Foreign Currency Loans in specific Foreign Currencies, the other Borrowers listed on the signature pages hereto, but only as to (A)the Foreign Currency of the jurisdiction in which such other Borrower is incorporated, as set forth opposite such other Borrower's name on such signature pages, and their respective successors and permitted assigns, and (B) Euro-USD, if the Foreign Currency Agent (with respect to Syndicated Foreign Currency Borrowings), or ABN AMRO (with respect to ITL Borrowings) determines that such Foreign Currency in such jurisdiction is not available.

                 "Borrowing" means a borrowing hereunder consisting of either
(i) Syndicated Dollar Loans which are made to a Borrower at the same time by the Domestic Banks pursuant to Article II, (ii) Money Market Loans which are made to a Borrower by a Bank or Banks pursuant to Article II, (iii) Syndicated Foreign Currency Loans which are made to a Borrower at the same time by the Foreign Currency Banks pursuant to Article III, or (iv) ITL Loans which are made to a Borrower by ABN AMRO pursuant to Article III. A Borrowing consisting of Syndicated Dollar Loans is a "Base Rate Borrowing" if such Loans are Domestic Loans or a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans. A Borrowing consisting of ITL Loans is an "ITL Base Rate Borrowing" if such Loans are ITL Base Rate Loans or a "ITL Fixed Rate Borrowing" if such Loans are ITL Fixed Rate Loans. A Borrowing is a "Dollar Borrowing" if it is a Base Rate Borrowing, Money Market Borrowing or a Euro-Dollar Borrowing. A Borrowing is a "Foreign Currency Borrowing" if such Loans are Foreign Currency Loans. A Borrowing is a "Syndicated Foreign Currency Borrowing if such Loans are Syndicated Foreign Currency Loans. A Borrowing is an "ITL Borrowing" if such Loans are ITL Base Rate Loans or ITL Fixed Rate Loans. A Dollar Borrowing is a "Syndicated Dollar Borrowing" if it is made pursuant to Section 2.01 or a "Money Market Borrowing" if it is made pursuant to Section 2.03.

                 "Capital Stock" means any nonredeemable capital stock of the Borrower or any Consolidated Subsidiary (to the extent issued to a Person other than the Borrower), whether common or preferred.

                 "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq. and its implementing regulations and amendments.

                 "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

                 "Change of Law" shall have the meaning set forth in Section
9.02.

                 "Change in Control" shall mean any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 25% or more of the outstanding shares of the voting stock of Parent.

                 "Closing Certificate" has the meaning set forth in Section 4.01(e).

                 "Closing Date" means August 26, 1994.

                 "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

                 "Commitments" means, collectively, the Dollar Loan Commitments, the Syndicated Foreign Currency Loan Commitments and the ITL Loan Commitment.

                 "Compliance Certificate" has the meaning set forth in Section 6.01(c).

                 "Consolidated Debt" means at any date the Debt of Parent and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

                 "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of Parent in its consolidated financial statements as of such date.

                 "Consolidated Total Assets" means, at any time, the total assets of Parent and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of Parent and its Consolidated Subsidiaries, prepared in accordance with GAAP and delivered to the Banks pursuant to Sections 6.01(a) or
(b).

                 "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

                 "DEM" means German deutsche marks.

                 "DKR" means Danish kroners.

                 "Debt" of any Person means at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance,
(vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, even though such Debt is not assumed by such Person, (ix) all Debt of others Guaranteed by such Person, and (x) amounts of any reserves for doubtful accounts recorded on the books of such Person for leases, receivables and other accounts sold, factored or otherwise disposed of by such Person; provided, that in no event shall "Debt" include any Factored Receivables Obligations.

                 "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                 "Default Rate" means, with respect to any Loan, on any day, the sum of 2% plus the then highest interest rate (including the Applicable Margin) which may be applicable to any Loans hereunder in the same currency (irrespective of whether any such type of Loans are actually outstanding hereunder).

                 "Dollar Equivalent" means the Dollar equivalent of the amount of a Foreign Currency Loan, determined by the Foreign Currency Agent, with respect to Syndicated Foreign Currency Loans, and ABN AMRO, with respect to ITL Loans, on the basis of its spot rate for the purchase of the appropriate Foreign Currency with Dollars on the date of determination.

                 "Dollar Loan" means a Loan made in Dollars, which shall be either a Base Rate Loan, a Euro-Dollar Loan, or a Money Market Loan.

                 "Dollar Loan Commitment" refers to the commitment of each Domestic Bank to make Dollar Loans hereunder, and means, with respect to each Domestic Bank, the amount set forth as the Dollar Loan Commitment opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.08.

                 "Dollar Loan Facility Fee" has the meaning specified in
Section 2.07.

                 "Dollars" or "$" means dollars in lawful currency of the United States of America.

                 "Domestic Agent" means Wachovia Bank of Georgia, N.A., a national banking association organized under the laws of the United States of America, in its capacity as agent for the Banks hereunder with respect to Dollar Loans, and its successors and permitted assigns in such capacity.

                 "Domestic Bank" means each bank listed on the signature pages hereto as having a Dollar Loan Commitment, and its successors and assigns with respect to its Dollar Loans and its Dollar Loan Commitment.

                 "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia are authorized by law to close.

                 "ESP" means Spanish pesetas.

                 "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

                 "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of Parent or any Subsidiary required by any Environmental Requirement.

                 "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

                 "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

                 "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any, violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

                 "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

                 "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

                 "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to Parent, any
Subsidiary or the Properties, including but not limited to any   such
requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

                 "Eurocurrency Liabilities" has the meaning specified in Regulation D, as in effect from time to time.

                 "Eurocurrency Liability Reserve Percentage" of any Foreign Currency Bank for the Interest Period for any Syndicated Foreign Currency Loan means the reserve percentage applicable during such Interest Period (of if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the then stated maximum rate (stated as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D.

                 "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

                 "Euro-Dollar Loan" means a Dollar Loan to be made as a Euro-Dollar Loan pursuant to the applicable Notice of Syndicated Dollar Borrowing.

                 "Euro-Dollar Reserve Percentage" has the meaning set forth in
Section 2.06(c).

                 "Euro-USD" refers to a Foreign Currency for purposes of this Agreement, and means Dollars made available to the Borrowers in Europe.

                 "Event of Default" has the meaning set forth in Section 7.01.

                 "FC&AS" means ABN AMRO Foreign Credit & Agency Services, Amsterdam, The Netherlands, which will perform certain functions delegated to it by the Foreign Currency Agent hereunder.

                 "FFR" means French francs.

                 "FIM" means Finnish marks.

                 "Factored Receivables Obligations" means any recourse or non-recourse obligation, guarantee or other contractual undertaking of the Parent or any Subsidiary arising in connection with the sale, factoring or other disposition of leases, receivables or other accounts, if such sale, factoring or disposition, whether with or without recourse, is for a fair price (on the basis of the face amount of the respective item, on the basis of the present value or its income stream or on the basis of another arms' length determination) together with the interests of the seller of such lease, receivable or other account in the equipment or other property related to such lease, receivable or other account, and not at a distress sale or other "deep" discount.

                 "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Domestic Agent on such day on such transactions, as determined by the Domestic Agent.

                 "Fiscal Quarter" means any fiscal quarter of Parent.

                 "Fiscal Year" means any fiscal year of Parent.

                 "Fixed Rate Borrowing" means a Euro-Dollar Borrowing, a Money Market Borrowing, a Syndicated Foreign Currency Borrowing or an ITL Fixed Rate Borrowing.

                 "Fixed Rate Loans" means Euro-Dollar Loans, Money Market Loans, Syndicated Foreign Currency Loans, ITL Fixed Rate Loans, or any or all of them, as the context shall require.

                 "Foreign Currencies" means, individually and collectively, as the context shall require: ATS, BFR, DEM, DKR, ESP, Euro-USD, FFR, FIM, GBP, ITL, NLG, NOK, PTE, SEK and SFR.

                 "Foreign Currency Agent" means ABN AMRO Bank N.V., a banking corporation organized under the laws of The Netherlands, in its capacity as agent for the Foreign Currency Banks hereunder with respect to Syndicated Foreign Currency Loans, which term shall also include FC&AS to functions delegated to it by the Foreign Currency Agent hereunder, and its successors and permitted assigns in such capacity.

                 "Foreign Currency Bank" means (i) when used with respect to Syndicated Foreign Currency Loans and matters related thereto, each bank listed on the signature pages hereto as having a Syndicated Foreign Currency Loan Commitment, and its successors and assigns with respect to its Syndicated Foreign Currency Loans and its Syndicated Foreign Currency Loan Commitment, and
(ii) when used with respect to ITL Loans and matters related thereto, ABN AMRO, and its successors and assigns with respect to its ITL Loans and its ITL Loan Commitment.

                 "Foreign Currency Borrowing" has the meaning set forth in the definition of "Borrowing."

                 "Foreign Currency Business Day" shall mean any day which is a banking day in New York, New York on which, (i) as to any Syndicated Foreign Currency Loan and matters relating thereto, the Agency Office is open, and (ii) as to any ITL Loan and matters relating thereto, the Milan Office is open, excluding one on which trading is not carried on by and between banks in deposits of the applicable Foreign Currency in the applicable interbank market for such Foreign Currency.

                 "Foreign Currency LIBOR/Reference Rate" has the meaning specified in Section 3.05(c).

                 "Foreign Currency Loan" means a Syndicated Foreign Currency Loan or any ITL Loan, or both, as the context shall require.

                 "Foreign Currency Reference Banks" means ABN AMRO, The First National Bank of Boston, and Union Bank of Switzerland, and each other bank as may be appointed pursuant to Section 10.08(f); provided, that any such bank quotes Foreign Currency rates from an office located in Europe.

                 "GAAP" means generally accepted accounting principles in the United States of America applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

                 "GBP" means British pounds sterling.

                 "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation

(whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                 "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. Section 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof
(d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation or (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

                 "ITL" means Italian liras.

                 "ITL Base Rate" means for any ITL Base Rate Loan for any day, the borrowing rate per annum applicable to ITL as announced from time to time at the Milan Office. For purposes of determining the ITL Base Rate for any day, changes in the ITL Base Rate shall be effective on the date of each such change.

                 "ITL Base Rate Loan" means a Foreign Currency Loan to be made by ABN AMRO in ITL as an ITL Base Rate Loan pursuant to the applicable Notice of ITL Borrowing, Section 3.02(f), or Article IX, as applicable.

                 "ITL Borrowing" has the meaning specified in the definition of Borrowing.

                 "ITL Loan" means a Loan made in ITL, which shall be either an ITL Base Rate Loan or an ITL Fixed Rate Loan.

                 "ITL Loan Commitment" refers to the commitment of ABN AMRO to make ITL Loans hereunder, and means the Dollar Equivalent in ITL of $5,000,000, as such amount may be reduced from time to time pursuant to Sections 3.07 and 3.08.

                 "ITL Loan Facility Fee" has the meaning specified in Section 3.06(a).

                 "ITL Loan Notes" means the promissory notes of SDI and Sensormatic E.C., S.R.L., substantially in the form of Exhibit B-2, evidencing the obligation of such Borrowers to repay the ITL Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

                 "Incorporated Covenants" has the meaning specified in Section 6.04.

                 "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, Syndicated Foreign Currency Borrowing and ITL Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second, third, sixth or, subject to availability, twelfth month thereafter, or, with respect to BFR, BPS, DEM and FF only, the fourteenth day thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

                 (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be, shall be extended to the next succeeding Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be, unless such Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be, falls in another calendar month, in which case such Interest Period shall, subject to paragraph
         (c) below end on the next preceding Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be;

                 (b) any Interest Period which begins on the last Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be, of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to paragraph (c) below, end on the last Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be, of the appropriate subsequent calendar month; and

                 (c) no Interest Period may be selected which would end after the Termination Date.

(2) with respect to each Base Rate Borrowing or ITL Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

                 (a) any Interest Period (other than an Interest Period determined pursuant to paragraph (b) below) which would otherwise end on a day which is not a Domestic Business Day or Foreign Currency Business Day, as the case may be, shall be extended to the next succeeding Domestic Business Day or Foreign Currency Business Day, as the case may be; and

                 (b) any Interest Period which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date.

                 "Lending Office" means, (i) as to ABN AMRO with respect to ITL Loans only, the Milan Office, (ii) and as to each Bank, its office located at its address set forth on the signature pages hereof and (or identified on the signature pages hereof as its Lending Office or such other office as such Bank may hereafter designate as its Lending Office by notice to the Borrowers and the Agents. Each Bank which is both a Domestic Bank and a Foreign Currency Bank may designate a Lending Office for Dollar Loans and a different Lending Office for Syndicated Foreign Currency Loans, and the term "Lending Office" shall in such case mean either such Lending Office, as the context shall require.

                 "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, any Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset. Notwithstanding the foregoing, in no event shall any of the following be deemed to be a "Lien" on any assets or other properties of any Person: (1) filings of financing statements in respect of operating leases of such Person, sales of (and not merely security interests in) leases, receivables and other accounts and of the equipment or other property related to such accounts, and other similar filings of a precautionary nature, (2) the interest of a lessee in the property subject to a lease under which such Person is the lessor, or (3) the interest of the purchaser or factor of leases, receivables or other accounts of such Person in the leases, receivables or accounts sold, factored or otherwise disposed of, or in the related equipment or other property that is the subject of such lease, receivable or account, even if described as a Lien in the instrument pursuant to which such sale, factoring or other disposition is effected.

                 "Loan" means a Euro-Dollar Loan, Syndicated Dollar Loan, Money Market Loan, a Syndicated Foreign Currency Loan or an ITL Loan, and "Loans" means Euro-Dollar Loans, Syndicated Dollar Loans, Money Market Loans, Syndicated Foreign Currency Loans, or ITL Loans, or any or all of them, as the context shall require.

                 "Loan Documents" means this Agreement, the Notes, the Parent Guaranty, any other document evidencing, relating to or securing the Loans, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes, the Parent Guaranty or the Loans, as such documents and instruments may be amended or supplemented from time to time.

                 "London Interbank Offered Rate" has the meaning set forth in
Section 2.06(c).

                 "Margin Stock" means "margin stock" as defined in Regulations G, T, U or X.

                 "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, or properties which are central to the business at such time, of the Parent and its Consolidated Subsidiaries taken as a whole, (b) the ability of the Borrowers or the Parent to perform their respective obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document.

                 "Material Subsidiary" means, as of each date of determination, any Consolidated Subsidiary (i) whose consolidated total assets exceed 5% of Consolidated Total Assets or (ii) whose consolidated total revenues exceed 10% of the consolidated revenues of the Parent and its Subsidiaries determined in accordance with GAAP as of the last day of the Fiscal Quarter of the Parent most recently ended as of such date of determination and for which financial statements have been delivered to the Banks pursuant to Section 6.02(a) or (b) hereof, and in any event shall include Sensormatic GmbH.

                 "Milan Office" refers to the office of ABN AMRO from which various ITL Loans will be administered pursuant to this Agreement, and means the branch office of ABN AMRO located in Milan, Italy, or such other location in Italy as may be specified by ABN AMRO in a notice to the other parties hereto pursuant to Section 10.01:

                 "Money Market Loan Notes" means the promissory notes of the Borrower, substantially in the form of Exhibit A-2, evidencing the obligation of the Borrower to repay Money Market Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

                 "Money Market Loans" means Loans made pursuant to the terms and conditions set forth in Section 2.03.

                 "Money Market Quote" has the meaning specified in Section 2.03.

                 "Money Market Quote Request" has the meaning specified in
Section 2.03.

                 "Money Market Rate" has the meaning specified in Section 2.03.

                 "NLG" means Dutch guilders.

                 "NOK" means Norwegian kroners.

                 "Notes" means, individually and collectively, the Syndicated Dollar Loan Notes, the Money Market Loan Notes, the Syndicated Foreign Currency Loan Notes, or the ITL Loan Notes, as the context shall require.

                 "Note Agreement" means the Note Agreement dated as of January 15, 1993 pertaining to Parent's $135,000,000 Principal Amount 8.21% Senior Notes Due January 30, 2003, as amended by the First Amendment dated as of May 31, 1993, and as it may be amended or supplemented from time to time (except as otherwise expressly provided in Section 6.04).

                 "Notice of Borrowing" means, individually or collectively, as the context shall require, a Notice of Syndicated Dollar Borrowing, a Notice of Syndicated Foreign Currency Borrowing or a Notice of ITL Borrowing.

                 "Notice of ITL Borrowing" has the meaning specified in Section 3.02(a)(2).

                 "Notice of Syndicated Dollar Borrowing" has the meaning specified in Section 2.02(a).

                 "Notice of Syndicated Foreign Currency Borrowing" has the meaning specified in Section 3.02(a)(1).

                 "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                 "PTE" means Portuguese escudos.

                 "Parent" means Sensormatic Electronics Corporation, a Delaware corporation, and its successors and permitted assigns.

                 "Parent Guaranty" means the Guaranty Agreement dated as of even date herewith substantially in the form of Exhibit L, executed by Parent in favor of the Agents, for the benefit of the Banks, unconditionally Guaranteeing the payment of all obligations of the other Borrowers hereunder, under the Notes and under the other Loan Documents executed by them.

                 "Participant" has the meaning set forth in Section 10.08(b).

                 "Person" means an individual, a corporation, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

                 "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions but shall not include any plan which is maintained under the laws of Puerto Rico, is covered by Section 4(b)(4) of ERISA, or is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management, key executives or highly compensated employees.

                 "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

                 "Properties" means all real property owned, leased or otherwise used or occupied by Parent or any Subsidiary, wherever located.

                 "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which by its terms is, at any time prior to the Termination Date, subject to mandatory redemption by such Person for cash at the demand of the holder of such stock. No security shall be considered "Redeemable Preferred Stock" by reason of such security being convertible into other shares of capital stock (whether common or preferred) or any other property other than cash, even if the terms of redemption or conversion provide for a nominal portion of such security to be redeemable for cash in order to avoid the issuance of fractional shares or irregular lots of shares or for similar purposes, but in such case only an amount equal to the probable aggregate cash expenditure in connection with the cash redemption shall be considered "Redeemable Preferred Stock".

                 "Refunding Loan" means a new Loan made on the day on which an outstanding Loan is maturing, if and to the extent that the proceeds thereof are used entirely for the purpose of paying such maturing Loan, excluding any difference between the amount of such maturing Loan and any greater amount being borrowed on such day and actually either being made available to the relevant Borrower pursuant to
Section 2.02(c) or 3.02(c) or remitted to the relevant Agent as provided in
Section 2.12 or 3.11, in each case as contemplated in Section 2.02(d) or 3.02(d)(v).

                 "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                 "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                 "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                 "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                 "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                 "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, Banks holding at least 66 2/3% of the aggregate outstanding principal amount of the (i) Syndicated Dollar Loans, (ii) Money Market Loans,
(iii) Syndicated Foreign Currency Loans, and (iv) ITL Loans.

                 "Required Domestic Banks" means at any time Domestic Banks having at least 66 2/3% of the aggregate amount of the Dollar Loan Commitments or, if the Dollar Loan Commitments are no longer in effect, Domestic Banks holding at least 66 2/3% of the aggregate outstanding principal amount of the
(i) Syndicated Dollar Loans and (ii) Money Market Loans.

                 "Required Foreign Currency Banks" means at any time Foreign Currency Banks having at least 66 2/3% of the aggregate amount of the Syndicated Foreign Currency Loan Commitments and the ITL Loan Commitment or, if the Syndicated Foreign Currency Loan Commitments and ITL Loan Commitment are no longer in effect, Foreign Currency Banks holding at least 66 2/3% of the aggregate outstanding principal amount of the Syndicated Foreign Currency Loans and ITL Loans.

                 "Reuters Screen" shall mean, when used in connection with any designated page and the London Interbank Offered Rate, the display page so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to the London Interbank Offered Rate).

                 "SDI" means Sensormatic Distribution Inc., a Delaware corporation, and its successors and permitted assigns.

                 "SEK" means Swedish kroners.

                 "SFR" means Swiss francs.

                 "SII" means Sensormatic International, Inc., a Delaware corporation, and its successors and permitted assigns.

                 "Stated Maturity Date" means, with respect to any Money Market Loan, the Stated Maturity Date therefor specified by the Bank in the applicable Money Market Quote.

                 "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by Parent. Each Borrower other than Parent is a direct or indirect Subsidiary of Parent.

                 "Syndicated Dollar Loan Notes" means the promissory notes of each of the Borrowers, substantially in the form of Exhibit A-1, evidencing the obligation of the Borrowers to repay Syndicated Dollar Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

                 "Syndicated Dollar Loans" means Base Rate Loans or Euro-Dollar Loans made pursuant to the terms and conditions set forth in Section 2.01.

                 "Syndicated Foreign Currency Loan" means a Loan to be made as a Syndicated Foreign Currency Loan pursuant to the applicable Notice of Syndicated Foreign Currency Borrowing.

                 "Syndicated Foreign Currency Loan Commitment" refers to the commitment of each Foreign Currency Bank to make Syndicated Foreign Currency Loans hereunder, and means, with respect to each Foreign Currency Bank, the amount set forth as the Syndicated Foreign Currency Loan Commitment opposite the name of such Foreign Currency Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Sections 3.07 and 3.08.

                 "Syndicated Foreign Currency Loan Facility Fee" has the meaning specified in Section 3.06(a).

                 "Syndicated Foreign Currency Loan Notes" means promissory notes of each of the Borrowers, substantially in the form of Exhibit B-1, evidencing the obligation of the Borrowers to repay the Syndicated Foreign Currency Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

                 "Telerate" shall mean, when used in connection with any designated page and the Foreign Currency LIBOR/Reference Rate, the display page designated for LIBOR on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to the Foreign Currency LIBOR/Reference Rate.

                 "Termination Date" refers to the date on which the Dollar Loan Commitment or the Syndicated Foreign Currency Loan and ITL Loan Commitment, or both, terminates pursuant to the provisions of this Agreement, and means August 25, 1995, unless (i) extended subject and pursuant to the provisions of Section 2.05(c), as to Dollar Loans, or Section 3.04(b), as to Syndicated Foreign Currency Loans and ITL Loans, or (ii) terminated following a Change in Control pursuant to the provisions of clause (ii) of Section 2.09, as to Dollar Loans, or clause (ii) of Section 3.08, as to Syndicated Foreign Currency Loans or ITL Loans, or (iii) terminated pursuant to Section 7.01 following an Event of Default.

                 "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of Parent's or any Consolidated Subsidiary's business and on a temporary basis.

                 "Transferee" has the meaning set forth in Section 10.08(d).

                 "Unused Dollar Loan Commitment" means at any date, with respect to any Domestic Bank, an amount equal to its Dollar Loan Commitment less the aggregate outstanding principal amount of its Syndicated Dollar Loans.

                 "Unused Syndicated Foreign Currency Loan Commitment" means at any date, with respect to any Foreign Currency Bank, an amount equal to its Syndicated Foreign Currency Loan Commitment less the aggregate outstanding principal amount of its Syndicated Foreign Currency Loans.

                 "Wachovia" means Wachovia Bank of Georgia, N.A., a national banking association, and its successors.

                 "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares and, in the case of certain Subsidiaries which are not U.S. Persons, nominal shares held by non-U.S. Persons in accordance with applicable laws) are at the time directly or indirectly owned by Parent. Each Borrower other than Parent is a Wholly Owned Subsidiary.

                 SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by Parent's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of Parent and its Consolidated Subsidiaries delivered to the Banks unless with respect to any such change concurred in by Parent's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan
Documents: (i) Parent shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 6.01 hereof, shall mean the financial statements referred to in Section 5.04).

                 SECTION 1.03. References. Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", "Sections" and other Subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

                 SECTION 1.04. Use of Defined Terms. All terms defined in this Agreement shall have the same defined meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall require otherwise.

                 SECTION 1.05. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.


                                   ARTICLE II

                              THE DOMESTIC CREDITS

                 SECTION 2.01. Commitments to Lend. Each Domestic Bank severally agrees, on the terms and conditions set forth herein, to make Syndicated Dollar Loans to the Borrowers (which may be, at the option of the Borrowers and subject to the terms and conditions hereof, Base Rate Loans or Euro-Dollar Loans) from time to time before the Termination Date; provided that, immediately after each such Syndicated Dollar Loan is made, (i) the aggregate principal amount outstanding of Syndicated Dollar Loans by such Domestic Bank shall not exceed the amount of its Dollar Loan Commitment, and
(ii) the aggregate principal amount outstanding of the sum of the Dollar Equivalent on such date of all ITL Loans by ABN AMRO and all Syndicated Dollar Loans, Money Market Loans and the aggregate of the Dollar Equivalent on such date of all Syndicated Foreign Currency Loans by all Banks shall not exceed the aggregate of all of the Commitments. The Domestic Agent shall be responsible only for determining compliance with clause (i) of the foregoing proviso. Any Borrower shall be permitted, subject to the terms and conditions hereof, to obtain Dollar Loans up to the full aggregate amount of the Adjusted Aggregate Unused Dollar Loan Commitments, provided, however, that all Syndicated Dollar Loans and Money Market Loans outstanding to all Borrowers shall constitute a usage of the Dollar Loan Commitments of all Domestic Banks for purposes of determining such Aggregate Adjusted Unused Dollar Loan Commitments. Each (A) Base Rate Borrowing under this Section 2.01 shall be in an aggregate principal amount of $1,000,000 or any larger multiple of $1,000,000 and (B) Euro- Dollar Borrowing shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that any such Syndicated Dollar Borrowings may be in the aggregate amount of the Unused Dollar Loan Commitments) and shall be made from the several Domestic Banks ratably in proportion to their respective Commitments. Any Domestic Bank's Money Market Loans shall not reduce such Domestic Bank's Dollar Loan Commitment, or be included in calculating its Unused Dollar Loan Commitment, for purposes of future Borrowings under this
Section 2.01.  Within the foregoing limits, the Borrowers may borrow under this
Section 2.01, repay or, to the extent permitted by Section 2.10, prepay Syndicated Dollar Loans and reborrow under this Section 2.01 at any time before the Termination Date.

                 SECTION 2.02. Method of Borrowing Syndicated Dollar Loans.
(a) A Borrower shall give the Domestic Agent notice (a "Notice of Syndicated Dollar Borrowing"), which shall be substantially in the form of Exhibit F, on the same day for a Base Rate Borrowing, and at least 2 Euro-Dollar Business Days' prior to each Euro-Dollar Borrowing (all notices being effective on the day delivered so long as the Domestic Agent shall have received same prior to
(x) 12.00 P.M., Atlanta, Georgia time, for a Base Rate Borrowing, and (y) 11:00 A.M., Atlanta, Georgia time, for a Euro-Dollar Borrowing) specifying:

                          (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                          (ii)       the aggregate amount of such Borrowing,

                          (iii) whether the Syndicated Dollar Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, and

                          (iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

                 (b) Upon receipt of a Notice of Syndicated Dollar Borrowing, the Domestic Agent shall promptly notify each Domestic Bank of the contents thereof and of such Domestic Bank's ratable share of such Borrowing and such Notice of Syndicated Dollar Borrowing shall not thereafter be revocable by such Borrower.

                 (c) Not later than (x) 1:00 P.M. (Atlanta, Georgia, time), for a Base Rate Borrowing, and (y) 10:00 A.M. (Atlanta, Georgia time) for a Euro-Dollar Borrowing, in each case on the date of each Syndicated Dollar Borrowing, each Domestic Bank shall (except as provided in paragraph (d) of this Section) make available its ratable share of such Syndicated Dollar Borrowing, in Federal or other funds immediately available in Atlanta, Georgia, to the Domestic Agent at its address referred to in Section 10.01. Unless the Domestic Agent determines that any applicable condition specified in Article IV has not been satisfied, the Domestic Agent will make the funds so received from the Domestic Banks available to the Borrowers at the Domestic Agent's aforesaid address not later than 2:00 P.M. (Atlanta, Georgia time) on the date of any relevant Syndicated Dollar Borrowing. Unless the Domestic Agent receives notice from a Domestic Bank, at the Domestic Agent's address referred to in or specified pursuant to Section 10.01, (i) in the case of a Base Rate Borrowing, no later than 2:00 P.M. (Atlanta, Georgia time) on the same day as such Base Rate Borrowing and (ii) in the case of any other type of Syndicated Dollar Borrowing, no later than _3:00 P.M. (Atlanta, Georgia time) on the Domestic Business Day before the date of a Syndicated Dollar Borrowing stating that such Domestic Bank will not make a Loan in connection with such Syndicated Dollar Borrowing, the Domestic Agent shall be entitled to assume that such Domestic Bank will make a Loan in connection with such Syndicated Dollar Borrowing and, in reliance on such assumption, the Domestic Agent may (but shall not be obligated to) make available such Domestic Bank's ratable share of such Syndicated Dollar Borrowing to the Borrower for the account of such Domestic Bank. If the Domestic Agent makes any such Domestic Bank's ratable share of a Borrowing available to the Borrower, the Domestic Agent shall promptly notify (which notice may be telephonic) the Borrower of the identity of the Domestic Bank for whom such funds were advanced and the amount of such advance. The Domestic Agent shall promptly notify (which notice may be telephonic) the Borrower of the details of any notice received from any Domestic Bank stating that any such Domestic Bank does not intend to make its ratable share of funds available in connection with any relevant Borrowing. If the Domestic Agent makes such Domestic Bank's ratable share available to the Borrower and such Domestic Bank does not in fact make its ratable share of such Syndicated Dollar Borrowing available on such date, the Domestic Agent shall be entitled to recover such Domestic Bank's ratable share from such Domestic Bank or, promptly upon request therefor, the Borrower, together with interest thereon for each day during the period from the date of such Syndicated Dollar Borrowing until such sum shall be paid in full at a rate per annum equal to the rate at which the Domestic Agent determines that it obtained (or could have obtained) overnight Federal funds to cover such amount for each such day during such period, provided that any such payment by the Borrower of such Domestic Bank's ratable share and interest thereon shall be without prejudice to any rights that the Borrower may have against such Domestic Bank. If the Domestic Agent does not exercise its option to advance funds for the account of such Domestic Bank, it shall forthwith notify the Borrower of such decision.

                 (d) If any Domestic Bank makes a new Syndicated Dollar Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Syndicated Dollar Loan from such Domestic Bank, such Domestic Bank shall apply the proceeds of its new Syndicated Dollar Loan to make such repayment as a Refunding Loan and only an amount equal to the difference (if any) between the amount being borrowed and the amount of such Refunding Loan shall be made available by such Domestic Bank to the Domestic Agent as provided in paragraph (c) of this Section, or remitted by the Borrower to the Domestic Agent as provided in Section 2.12, as the case may be.

                 (e) Notwithstanding anything to the contrary contained in this Agreement, including, without limitation Section 2.01 and Section 2.03, no Fixed Rate Borrowing may be made if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived.

                 (f) In the event that a Notice of Syndicated Dollar Borrowing fails to specify whether the Syndicated Dollar Loans comprising such Syndicated Dollar Borrowing are to be Base Rate Loans or Euro-Dollar Loans, such Syndicated Dollar Loans shall be made as Base Rate Loans. If the Borrower is otherwise entitled under this Agreement to repay any Syndicated Dollar Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Syndicated Dollar Borrowing, and the Borrower fails to repay such Syndicated Dollar Loans using its own moneys and fails to give a Notice of Syndicated Dollar Borrowing in connection with such new Syndicated Dollar Borrowing, a new Syndicated Dollar Borrowing shall be deemed to be made on the date such Syndicated Dollar Loans mature in an amount equal to the principal amount of the Syndicated Dollar Loans so maturing, and the Syndicated Dollar Loans comprising such new Syndicated Dollar Borrowing shall be Base Rate Loans.

                 (g) Notwithstanding anything to the contrary contained herein, including, without limitation Section 2.01 and Section 2.03, there shall not be more than 8 Euro-Dollar Loans and/or Money Market Loans outstanding at any given time.

                 SECTION 2.03. Money Market Loans. (a) In addition to making Syndicated Dollar Borrowings, the Borrower may, as set forth in this Section 2.03, request the Domestic Banks to make offers to make Money Market Dollar Borrowings available to the Borrowers. The Domestic Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.03, provided that:

                 (i) there may be no more than 8 Euro-Dollar Loans and/or Money Market Loans outstanding at any given time;

                 (ii) the aggregate principal amount of all Money Market Loans, together with the aggregate principal amount of all Syndicated Dollar Loans, at any one time outstanding shall not exceed the aggregate amount of the Dollar Commitments of all of the Domestic Banks at such time; and

                 (iii) the aggregate principal amount of all Money Market Loans, together with the aggregate principal amount of all Syndicated Dollar Loans and the aggregate of the Dollar Equivalent on such date of all of all Syndicated Foreign Currency Loans and ITL Loans, at any one time outstanding shall not exceed the aggregate amount of the Commitments of all of the Banks at such time, except as expressly permitted by clause (i) of Section 3.01(a).

                 (b) When a Borrower wishes to request offers to make Money Market Loans, it shall give the Domestic Agent (which shall promptly notify the Domestic Banks) notice substantially in the form of Exhibit J hereto (a "Money Market Quote Request") so as to be received no later than 11:00 A.M. (Atlanta, Georgia time) at least 1 Domestic Business Day prior to the date of the Money Market Dollar Borrowing proposed therein (or such other time and date as such Borrower and the Domestic Agent, with the consent of the Required Domestic Banks, may agree), specifying:

                 (i) the proposed date of such Money Market Dollar Borrowing, which shall be a Domestic Business Day (the "Borrowing Date");

                 (ii) the maturity date (or dates) (each a "Stated Maturity Date") for repayment of each Money Market Loan to be made as part of such Money Market Dollar Borrowing (which Stated Maturity Date shall be that date occurring either 7 days, 14 days, 30 days, or any other number of days greater than 30 days but less than 180 days from the date of such Money Market Dollar Borrowing); provided, that the Stated Maturity Date for any Money Market Loan may not extend beyond the Termination Date (as in effect on the date of such Money Market Quote Request); and

                 (iii) the aggregate amount of principal to be received by the Borrower as a result of such Money Market Dollar Borrowing, which shall be at least $5,000,000 (and in larger integral multiples of $1,000,000) but shall not cause the limits specified in Section 2.03(a) to be violated.

A Borrower may request offers to make Money Market Loans having up to 3 different Stated Maturity Dates in a single Money Market Quote Request; provided, that the request for each separate Stated Maturity Date shall be deemed to be a separate Money Market Quote Request for a separate Money Market Dollar Borrowing. Except as otherwise provided in the preceding sentence, after the first Money Market Quote Request has been given hereunder, no Money Market Quote Request shall be given until at least 5 Domestic Business Days after all prior Money Market Quote Requests have been fully processed by the Domestic Agent, the Domestic Banks and the Borrower pursuant to this Section 2.03.

                 (c) (i) Each Bank may, but shall have no obligation to, submit a response containing an offer to make a Money Market Loan substantially in the form of Exhibit K hereto (a "Money Market Quote") in response to any Money Market Quote Request; provided, that, if the Borrower's request under
Section 2.03(b) specified more than 1 Stated Maturity Date, such Bank may, but shall have no obligation to, make a single submission containing a separate offer for each such Stated Maturity Date and each such separate offer shall be deemed to be a separate Money Market Quote. Each Money Market Quote must be submitted to the Domestic Agent not later than 10:00 A.M. (Atlanta, Georgia time) on the Borrowing Date; provided that any Money Market Quote submitted by Wachovia may be submitted, and may only be submitted, if Wachovia notifies the Borrower of the terms of the offer contained therein not later than 9:45 A.M. (Atlanta, Georgia time) on the Borrowing Date (or 15 minutes prior to the time that the other Domestic Banks must have submitted their respective Money Market Quotes). Subject to Section 6.01, any Money Market Quote so made shall be irrevocable except with the written consent of the Domestic Agent given on the instructions of the Borrower.

                      (ii)  Each Money Market Quote shall specify:

                      (A) the proposed Borrowing Date and the Stated Maturity Date therefor;

                      (B)   the principal amounts of the Money Market
                 Loan which the quoting Bank is willing to make for the applicable Money Market Quote, which principal amounts (x) may be greater than or less than the Commitment of the quoting Bank, (y) shall be at least $1,000,000 or a larger integral multiple of $500,000, and (z) may not exceed the principal amount of the Money Market Borrowing for which offers were requested;

                          (C) the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) offered for each such Money Market Loan, (such amounts being hereinafter referred to as the "Money Market Rate"); and

                          (D)        the identity of the quoting Bank.

         Unless otherwise agreed by the Domestic Agent and the Borrower, no Money Market Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Money Market Quote Request (other than setting forth the maximum principal amounts of the Money Market Loan which the quoting Bank is willing to make for the applicable Interest Period) and, in particular, no Money Market Quote may be conditioned upon acceptance by the Borrower of all (or some specified minimum) of the principal amount of the Money Market Loan for which such Money Market Loan is being made.

                 (d) The Domestic Agent shall as promptly as practicable after the Money Market Quote is submitted (but in any event not later than 11:00 A.M. (Atlanta, Georgia time)) on the Borrowing Date, notify the Borrower of the terms (i) of any Money Market Quote submitted by a Bank that is in accordance with Section 2.03(c) and (ii) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request.
Any such subsequent Money Market Quote shall be disregarded by the Domestic Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Domestic Agent's notice to the Borrower shall specify (A) the principal amounts of the Money Market Dollar Borrowing for which offers have been received and (B) the respective principal amounts and Money Market Rates so offered by each Bank (identifying the Bank that made each Money Market Quote).

                 (e) Not later than 12:00 P.M. (noon) (Atlanta, Georgia time) on the Borrowing Date, the Borrower shall notify the Domestic Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to
Section 2.03(d) and the Domestic Agent shall promptly notify each affected Bank. In the case of acceptance, such notice shall specify the aggregate principal amount of offers (for each Stated Maturity Date) that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

                 (i) the aggregate principal amount of each Money Market Dollar Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

                 (ii) the aggregate principal amount of each Money Market Loan comprising a Money Market Dollar Borrowing shall be at least $1,000,000 (and in larger multiples of $500,000) but shall not cause the limits specified in Section 2.03(a) to be violated;

                 (iii) acceptance of offers may only be made in ascending order of Money Market Rates; and

                 (iv) the Borrower may not accept any offer where the Domestic Agent has advised the Borrower that such offer fails to comply with Section 2.03(c)(ii) or otherwise fails to comply with the requirements of this Agreement (including without limitation, Section 2.03(a)).

If offers are made by 2 or more Domestic Banks with the same Money Market Rates for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Stated Maturity Date, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Borrower among such Domestic Banks as nearly as possible in proportion to the aggregate principal amount of such offers. Determinations by the Borrower of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

                 (f) Any Domestic Bank whose offer to make any Money Market Loan has been accepted shall, not later than 1:00 P.M. (Atlanta, Georgia time) on the Borrowing Date, make the appropriate amount of such Money Market Loan available to the Domestic Agent at its address referred to in
Section 10.01 in immediately available funds. The amount so received by the Domestic Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower on such date by depositing the same, in immediately available funds, not later than 2:00 P.M. (Atlanta, Georgia time), in an account of such Borrower maintained with Wachovia.

                 SECTION 2.04. Notes. (a) The Syndicated Dollar Loans of each Domestic Bank shall be evidenced by a single Syndicated Dollar Loan Note executed by each Borrower payable to the order of such Domestic Bank for the account of its Lending Office in an amount equal to the original principal amount of such Domestic Bank's Dollar Loan Commitment.

                 (b) The Money Market Loans made by any Domestic Bank to the Borrower shall be evidenced by a single Money Market Loan Note executed by each Borrower payable to the order of such Domestic Bank for the account of its Lending Office in an amount equal to the original principal amount of the aggregate Dollar Loan Commitments.

                 (c) Upon receipt of each Domestic Bank's Notes pursuant to Section 3.01, the Domestic Agent shall deliver such

Notes to such Domestic Bank. Each Domestic Bank shall record, and prior to any transfer of its Syndicated Dollar Loan Notes and Money Market Loan Notes shall endorse on the schedules forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Syndicate Loan and Money Market Loan made by it, the date and amount of each payment of principal made by the Borrower with respect thereto, and such schedules of each such Domestic Bank's Notes shall constitute rebuttable presumptive evidence of the respective principal amounts owing and unpaid on such Domestic Bank's Notes; provided, that the failure of any Domestic Bank to make any such recordation or endorsement shall not affect the obligation of the Borrowers hereunder or under the Syndicated Loan Notes or Money Market Loan Notes or the ability of any Domestic Bank to assign its Notes. Each Domestic Bank is hereby irrevocably authorized by the Borrowers so to endorse its Syndicated Loan Notes and Money Market Loan Notes and to attach to and make a part of any such Note a continuation of any such schedule as and when required. In order to verify the Dollar Loans outstanding from time to time, at the request of the Borrowers, the Domestic Agent shall furnish the Borrowers with its records of transactions under this Agreement, in reasonable detail.

                 SECTION 2.05. Maturity of Dollar Loans. (a) Each Syndicated Dollar Loan included in any Syndicated Dollar Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

                 (b) Each Money Market Loan included in any Money Market Borrowing shall mature, and the principal amount thereof shall be due and payable upon the Stated Maturity Date therefor.

                 (c) Notwithstanding the foregoing, the outstanding principal amount of the Dollar Loans, together with all accrued but unpaid interest thereon, if any, shall be due and payable on August 25, 1995, unless the Termination Date is otherwise extended by the Domestic Agent and the Domestic Banks, in their sole and absolute discretion. Upon the written request of the Borrower, which request shall be delivered to the Domestic Agent, with a copy to the Foreign Currency Agent and each of the Domestic Banks, at least 60 days prior to the Termination Date, the Domestic Agent and the Domestic Banks shall have the option (without any obligation whatsoever so to do) of extending the Termination Date for an additional 364-day period, provided, that, in no event shall the Termination Date be extended beyond August 25, 1999. In connection with each such extension request, (i) each Bank shall undertake a bona fide credit analysis of the Borrowers utilizing current information on financial condition and trends; provided, that, no such credit analysis shall be required of a Bank that elects not to extend the Termination Date and (ii) the terms of any extension of the Termination Date shall be independently negotiated among the Borrowers, the Domestic

Banks and the Domestic Agent at the time of the extension; provided, that, the terms of the extension may be the same as those in effect prior to any extension should the Borrowers, the Domestic Banks and the Domestic Agent so agree; provided, further, that, should the terms of the extension be other than those in effect prior to the extension, then the Loan Documents will be amended to the extent necessary to incorporate any such different terms. In the event that the Domestic Agent or a Bank chooses to extend the Termination Date for such an additional 364-day period, notice shall be given by the Domestic Agent or Bank to the Borrowers and the Agents at least 30 days prior to the relevant Termination Date, but such notice may not be given more than 45 days prior to such relevant Termination Date; provided, that, the Termination Date shall not be extended with respect to the Domestic Agent or any of the Domestic Banks (regardless of whether any relevant Domestic Bank has delivered a favorable extension notice) unless the Domestic Agent and the Required Domestic Banks have delivered favorable extension notices and are willing to extend the Termination Date and either the (x) remaining Domestic Banks shall purchase ratable assignments (without any obligation so to do) from each Bank that is unwilling to extend the Termination Date, in accordance with their respective percentage of the remaining Commitments; provided, that, such remaining Domestic Banks shall be provided such opportunity (which opportunity shall allow such Domestic Banks at least 5 Domestic Business Days in which to make a decision) prior to the Borrowers finding another bank pursuant to the immediately succeeding clause (y); provided, further, that, should any of the remaining Domestic Banks elect not to purchase such an assignment, then, such other remaining Domestic Banks shall be entitled to purchase an assignment from any terminating Bank which includes the ratable interest that was otherwise available to such non-purchasing remaining Domestic Bank or Domestic Banks, as the case may be, (y) the Borrowers may, at their option, find another bank, acceptable to the Agents, willing to accept an assignment from such terminating Bank (in the form of an Assignment and Acceptance) or (z) the Borrowers shall reduce the Dollar Loan Commitments on the then scheduled Termination Date in an amount equal to the sum of the Dollar Loan Commitments of all such terminating Domestic Banks; and provided, further, that should the Domestic Agent not elect to extend the Termination Date but the Required Domestic Banks do so elect, the Required Domestic Banks shall select a replacement Domestic Agent pursuant to
Section 8.09. In the event that the Borrowers elect to terminate a portion of the Dollar Loan Commitments as provided in clause (z) of this paragraph, at any time after the date of such termination and prior to the Termination Date (as extended) if the Borrowers find a replacement bank or financial institution acceptable to the Domestic Agent to become a party to this Agreement with a Dollar Loan Commitment equal to all or a portion of the Dollar Loan Commitment of the Domestic Bank whose Dollar Loan Commitment was so terminated, then upon such new bank or financial institution's execution and delivery of a copy of this Agreement, and funding to the Domestic Agent (for pro rata distribution to the other Domestic Banks) of its ratable share of any outstanding Syndicated Dollar Loans, such bank or financial institution shall become a "Domestic Bank" hereunder, and the aggregate amount of the Dollar Loan Commitments shall increase by the amount of the Dollar Loan Commitment of such new Domestic Bank. The Domestic Agent agrees to cooperate with the Borrowers to find a replacement bank or financial institution in any of the circumstances for such replacement contemplated by this Section 2.05(c).

                 SECTION 2.06. Interest Rates.  (a) "Applicable Margin" means
(i) for any Base Rate Loan, 0.00% and (ii) for any Euro-Dollar Loan, 0.30%.

                 (b) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Base Rate Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                 (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 3 months, at intervals of 3 months after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                 The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

                 The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan,the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rates appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, provided that (i) if more than one such offered rate appears on the Reuters Screen LIBO Page, the "London Interbank Offered Rate" will be the arithmetic average of such offered rates; (ii) if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than 2 major banks in New York City, selected by the Domestic Agent, at approximately 10:00 A.M., New York City time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered to leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Loan.

         "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

                 (d) After the occurrence and during the continuance of an Event of Default, the principal amount of the Syndicated Dollar Loans and Money Market Loans (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Required Domestic Banks, bear interest at the Default Rate.

                 SECTION 2.07. Fees. (a) The Borrowers shall pay to the Domestic Agent for the ratable account of each Bank a facility fee (the "Dollar Loan Facility Fee") on the maximum amount of the aggregate Dollar Loan Commitments in effect for any relevant period, irrespective of usage, in an amount equal to 0.15% per annum. The Dollar Loan Facility Fee shall accrue at all times from and including the Closing Date to but excluding the Termination Date and shall be payable, in arrears, on each November 1, February 1, May 1, August 1 and on the Termination Date, commencing November 1, 1994 (on which date the fees for the period from the Closing Date through October 31, 1994 shall be prorated).

                 (b) The Borrowers shall pay to the Domestic Agent, for the account and sole benefit of the Domestic Agent, such fees and other amounts at such times as set forth in the Agents' Letter Agreement.

                 SECTION 2.08. Optional Termination or Reduction of Dollar Loan Commitments. The Borrowers may, upon at least 3 Domestic Business Days' notice to the Domestic Agent (which notice the Domestic Agent shall promptly forward to the Foreign Currency Agent and the Domestic Banks), terminate at any time, or proportionately reduce the Unused Dollar Loan Commitments from time to time by an aggregate amount of at least $5,000,000, or any larger multiple of $1,000,000. If the Dollar Loan Commitments are terminated in their entirety, all outstanding principal and accrued and unpaid interest (as provided in Section 2.11) and accrued fees (as provided in Section 2.07) shall be due and payable on the effective date of such termination.

                 SECTION 2.09. Other Terminations of Dollar Loan Commitments; Change in Control. (a) The Dollar Loan Commitments shall terminate on the Termination Date, in which case any Dollar Loans (together with accrued interest thereon, and all accrued fees, as provided in Section 2.07) then outstanding shall be due and payable on such date.

                 (b) The Parent shall give notice to the Domestic Agent of the occurrence of any Change of Control promptly after the senior management of the Parent obtains knowledge thereof, and shall offer to terminate the Dollar Loan Commitments of all of the Domestic Banks on a date specified in such notice, which shall be not less than 30 nor more than 45 days after the date of such notice. Such notice also shall specify the date by which each Domestic Bank that wishes to accept such offer must deliver notice to the Parent (with a copy to the Domestic Agent) of such acceptance, which date shall be no later than 10 days prior to the date of the proposed termination. If any Domestic Bank shall accept such offer, then on the date so specified, the Dollar Loan Commitment of such Domestic Bank shall terminate on the date so specified in the Parent's notice (which date shall become the Termination Date for those Domestic Banks for all purposes hereunder), and any Dollar Loans (together with accrued interest thereon, and all accrued fees, as provided in Section 2.07) then outstanding shall be due and payable on such date.

                 SECTION 2.10. Optional Prepayments. (a) The Borrowers may, upon at least 1 Domestic Business Day's notice to the Domestic Agent (which notice the Domestic Agent shall promptly forward to the Domestic Banks) and payment to the Domestic Agent, for the ratable benefit of the Domestic Banks, of any amounts required by Section 9.05, prepay any Dollar Borrowing in whole or in part at any time, in minimum amounts of $500,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Dollar Loans of the several Domestic Banks included in such relevant Borrowing.

                 (b) Upon receipt of a notice of prepayment pursuant to this Section 2.10, the Domestic Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrowers.

                 SECTION 2.11. Mandatory Prepayments. On each date on which the Dollar Loan Commitments are reduced pursuant to Sections 2.08 or 2.09, the Borrowers shall repay or prepay such principal amount of the outstanding Dollar Loans (together with interest accrued thereon), as may be necessary so that after such payment the aggregate unpaid principal amount of the Dollar Loans does not exceed the amount of the aggregate Dollar Loan Commitments as then reduced.

                 SECTION 2.12. General Provisions as to Payments. (a) The Borrowers shall make each payment of principal of, and interest on, the Dollar Loans and of the Dollar Loan Facility Fees not later than 1:00 P.M. (Atlanta, Georgia time) on the date when due, without offset, in Federal or other funds immediately available in Atlanta, Georgia, to the Domestic Agent at its address referred to in Section 8.01. The Domestic Agent will promptly distribute to each Domestic Bank (and, following the occurrence and during the continuance of an Event of Default, for application by such Domestic Bank against amounts owing to such Domestic Bank by the Borrowers in such order as such Domestic Bank shall elect; provided, that in no event shall amounts paid by one Borrower (other than Parent) be applied to the payment of any amount owed by any other Borrower) its ratable share of each such payment received by the Domestic Agent for the account of the Domestic Banks; provided, that, should the Domestic Agent actually receive any relevant payment from the Borrowers prior to 1:00 P.M. (Atlanta, Georgia time) on the date when due, the Domestic Agent shall initiate the distribution process (by wire or otherwise) to such Domestic Bank of each such Domestic Bank's ratable portion of any payment received by the Domestic Agent prior to 5:00 P.M. (Atlanta, Georgia time).

                 (b) Whenever any payment of principal of, or interest on, the Base Rate Loans or Money Market Loans or Dollar Loan Facility Fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day.

                 (c) All payments of principal, interest and all other amounts to be made by a Borrower pursuant to this Agreement with respect to any Dollar Loan and the Dollar Loan Facility Fee shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of each Domestic Bank, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Domestic Bank (as the case may be) is organized or any political subdivision thereof and, in the case of each Domestic Bank, taxes imposed on or measured by its income, and franchise taxes imposed on it, by the jurisdiction of such Domestic Bank's applicable Lending Office or any political subdivision thereof and other than any tax arising by reason of a connection between the Domestic Agent or such Domestic Bank or such Domestic Bank's Lending Office and the jurisdiction imposing such tax other than the making and performance by the Domestic Agent or such Domestic Bank of this Agreement (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that a Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to any Dollar Loan or Dollar Loan Facility Fee or other amount, such Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Domestic Bank in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Domestic Bank additional amounts as may be necessary in order that the amount received by such Domestic Bank after the required deduction or withholding shall equal the amount such Domestic Bank would have received had no such deduction or withholding been made.

                 Each Domestic Bank which is not chartered and organized under the laws of the United States of America or a state thereof (each a "Non-U.S. Domestic Bank") agrees, as soon as practicable after request by it of a request by a Borrower to do so, to file all appropriate forms and take other appropriate action to obtain a certificate or other appropriate document from the appropriate governmental authority in the jurisdiction imposing the relevant taxes, establishing that it is entitled to receive payments of principal and interest under this Agreement and the Syndicated Dollar Loan Notes and Money Market Loan Notes without deduction and free from withholding of any Taxes imposed by such jurisdiction; provided, that, if it is unable, by virtue of any applicable law, rule or regulation, to establish such exemption or to file such forms and, in any event, during such period of time as such request for exemption is pending, the Borrowers shall nonetheless remain obligated under the terms of the immediately preceding paragraph. Without limiting the foregoing, each Non-U.S. Domestic Bank agrees to deliver to the Borrowers, promptly upon any request therefor from time to time, such forms, documents and other information as may be required by applicable law from time to time to establish that payment to such Non-U.S. Domestic Bank hereunder or under the Notes or the Parent Guaranty are exempt from Taxes. Without limiting the generality of the foregoing, each Non-U.S. Domestic Bank agrees, on the date of its execution of this Agreement (or, in the case of an assignee, on the date on which such assignee becomes a party to this Agreement), to deliver to the Borrowers two accurate and duly completed and executed Internal Revenue Service Form 4224 or 1001 (as applicable), together with Internal Revenue Service Forms W-8 or W-9, as appropriate, establishing that such Non-U.S.Domestic Bank is entitled to a complete exemption from all Taxes imposed by the federal government of the United States by way of withholding, including without limitation, all backup withholding ("U.S. Withholding Taxes"). Thereafter, from time to time (a) upon any change by a Domestic Bank of its Lending Office,
(b) before or promptly after any event occurs (including, without limitation, the passing of time) requiring a change in or update of the most recent Form 4224 or 1001 previously delivered by such Domestic Bank, or (c) upon the reasonable request of any of the Borrowers from time to time, deliver to each Borrower two accurate and duly completed and executed Forms 4224 or 1001 (as applicable) (together with Forms W-8 or W-9, as aforesaid) in replacement for the forms previously delivered by such Domestic Bank, establishing that such bank is entitled to an exemption in whole or in part from all U.S. Withholding Taxes except to the extent that a change in law has rendered all such forms inapplicable to such Non-U.S. Domestic Bank.

         If any such Domestic Bank shall fail to timely deliver any such forms, documents or other information required to be delivered by it pursuant to the foregoing for 30 days after request therefor, the Borrowers may make deductions or withholdings of taxes and shall not be obligated to pay any additional amounts in respect thereof to such Domestic Bank which would not have been payable had such forms, documents or other information been delivered.

                 If the Internal Revenue Service or any other taxation authority in the United States or in any other jurisdiction in which a Borrower may be incorporated successfully asserts a claim that such Non-U.S. Domestic Bank or any Borrower did not properly withhold tax from amounts paid to or for the account of any Non-U.S. Domestic Bank or its participant (because the appropriate form was not properly executed, or because such Non-U.S. Domestic Bank failed to notify the Borrowers of a change in circumstances which rendered the exemption from (or reduction in) U.S. Withholding Taxes ineffective), such Domestic Bank, shall indemnify the Borrowers fully for all amounts paid, directly or indirectly, by any of the Borrowers as tax or otherwise, including, without limitation, penalties and interest.

                 In the event any Domestic Bank receives a refund from the authority to which such Taxes were paid of any Taxes paid by a Borrower pursuant to this Section 2.12(c), it will pay to such Borrower the amount of such refund promptly upon receipt thereof; provided, however, if at any time thereafter it is required to return such refund, such Borrower shall promptly repay to it the amount of such refund.

                 Nothing in this Section shall require any Domestic Bank to disclose any information about its tax affairs or interfere with, limit or abridge the right of any Domestic Bank to arrange its tax affairs in any manner in which it desires.

                 Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers and the Domestic Banks contained in this Section 2.12(c) shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Participant, Assignee or other Transferee (subject to Section 10.08(e)), and (ii) constitute a continuing agreement and shall survive for a period of three years after the termination of this Agreement and the payment in full or cancellation of the Syndicated Dollar Loan Notes and the Money Market Loan Notes.

                 SECTION 2.13. Computation of Interest and Fees. Interest on the Dollar Loans shall be computed on the basis of a year of (i) 365/366 days as to Base Rate Loans, and (ii) 360 days as to all other Dollar Loans and paid for the actual number of days elapsed, calculated as to each Interest Period or Stated Maturity Date, as applicable, from and including the first day thereof to but excluding the last day thereof. The Dollar Loan Facility Fee and the Syndicated Foreign Currency Loan Facility Fee and any other fees payable hereunder from time to time shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                                  ARTICLE III

                              THE FOREIGN CREDITS

                 SECTION 3.01. Commitments to Lend. (a) Each Foreign Currency Bank severally agrees, on the terms and conditions set forth herein, to make Syndicated Foreign Currency Loans to the Borrowers (which may be, at the option of the Borrowers and subject to the terms and conditions hereof, Fixed Rate Loans in any of the Foreign Currencies other than ITL, subject to the availability thereof) from time to time before the Termination Date; provided that, immediately after each such Syndicated Foreign Currency Loan is made, (i) the aggregate outstanding of its share of the Dollar Equivalent on such date of all Syndicated Foreign Currency Loans by such Foreign Currency Bank shall not exceed the amount of its Syndicated Foreign Currency Loan Commitment, except that, solely in connection with a Refunding Loan, if by virtue of currency rate fluctuations since the maturing Loan was made, the Dollar Equivalent of the amount of the Refunding Loan on the date the Refunding Loan is made would cause the aggregate outstanding of its share of the Dollar Equivalent on such date of all Syndicated Foreign Currency Loans by such Foreign Currency Bank to exceed the amount of its Syndicated Foreign Currency Loan Commitment by an amount which is less than 2.5% of such Syndicated Foreign Currency Loan Commitment, the Foreign Currency Agent may, in its sole and absolute discretion, permit such a condition to exist, and (ii) the aggregate principal amount outstanding of the sum of the

Dollar Equivalent on such date of all ITL Loans by ABN AMRO and all Syndicated Dollar Loans, Money Market Loans and the aggregate of the Dollar Equivalent on such date of all Syndicated Foreign Currency Loans by all Banks shall not exceed the aggregate of all of the Commitments, except as expressly permitted by clause (i) above. With respect to Syndicated Foreign Currency Loans, the Foreign Currency Agent shall be responsible only for determining compliance with clause (i) of the foregoing proviso. Any Borrower shall be permitted, subject to the terms and conditions hereof, to obtain Syndicated Foreign Currency Loans in an approximate Dollar Equivalent on such date up to the full aggregate amount of the Unused Syndicated Foreign Currency Loan Commitments of all Foreign Currency Banks. The aggregate of the Dollar Equivalent on such date outstanding of all Syndicated Foreign Currency Loans by each Foreign Currency Bank shall be deemed to be the amount of the Syndicated Foreign Currency Loan of such Foreign Currency Bank outstanding for the purpose of calculating its Unused Syndicated Foreign Currency Loan Commitment on the date of disbursement. Each Borrowing under this Section with respect to a Foreign Currency shall be in a minimum and integral multiple of the amount agreed upon between the relevant Borrower and the Foreign Currency Agent before the delivery of the relevant Notice of Foreign Currency Borrowing, which will in any event approximate in the relevant Foreign Currency the Dollar Equivalent on the date which is 3 Foreign Currency Business Days prior to the date of Borrowing of $250,000 or any larger multiple of $100,000 in excess of $250,000 (except that any such Borrowing may be in the approximate aggregate amount of the Unused Syndicated Foreign Currency Loan Commitments) and shall be made from the several Foreign Currency Banks ratably in proportion to their respective Syndicated Foreign Currency Loan Commitments. Within the foregoing limits, the Borrowers may borrow under this Section, repay or, to the extent permitted by
Section 3.09, prepay Syndicated Foreign Currency Loans and reborrow under this Section at any time before the Termination Date.

                 (b) ABN AMRO agrees, on the terms and conditions set forth herein, to make ITL Loans to the Borrowers (which may be, at the option of the Borrowers and subject to the terms and conditions hereof, ITL Base Rate Loans or ITL Fixed Rate Loans in ITL, subject to the availability thereof) from time to time before the Termination Date; provided that, immediately after each such ITL Loan is made, (i) the aggregate outstanding of the Dollar Equivalent on such date of all ITL Loans by such Foreign Currency Bank shall not exceed the amount of its ITL Loan Commitment, and (ii) the aggregate principal amount outstanding of the sum of the Dollar Equivalent on such date of all ITL Loans by ABN AMRO and all Syndicated Dollar Loans, Money Market Loans and the aggregate of the Dollar Equivalent on such date of all Syndicated Foreign Currency Loans by all Banks shall not exceed the aggregate of all of the Commitments, except as expressly permitted by clause (i) of Section 3.01(a). With respect to ITL Loans, ABN AMRO shall be responsible only for determining compliance with clause (i) of the foregoing proviso. Any Borrower shall be permitted, subject to the terms and conditions hereof, to obtain ITL Loans in an approximate Dollar Equivalent on such date up to the full aggregate amount of the unused ITL Loan Commitment. The aggregate of the Dollar Equivalent on any date of all ITL Loans outstanding on such date by ABN AMRO shall be deemed to be the amount of the Loan of ABN AMRO outstanding for the purpose of calculating its unused ITL Loan Commitment on the date of disbursement. Each Borrowing under this Section with respect to ITL shall be in a minimum and integral multiple of the amount agreed upon between the relevant Borrower and ABN AMRO before the delivery of the relevant Notice of ITL Borrowing, which will in any event approximate in ITL the Dollar Equivalent on such date of $500,000 or any larger multiple of the Dollar Equivalent on such date of $100,000 (except that such Borrowing may be in the approximate aggregate amount of the unused ITL Loan Commitments) and shall be made available by ABN AMRO. Within the foregoing limits, the Borrowers may borrow under this Section, repay or, to the extent permitted by Section 3.09, prepay ITL Loans and reborrow under this Section at any time before the Termination Date.

                 SECTION 3.02. Method of Borrowing. (a) (1) For Syndicated Foreign Currency Borrowings, a Borrower shall give the Foreign Currency Agent, c/o FC&AS at the Agency Office, notice (a "Notice of Syndicated Foreign Currency Borrowing"), which shall be substantially in the form of Exhibit G-1, prior to 11:00 A.M. London, England time) at least 3 Foreign Currency Business Days before each Syndicated Foreign Currency Borrowing, specifying:

                 (i) the date of such Borrowing, which shall be a Foreign Currency Business Day in the Agency Office,

                 (ii) the Foreign Currency which such Borrower desires to borrow (which, except for Parent and SDI, must be the Foreign Currency of the jurisdiction in which such Borrower is incorporated, as specified on the signature pages hereof) and the approximate amount thereof in such Foreign Currency, and

                 (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

                 (2) For ITL Borrowings, a Borrower shall give ABN AMRO, at the Milan Office, notice (a "Notice of ITL Borrowing"), which shall be substantially in the form of Exhibit G-2, prior to 11:00 A.M. Milan, Italy time) on the same day for an ITL Base Rate Borrowing, and at least 3 Foreign Currency Business Days before each ITL Fixed Rate Borrowing, specifying:

                 (i) the date of such Borrowing, which shall be a Foreign Currency Business Day in the Milan Office,

                 (ii)  the approximate amount in ITL,

                 (iii) whether the ITL Loans comprising such Borrowing are to be ITL Base Rate Loans or ITL Fixed Rate Loans, and

                 (iv) in the case of an ITL Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

                 (b) (1) For Syndicated Foreign Currency Borrowings, upon receipt of a Notice of Syndicated Foreign Currency Borrowing, the Foreign Currency Agent shall promptly determine the Dollar Equivalent on such date thereof (taking into account the provisions of Section 3.02(d), if applicable), and notify each Foreign Currency Bank of the contents of such Notice of Syndicated Foreign Currency Borrowing, of such Dollar Equivalent on such date of the amount of such Borrowing in the relevant Foreign Currency, and of such Foreign Currency Bank's ratable share of such Borrowing, and such Notice of Syndicated Foreign Currency Borrowing shall not thereafter be revocable by the Borrower.

                 (2) For ITL Borrowings, upon receipt of a Notice of ITL Borrowing, ABN AMRO shall promptly determine the Dollar Equivalent thereof on such date (taking into account the provisions of Section 3.02(d), if applicable), and notify the Foreign Currency Agent of the Dollar Equivalent on such date and of the amount of such Borrowing in the relevant Foreign Currency and such Notice of ITL Borrowing shall not thereafter be revocable by the Borrower.

                 (c) (1) For Syndicated Foreign Currency Borrowings, not later than 11:00 A.M. (London, England time) on the date of each Syndicated Foreign Currency Borrowing, each Foreign Currency Bank shall (except as provided in paragraph (d) of this Section) make available its ratable share of such Syndicated Foreign Currency Borrowing, in Federal or other funds immediately available in Amsterdam, The Netherlands, to the Foreign Currency Agent at the Agency Office, which funds shall be in the applicable Foreign Currency. Unless the Foreign Currency Agent determines that any applicable condition specified in Article IV has not been satisfied, the Foreign Currency Agent will make the funds so received from the Foreign Currency Banks available to the Borrower by wire transfer (free of wire transfer charges imposed by the Foreign Currency Agent) at the bank account specified by, and in the name of, such Borrower. Unless the Foreign Currency Agent receives notice from a Foreign Currency Bank, at the Agency Office, no later than 11:00 A.M. (London, England time) on the Foreign Currency Business Day before the date of such Syndicated Foreign Currency Borrowing, stating that such Foreign Currency Bank will not make a Loan in connection with such Syndicated Foreign Currency Borrowing, the Foreign Currency Agent shall be entitled to assume that such Foreign Currency Bank will make a Loan in connection with such Syndicated Foreign Currency

Borrowing and, in reliance on such assumption, the Foreign Currency Agent may (but shall not be obligated to) make available such Foreign Currency Bank's ratable share of such Syndicated Foreign Currency Borrowing to the Borrower for the account of such Foreign Currency Bank. If the Foreign Currency Agent makes such Foreign Currency Bank's ratable share available to the Borrower and such Foreign Currency Bank does not in fact make its ratable share of such Borrowing available on such date, the Foreign Currency Agent shall be entitled to recover such Foreign Currency Bank's ratable share from such Foreign Currency Bank or, promptly upon request therefor, the Borrower, together with interest thereon for each day during the period from the date of such Borrowing until such sum shall be paid in full at a rate per annum equal to the rate at which the Foreign Currency Agent determines that it obtained (or could have obtained) overnight funds to cover such amount for each such day during such period, provided that any such payment by the Borrower of such Foreign Currency Bank's ratable share and interest thereon shall be without prejudice to any rights that the Borrower may have against such Foreign Currency Bank. If the Foreign Currency Agent does not exercise its option to advance funds for the account of such Foreign Currency Bank, it shall forthwith notify the Borrower of such decision.

                 (2) For ITL Borrowings, unless ABN AMRO determines that any applicable condition specified in Article IV has not been satisfied, it will make the relevant ITL Loan available to the Borrower by wire transfer (free of wire transfer charges imposed by the Foreign Currency Agent) at the bank account specified by, and in the name of, such Borrower.

                 (d) If any Foreign Currency Loan is to be continued beyond the Interest Period applicable thereto (a "maturing loan"), it shall be made as a new Loan (a "new Loan"), and a new Notice of Borrowing shall be submitted in connection therewith, but subject to the following provisions:

                 (i) If such new Loan is to Parent or SDI and is in a different currency (the "new currency") from that in which the maturing Loan is denominated (the "old currency"), the maturing Loan shall be repaid by the relevant Borrower in full at the end of its current Interest Period in the old currency, and, subject to the provisions of this Agreement, shall be re-advanced in the new currency. If both the maturing Loan and the new Loan are Syndicated Foreign Currency Loans, the amount of each Foreign Currency Bank's share of such new Loan will be determined by converting its share of the Dollar Equivalent on the date of the conversion of the maturing Loan into the new currency and determining its share of the Dollar Equivalent on the date of conversion of such new Loan.

                 (ii) If any Foreign Currency Bank or ABN AMRO makes a new Loan hereunder on a day on which the relevant Borrower is to repay all or any part of a maturing Loan in the same Foreign Currency from such Foreign Currency Bank or in ITL from ABN AMRO, such Foreign Currency Bank or ABN AMRO, as applicable, shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Foreign Currency Bank to the Foreign Currency Agent at the Agency Office for the relevant Borrower or funded by ABN AMRO to the relevant Borrower, as applicable, as provided in paragraph (c) of this Section, or remitted by the Borrower to the Foreign Currency Agent at the Agency Office or ABN AMRO at the Milan Office, as applicable, as provided in
         Section 2.12, as the case may be.

                 (e) Notwithstanding anything to the contrary contained in this Agreement, no Fixed Rate Loans may be made if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived.

                 (f) In the event that a Notice of ITL Borrowing fails to specify whether the ITL Loans comprising such ITL Borrowing are to be ITL Base Rate Loans or ITL Fixed Rate Loans, such Loans shall be made as ITL Base Rate Loans. If the Borrower is otherwise entitled under this Agreement to repay any Syndicated Foreign Currency Loans or ITL Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Syndicated Foreign Currency Borrowing or ITL Borrowing, as the case may be, and the Borrower fails to repay such Syndicated Foreign Currency Loans or ITL Loans using its own moneys and fails to give a Notice of Borrowing in connection with such new Syndicated Foreign Currency Borrowing or ITL Borrowing, as the case may be, a new Foreign Currency Borrowing in the same Foreign Currency as such maturing Foreign Currency Loans shall be deemed to be made on the date such Foreign Currency Loans mature in an amount determined pursuant to paragraph (d) above and (i) any Syndicated Foreign Currency Loans comprising such new Foreign Currency Borrowing shall have an Interest Period determined by the Foreign Currency Agent, or (ii) any ITL Loans comprising such new ITL Borrowing shall be ITL Base Rate Loans.

                 (g) Notwithstanding anything to the contrary contained herein, there shall not be more than (i) one 14 day Interest Period made available per month for Syndicated Foreign Currency Loans made in each of BFR, BPS, DEM and FF, and (ii) an aggregate of one hundred Syndicated Foreign Currency Loans (including any with 14 day Interest Periods) made available per year.

                 SECTION 3.03. Notes. (a) The Syndicated Foreign Currency Loans of each Foreign Currency Bank shall be evidenced by a single Syndicated Foreign Currency Loan Note, payable to the order of such Foreign Currency Bank for the account of its Lending Office. The ITL Loans of ABN AMRO shall be evidenced by the ITL Loan Note, payable to the order of ABN AMRO for the account of the Milan Office.

                 (b) Upon receipt of each Foreign Currency Bank's Syndicated Foreign Currency Loan Note and the ITL Loan Note pursuant to Section 3.01, the Foreign Currency Agent shall deliver such Note to such Foreign Currency Bank and ABN AMRO, as applicable. Each Foreign Currency Bank and ABN AMRO shall record, and prior to any transfer of its Syndicated Foreign Currency Loan Note or the ITL Loan Note shall endorse on the schedule forming a part of such Note notations to evidence the date, amount, maturity and (as to Syndicated Foreign Currency Loans) Foreign Currency of, and effective interest rate for, each Foreign Currency Loan made by it, the date and amount of each payment of principal made by the Borrower with respect thereto, and such schedule to each Syndicated Foreign Currency Note or ITL Loan Note shall constitute rebuttable presumptive evidence of the principal amount owing and unpaid on such Syndicated Foreign Currency Bank's Syndicated Foreign Currency Loan Note or on the ITL Loan Note, as applicable; provided that the failure of any Foreign Currency Bank or ABN AMRO to make any such recordation or endorsement shall not affect the obligation of the Borrowers hereunder or under the Syndicated Foreign Currency Loan Notes or ITL Loan Note, or the ability of any Foreign Currency Bank or ABN AMRO to assign its Syndicated Foreign Currency Loan Note or ITL Loan Note. Each Foreign Currency Bank and ABN AMRO, as the case may be, is hereby irrevocably authorized by the Borrowers so to endorse its Syndicated Foreign Currency Loan Note or ITL Loan Note, as applicable, and to attach to and make a part of any Syndicated Foreign Currency Loan Note or ITL Loan Note, as applicable, a continuation of any such schedule as and when required.

                 SECTION 3.04. Maturity of Foreign Currency Loans. (a) Each Foreign Currency Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

                 (b) Notwithstanding the foregoing, the outstanding principal amount of the Syndicated Foreign Currency Loans together with all accrued but unpaid interest therein, if any, shall be due and payable on August 25, 1995, unless the Termination Date is otherwise extended by the Foreign Currency Agent and the Foreign Currency Banks, in their sole and absolute discretion. Upon the written request of the Borrower, which request shall be delivered to the Foreign Currency Agent, with a copy to the Domestic Agent and each of the Foreign Currency Banks, at least 60 days prior to the Termination Date, the Foreign Currency Agent and the Foreign Currency Banks shall have the option (without any obligation whatsoever so to do) of extending the Termination Date for an additional 364-day period, provided, that, in no event shall the Termination Date be extended beyond August 25, 1999. In connection with each such extension request, (i) each Foreign Currency Bank shall undertake a bona fide credit analysis of the Borrowers utilizing current information on financial condition and trends; provided, that, no such credit analysis shall be required of a Foreign Currency Bank that elects not to extend the Termination Date and
(ii) the terms of any extension of the Termination Date shall be independently negotiated among the Borrowers, the Foreign Currency Banks and the Foreign Currency Agent at the time of the extension; provided, that, the terms of the extension may be the same as those in effect prior to any extension should the Borrowers, the Foreign Currency Banks and the Foreign Currency Agent so agree; provided, further, that, should the terms of the extension be other than those in effect prior to the extension, then the Loan Documents will be amended to the extent necessary to incorporate any such different terms. In the event that the Foreign Currency Agent or a Foreign Currency Bank chooses to extend the Termination Date for such an additional 364-day period, notice shall be given by the Foreign Currency Agent or Foreign Currency Bank to the Borrowers and the Agents at least 30 days prior to the relevant Termination Date, but such notice may not be given more than 45 days prior to such relevant Termination Date; provided, that, the Termination Date shall not be extended with respect to the Foreign Currency Agent or any of the Foreign Currency Banks (regardless of whether any relevant Foreign Currency Bank has delivered a favorable extension notice) unless the Foreign Currency Agent and the Required Foreign Currency Banks have delivered favorable extension notices and are willing to extend the Termination Date and either the (x) remaining Foreign Currency Banks shall purchase ratable assignments (without any obligation so to do) from each Bank that is unwilling to extend the Termination Date, in accordance with their respective percentage of the remaining Commitments; provided, that, such remaining Foreign Currency Banks shall be provided such opportunity (which opportunity shall allow such Foreign Currency Banks at least 5 Domestic Business Days in which to make a decision) prior to the Borrowers finding another bank pursuant to the immediately succeeding clause (y); provided, further, that, should any of the remaining Foreign Currency Banks elect not to purchase such an assignment, then, such other remaining Foreign Currency Banks shall be entitled to purchase an assignment from any terminating Bank which includes the ratable interest that was otherwise available to such non-purchasing remaining Foreign Currency Bank or Foreign Currency Banks, as the case may be, (y) the Borrowers may, at their option, find another bank, acceptable to the Agents, willing to accept an assignment from such terminating Bank (in the form of an Assignment and Acceptance) or (z) the Borrowers shall reduce the Syndicated Foreign Currency Loan Commitments on the then scheduled Termination Date in an amount equal to the sum of the Syndicated Foreign Currency Loan Commitments of all such terminating Foreign Currency Banks; and provided, further, that should the Foreign Currency Agent not elect to extend the Termination Date but the Required Foreign Currency Banks do so elect, the Required Foreign Currency Banks shall select a replacement Foreign Currency Agent pursuant to Section 8.09. The ITL Loan Note shall be payable on the date that the Syndicated Foreign Currency Loan Note of ABN AMRO is payable pursuant to the foregoing, and if ABN AMRO extends or terminates its Syndicated Foreign Currency Loan Commitment pursuant to the foregoing, the ITL Loan Commitment likewise shall be deemed to have been extended or terminated. In the event that the Borrowers elect to terminate a portion of the Foreign Currency Loan Commitments as provided in clause (z) of this paragraph, at any time after the date of such termination and prior to the Termination Date (as extended) if the Borrowers find a replacement bank or financial institution acceptable to the Foreign Currency Agent to become a party to this Agreement with a Syndicated Foreign Currency Loan Commitment equal to all or a portion of the Syndicated Foreign Currency Loan Commitment of the Foreign Currency Bank whose Syndicated Foreign Currency Loan Commitment was so terminated, then upon such new bank or financial institution's execution and delivery of a copy of this Agreement, and funding to the Foreign Currency Agent (for pro rata distribution to the other Foreign Currency Banks) of its ratable share of any outstanding Syndicated Foreign Currency Loans, such bank or financial institution shall become a "Foreign Currency Bank" hereunder, and the aggregate amount of the Syndicated Foreign Currency Loan Commitments shall increase by the amount of the Syndicated Foreign Currency Loan Commitment of such new Foreign Currency Bank. The Foreign Currency Agent agrees to cooperate with the Borrowers to find a replacement bank or financial institution in any of the circumstances for such replacement contemplated by this Section 3.04(b).


                 SECTION 3.05. Interest Rates.  (a) "Applicable Margin" means
(i) for any ITL Base Rate Loan, 0.30%, and (ii) for any ITL Fixed Rate Loan or Syndicated Foreign Currency Loan, 0.30%.

                 (b) Each ITL Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the ITL Base Rate for such day plus the Applicable Margin. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any ITL Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                 (c) Each Syndicated Foreign Currency Loan or ITL Fixed Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Foreign Currency LIBOR/Reference Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 6 months, at intervals of 6 months after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Foreign Currency

Fixed Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                 "Foreign Currency LIBOR/Reference Rate" means, for any Interest Period, with respect to Syndicated Foreign Currency Loans and ITL Fixed Rate Loans, the offered rate for deposits in the applicable Foreign Currency, for a period comparable to the Interest Period and in an amount comparable to the amount of such Foreign Currency Fixed Rate Loan appearing on Telerate Page 3750 (or, if it is unavailable from Telerate for any reason, by reference to the Reuters Screen) as of 11:00 A.M. (London, England time) on the day that is 2 Foreign Currency Business Days prior to the first day of the Interest Period; provided, that if the foregoing rate is unavailable from Telerate or the Reuters Screen for any reason, then such rate shall be the interest rate per annum, equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in the relevant Foreign Currency are offered by the principal office of each of the Foreign Currency Reference Banks to prime banks in the relevant interbank market at 11:00 A.M. (London, England time) 2 Foreign Currency Business Days prior to the first day of the Interest Period for a period comparable to the Interest Period and in an amount comparable to the amount of such Foreign Currency Fixed Rate Loan, determined by the Foreign Currency Agent on the basis of applicable rate furnished to and received by the Foreign Currency Agent at the Agency Office 2 Foreign Currency Business Days prior to the first day of the Interest Period.

                 In addition, the relevant Borrower shall pay to each Foreign Currency Bank, so long as such Foreign Currency Bank shall be required (A) under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (a "U.S. Reserves Foreign Currency Bank"), or (B) under regulations of the Bank of England to maintain reserves with respect to liabilities or assets consisting of or including Foreign Currency Loans made in BPS (a "British Reserves Foreign Currency Bank"), or (C) under regulations of any other applicable authority in any other country to maintain reserves with respect to liabilities or assets consisting of or including Foreign Currency Loans made in the Foreign Currency of such country (an "Other Country Reserves Foreign Currency Bank") additional interest on the unpaid principal amount of each Syndicated Foreign Currency Loan of such Foreign Currency Bank during such periods as such Syndicated Foreign Currency Loan is a Eurocurrency Liability, from the date of such Syndicated Foreign Currency Loan until such principal amount is paid un full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Foreign Currency LIBOR/Reference Rate for such Interest Period for such Syndicated Foreign Currency Loan from (ii) the rate obtained by dividing such Foreign Currency LIBOR/Reference Rate by a percentage equal to

100% minus (x) as to a U.S. Reserves Foreign Currency Bank, the Eurocurrency Liability Reserve Percentage of such Foreign Currency Bank for such Interest Period, and (y) as to a British Reserves Foreign Currency Bank and an Other Country Foreign Currency Reserves Bank, a percentage sufficient to compensate such Bank for any increase during such Interest Period in any reserves, liquidity and/or special deposit requirements of the Bank of England or such other applicable authority directly or indirectly affecting the maintenance or funding of such Foreign Currency Loan in BPS or such other Foreign Currency, payable on each date on which interest is payable on such Syndicated Foreign Currency Loan. Such additional interest shall be determined by such Bank and notified to the relevant Borrowers through the Foreign Currency Agent.

                 (d) The Foreign Currency Agent shall determine each interest rate applicable to the Syndicated Foreign Currency Loans hereunder and shall give prompt notice to the Borrower and the Foreign Currency Banks by telecopier of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error. ABN AMRO shall determine each interest rate applicable to the ITL Loans hereunder and shall give prompt notice to the Borrower by telecopier of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                 (e) After the occurrence and during the continuance of an Event of Default, the principal amount of the Syndicated Foreign Currency Loans and ITL Loans (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Required Foreign Currency Banks, bear interest at the Default Rate.

                 SECTION 3.06. Fees. (a) Parent shall pay to the Foreign Currency Agent at the Agency Office for the ratable account of each Foreign Currency Bank a facility fee (the "Syndicated Foreign Currency Loan Facility Fee") on the maximum amount of the aggregate Syndicated Foreign Currency Loan Commitments in effect for any relevant period, irrespective of usage, in an amount equal to 0.15% per annum. Parent shall pay to ABN AMRO at the Milan Office a facility fee (the "ITL Loan Facility Fee") on the maximum amount of the ITL Loan Commitment in effect for any relevant period, irrespective of usage, in an amount equal to 0.15% per annum. The Syndicated Foreign Currency Loan Facility Fee and the ITL Loan Facility Fee shall accrue at all times from and including the Closing Date to but excluding the Termination Date and shall be payable, in arrears, on each November 1, February 1, May 1, August 1 and on the Termination Date, commencing November 1, 1994 (on which date the fees for the period from the Closing Date through October 31, 1994 shall be prorated)

                 (b) Parent shall pay to the Foreign Currency Agent at the Agency Office, for the account and sole benefit of the

Foreign Currency Agent, such fees and other amounts at such times as set forth in the Agents' Letter Agreement.

                 SECTION 3.07. Optional Termination or Reduction of Commitments. (a) The Borrowers may, upon at least 3 Foreign Currency Business Days' notice to the Foreign Currency Agent (which notice the Foreign Currency Agent shall promptly forward to the Domestic Agent and the Foreign Currency Banks), terminate at any time, or proportionately reduce the Unused Syndicated Foreign Currency Loan Commitments from time to time by an aggregate amount of at least the Dollar Equivalent of $5,000,000 or any larger multiple of the Dollar Equivalent of $1,000,000. If the Syndicated Foreign Currency Loan Commitments are terminated in their entirety, all accrued fees (as provided under Section 3.06) shall be due and payable on the effective date of such termination.

                 (b) The Borrowers may, upon at least 3 Foreign Currency Business Days' notice to ABN AMRO (which notice ABN AMRO shall promptly forward to the Domestic Agent and the Foreign Currency Agent), terminate at any time, or proportionately reduce the unused ITL Loan Commitment from time to time by an aggregate amount of at least the Dollar Equivalent of $500,000 or any larger multiple of the Dollar Equivalent of $100,000. If the ITL Loan Commitment is terminated in its entirety, all outstanding principal and accrued and unpaid interest (as provided in Section 2.11) and accrued fees (as provided in Section 3.06) shall be due and payable on the effective date of such termination.

                 SECTION 3.08. Other Terminations of Syndicated Foreign Currency Loan Commitments and ITL Loan Commitment; Change in Control. (a) The Syndicated Foreign Currency Loan Commitments shall terminate on the Termination Date, in which case any Syndicated Foreign Currency Loans (together with accrued interest thereon, and all accrued fees, as provided in Section 3.06) then outstanding shall be due and payable on such date. If the Syndicated Foreign Currency Loan Commitments of ABN AMRO are terminated pursuant to the foregoing, the ITL Loan Commitment likewise shall terminate automatically and without notice, and any ITL Loans (together with accrued interest thereon) then outstanding shall be due and payable on such date.

                 (b) The Parent shall give notice to the Foreign Currency Agent of the occurrence of any Change of Control promptly after the senior management of the Parent obtains knowledge thereof, and shall offer to terminate the Syndicated Dollar Loan Commitments of all of the Foreign Currency Banks and the ITL Loan Commitment on a date specified in such notice, which shall be not less than 30 nor more than 45 days after the date of such notice. Such notice also shall specify the date by which each Foreign Currency Bank that wishes to accept such offer must deliver notice to the Parent (with a copy to the Foreign Currency Agent) of such acceptance, which date shall be no later than 10 days prior to the date of the proposed termination. If any

Foreign Currency Bank shall accept such offer, then on the date so specified, the Foreign Currency Loan Commitment of such Foreign Currency Bank (and the ITL Loan Commitment, if the Foreign Currency Loan Commitment of ABN AMRO is so terminated) shall terminate on the date so specified in the Parent's notice (which date shall become the Termination Date for those Foreign Currency Banks for all purposes hereunder), and any Foreign Currency Loans (together with accrued interest thereon, and all accrued fees, as provided in Section 3.06) then outstanding shall be due and payable on such date.

                 SECTION 3.09. Optional Prepayments. (a) The Borrowers may, upon at least 3 Foreign Currency Business Days' notice to ABN AMRO, prepay any Foreign Currency Borrowing in whole at any time, or from time to time in part in a minimum and integral multiple of the amounts agreed upon between the relevant Borrower and ABN AMRO which will in any event approximate at least the Dollar Equivalent of $250,000 or any larger multiple of the Dollar Equivalent of $100,000 or the full outstanding principal amount of such Borrowing, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment and any amounts required by Section 9.05.

                 (b) Upon receipt of a notice of prepayment pursuant to this Section 3.09, ABN AMRO shall promptly notify the Foreign Currency Agent of the contents thereof and such notice shall not thereafter be revocable by the Borrowers.

                 SECTION 3.10. Mandatory Prepayments. On each date on which the Syndicated Foreign Currency Loan Commitments or ITL Loan Commitment are reduced pursuant to Section 3.07, the Borrower shall repay or prepay such principal amount of the outstanding relevant Syndicated Foreign Currency Loans or ITL Loans, if any (together with interest accrued thereon), as may be necessary so that after such payment the aggregate unpaid principal amount (determined by reference to the Dollar Equivalent on such date of each Syndicated Foreign Currency Loan or ITL Loan) of the Syndicated Foreign Currency Loans or ITL Loans, as applicable does not exceed the aggregate amount of the Syndicated Foreign Currency Loan Commitments or the ITL Loan Commitment, as applicable, in each case as then reduced.

                 SECTION 3.11. General Provisions as to Payments.
(a) (1) With respect to the Syndicated Foreign Currency Loans, the Borrowers shall make each payment of principal of, and interest on, the Syndicated Foreign Currency Loans and of the Syndicated Foreign Currency Loan Facility Fees hereunder, not later than 11:00 A.M. (London, England time) on the date when due, in Federal or other funds (subject to paragraph (c) below with respect to Syndicated Foreign Currency Loans) immediately available in Amsterdam, The Netherlands to the Foreign Currency Agent at the Agency Office. The Foreign Currency Agent will promptly distribute to each Foreign Currency Bank (and, following the occurrence and during the continuance of an Event of Default, for application by such Foreign Currency Bank against amounts owing to such Foreign Currency Bank by the Borrowers in such order as such Foreign Currency Bank shall elect; provided, that in no event shall amounts paid by one Borrower (other than Parent) be applied to the payment of any amount owed by any other Borrower) its ratable share of each such payment received by the Foreign Currency Agent for the account of the Foreign Currency Banks.

                  (2) With respect to the ITL Loans, the Borrowers shall make each payment of principal of, and interest on, the ITL Loans and of the ITL Loan Facility Fees hereunder, not later than 11:00 A.M. (Milan, Italy time) on the date when due, in Federal or other funds (subject to paragraph (c) below with respect to ITL Loans) immediately available in Milan, Italy to ABN AMRO at the Milan Office.
                 (b) Whenever any payment of principal of, or interest on, the Syndicated Foreign Currency Loans or ITL Loans or of fees hereunder pertaining to the Syndicated Foreign Currency Loans or ITL Loans shall be due on a day which is not a Foreign Currency Business Day, the date for payment thereof shall be extended to the next succeeding Foreign Currency Business Day, unless such Foreign Currency Business Day, falls in another calendar month, in which case the date for payment thereof shall be the next preceding Foreign Currency Business Day.

                 (c) All payments of Syndicated Foreign Currency Loans shall be made in the Foreign Currency in which the related Foreign Currency Loan was made. All payments of ITL Loans shall be made in ITL.

                 (d) All payments of principal, interest and all other amounts to be made by a Borrower pursuant to this Agreement with respect to any Foreign Currency Loan and Syndicated Foreign Currency Loan Facility Fees and ITL Loan Facility Fees shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of each Foreign Currency Bank or ABN AMRO, as applicable, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Foreign Currency Bank or ABN AMRO (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on or measured by its income, and franchise taxes imposed on it, by the jurisdiction of such Foreign Currency Bank's or ABN AMRO's applicable Lending Office or any political subdivision thereof and other than any tax arising by reason of a connection between the Foreign Currency Agent or such Foreign Currency Bank or such Foreign Currency Bank's Lending Office and the jurisdiction imposing such tax other than the making and performance by the Foreign Currency Agent or such Foreign Currency Bank of this Agreement (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that any Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to any Foreign Currency Loan or Syndicated Foreign Currency Loan Facility Fee or ITL Loan Facility Fees or other amount, such Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Foreign Currency Bank or ABN AMRO, as applicable, in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Foreign Currency Bank or ABN AMRO, as applicable, additional amounts as may be necessary in order that the amount received by such Foreign Currency Bank or ABN AMRO, as applicable, after the required deduction or withholding shall equal the amount such Bank would have received had no such deduction or withholding been made.

                 Each Foreign Currency Bank which is not chartered and organized under the laws of the United States of America or a state thereof and ABN AMRO (each a "Non-U.S. Foreign Currency Bank") agrees, as soon as practicable after request by it of a request by a Borrower to do so, to file all appropriate forms and take other appropriate action to obtain a certificate or other appropriate document from the appropriate governmental authority in the jurisdiction imposing the relevant taxes, establishing that it is entitled to receive payments of principal and interest under this Agreement and the Foreign Currency Notes without deduction and free from withholding of any Taxes imposed by such jurisdiction; provided, that, if it is unable, by virtue of any applicable law, rule or regulation, to establish such exemption or to file such forms and, in any event, during such period of time as such request for exemption is pending, the Borrower shall nonetheless remain obligated under the terms of the immediately preceding paragraph. Without limiting the foregoing, each Non-U.S. Foreign Currency Bank agrees to deliver to the Borrowers, promptly upon any request therefor from time to time, such forms, documents and other information as may be required by applicable law from time to time to establish that payment to such Non-U.S. Foreign Currency Bank hereunder or under the Notes or the Parent Guaranty are exempt from Taxes. Without limiting the generality of the foregoing, each Non-U.S. Foreign Currency Bank, agrees, on the date of its execution of this Agreement (or, in the case of an assignee, on the date on which such assignee becomes a party to this Agreement), to deliver to the Borrowers two accurate and duly completed and executed Internal Revenue Service Form 4224 or 1001 (as applicable), together with Internal Revenue Service Forms W-8 or W-9, as appropriate, establishing that such Non-U.S. Foreign Currency Bank is entitled to a complete exemption from (or reduction in) all Taxes imposed by the federal government of the United States by way of withholding including, without limitation, all back-up withholding ("U.S. Withholding Taxes"). Thereafter, from time to time (a) upon any change by a Foreign Currency Bank of its Lending Office, (b) before or promptly after any event occurs (including, without limitation, the passing of time) requiring a change in or update of the most recent Form

4224 or 1001 previously delivered by such Foreign Currency Bank, or (c) upon the reasonable request of any of the Borrowers from time to time, deliver to each Borrower two accurate and duly completed and executed Forms 4224 or 1001 (as applicable) (together with Forms W-8 or W-9, as aforesaid) in replacement for the forms previously delivered by such Foreign Currency Bank, establishing that such bank is entitled to a complete exemption in whole or in part from all U.S. Withholding Taxes except to the extent that a change in law has rendered all such forms inapplicable to such Non-U.S. Foreign Currency Bank.

         If any such Foreign Currency Bank shall fail to timely deliver any such forms, documents or other information required to be delivered by it pursuant to the foregoing for 30 days after request therefor, the Borrowers may make deductions or withholdings of taxes and shall not be obligated to pay any additional amounts in respect thereof to such Foreign Currency Bank which would not have been payable had such forms, documents or other information been delivered.

         If the Internal Revenue Service or any other taxation authority in the United States or in any other jurisdiction in which a Borrower may be incorporated successfully asserts a claim that such Non-U.S. Foreign Currency Bank or any Borrower did not properly withhold tax from amounts paid to or for the account of any Non-U.S. Foreign Currency Bank or its participant (because the appropriate form was not properly executed, or because such Non U.S. Foreign Currency Bank failed to notify the Borrowers of a change in circumstances which rendered the exemption from (or reduction in) U.S. Withholding Taxes ineffective), such Non-U.S. Foreign Currency Bank, shall indemnify the Borrowers fully for all amounts paid, directly or indirectly, by any of the Borrowers as tax or otherwise, including, without limitation, penalties and interest.

                 In the event any Foreign Currency Bank or ABN AMRO receives a refund from the authority to which such Taxes were paid, of any Taxes paid by any Borrower pursuant to this Section 3.11(d) it will pay to such Borrower the amount of such refund promptly upon receipt thereof; provided, however, it at any time thereafter it is required to return such refund, such Borrower shall promptly repay to it the amount of such refund.

                 Nothing in this Section shall require any Foreign Currency Bank to disclose any information about its tax affairs or interfere with, limit or abridge the right of any Foreign Currency Bank to arrange its tax affairs in any manner in which it desires.

                 Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers and the Foreign Currency Banks and ABN AMRO contained in this Section 3.11(d) shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Participant, Assignee or other Transferee, and (ii) constitute a continuing agreement and shall survive for a period of three years after the termination of this Agreement and the payment in full or cancellation of the Syndicated Foreign Currency Loan Notes or ITL Loan Notes, as the case may be.

                 SECTION 3.12. Computation of Interest and Fees. Interest on Foreign Currency Loans shall be computed on the basis of a year of 360 days (except for any Foreign Currency Loans outstanding in GBP or BFR, which shall be computed on the basis of a year of 365 or 366 days, as the case may be) and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. The Syndicated Foreign Currency Loan Facility Fee, ITL Loan Facility Fee and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                                   ARTICLE IV

                            CONDITIONS TO BORROWINGS

                 SECTION 4.01. Conditions to First Borrowing. The obligation of each Bank to make a Loan on the occasion of the first Borrowing is subject to the satisfaction of the conditions set forth in Section 4.02 and receipt by the Agents of the following (in sufficient number of counterparts, except as to the Parent Guaranty and the Notes) for delivery of a counterpart to each Bank and retention of one counterpart by each Agent:

                 (a) from each of the parties hereto of either (i) a duly executed counterpart of this Agreement signed by such party or (ii) a facsimile transmission stating that such party has duly executed a counterpart of this Agreement and sent such counterpart to the Agents;

                 (b) a duly executed Syndicated Dollar Loan Note, a duly executed Money Market Loan Note, and a duly executed Foreign Currency Loan Note executed by the appropriate Borrowers for the account of each Bank, and a duly executed ITL Loan Note complying with the provisions of Sections 2.04 and 3.03;

                 (c) a duly executed Parent Guaranty, executed by Parent;

                 (d) an opinion of Christy & Viener, counsel for Parent, SDI and SII, as of the Closing Date, substantially in the form of Exhibit C and covering such additional matters relating to the transactions contemplated hereby as the Agents or any Bank may reasonably request (and each such

         Borrower requests and authorizes such counsel to address and deliver such opinion to the Agents for the benefit of the Agents and the Banks);

                 (e) an opinion of Jones, Day, Reavis & Pogue, special counsel for the Agents, dated as of the Closing Date, substantially in the form ofExhibit D and covering such additional matters relating to the transactions contemplated hereby as the Agents may reasonably request;

                 (f) a certificate (the "Closing Certificate") substantially in the form of Exhibit I), dated as of the Closing Date, signed by a principal financial officer of each of the Borrowers, to the effect that (i) no Default has occurred and is continuing on the date of the first Borrowing and (ii) the representations and warranties of the Borrower contained in Article V are true on and as of the date of the first Borrowing hereunder;

                 (g) all documents which the Agents or any Bank may reasonably request (except that the types of items described in clauses (i), (ii) and (iii) below shall be limited to those pertaining to Parent, SDI and SII (each a "U.S. Obligor" and collectively, the "U.S. Obligors")) relating to the existence of Borrowers, the corporate authority for and the validity of this Agreement, the Parent Guaranty and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agents, including, without limitation, a certificate of incumbency of the Borrowers, signed by the Secretary or an Assistant Secretary of the Borrowers, certifying as to the names, true signatures and incumbency of the officer or officers of the Borrowers authorized to execute and deliver the Loan Documents, and certified copies of the following items: (i) each U. S. Obligor's Certificate of Incorporation, (ii) each U.S. Obligor's Bylaws, (iii) a certificate of the Secretary of State of the State of Delaware as to the good standing of each U.S. Obligor as a Delaware corporation and a certificate of the Secretary of State of Florida as to the good standing of Parent as a foreign corporation, and (iv) the action taken by the Board of Directors of each Borrower authorizing such Borrower's execution, delivery and performance of this Agreement, the Notes, the Parent Guaranty (as to Parent) and the other Loan Documents to which such Borrower is a party;

                 (h) a Notice of Syndicated Dollar Borrowing, or a Notice of Syndicated Foreign Currency Borrowing, or a Notice of ITL Borrowing, or a combination of the foregoing, as the case may be;

                 (i) receipt of the fees payable to the Agents on or prior to the date of the initial Borrowing pursuant to the Agents' Letter Agreement; and

                 (j) execution and delivery of an Amendment of Purchase Agreement dated December 29, 1992 by Parent and ABN AMRO, incorporating into such Purchase Agreement the Incorporated Covenants, and receipt by the Agents of conformed copies thereof.

                 SECTION 4.02. Conditions to All Borrowings. The obligation of each Bank to make a Syndicated Dollar Loan, Money Market Loan or a Syndicated Foreign Currency Loan, and the obligation of ABN AMRO to make an ITL Loan on the occasion of each Syndicated Dollar Borrowing, Money Market Borrowing, Foreign Currency Borrowing is subject to the satisfaction of the following conditions:

                 (a) receipt by the Domestic Agent of a Notice of Syndicated Dollar Borrowing or notice pursuant to Section 2.03(e) of the acceptance of such Bank's offer to make such Money Market Loan, or receipt by the Foreign Currency Agent of a Notice of Syndicated Foreign Currency Borrowing, or receipt by ABN AMRO of a Notice of ITL Borrowing, as the case may be;

                 (b) unless such Borrowing involves only a Refunding Loan, the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

                 (c) unless such Borrowing involves only a Refunding Loan, the fact that the representations and warranties of the Borrowers contained in Article V of this Agreement shall be true on and as of the date of such Borrowing; provided, that on the occasion of each Borrowing, the representations and warranties set forth in Sections 5.05, 5.07, 5.11, the first sentence of 5.12, 5.13 and 5.14 shall be made only by Parent and, if such Borrower is not the Parent, by the Borrower making such Borrowing with respect to itself; and

                 (d) the fact that the conditions set forth in Sections 2.01, 2.03(a) or 3.01, as applicable, and all other conditions set forth in this Agreement which are applicable thereto, have been satisfied.

Each Borrowing hereunder, other than a Borrowing which involves only a Refunding Loan, shall be deemed to be a representation and warranty by the Borrowers on the date of such Borrowing as to the truth and accuracy of the facts specified in paragraphs (b), (c) and (d) of this Section.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                 The Borrowers represents and warrants that:

                 SECTION 5.01. Corporate Existence and Power. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, except for any failure to comply with the foregoing which does not have a Material Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except for any failure to comply with the foregoing which does not have a Material Adverse Effect.

                 SECTION 5.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement, the Notes, the Parent Guaranty and the other Loan Documents executed by each Borrower (i) are within such Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of or filing with, any governmental body, agency or official,
(iv) do not contravene, or constitute a default under, any material provision of applicable law or regulation or of the certificate of incorporation or by-laws of such Borrower or, to the best of such Borrower's knowledge, of any material agreement relating to Debt, judgment, injunction, order, decree or other instrument relating to Debt binding upon such Borrower or any of the Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of such Borrower or any of the Subsidiaries.

                 SECTION 5.03. Binding Effect. This Agreement constitutes a valid and binding agreement of each Borrower enforceable in accordance with its terms, and the Notes, the Parent Guaranty and the other Loan Documents executed by each Borrower, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of such Borrower enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

                 SECTION 5.04. Financial Information. (a) The consolidated balance sheet of Parent and its Consolidated Subsidiaries as of June 30, 1993 and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by Ernst & Young, copies of which have been delivered to each of the Banks, and the unaudited consolidated financial statements of Parent for the interim periods ended March 31, 1994, copies of which have been delivered to each of the Banks, (i) in the case of the aforementioned annual financial statements, fairly present, in conformity with GAAP, the consolidated financial position of Parent and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated and
(ii) in the case of the aforementioned interim financial statements, reflect all adjustments consisting only of normal recurring accruals necessary for a fair presentation of the consolidated financial condition of the Parent and its Subsidiaries as of such date and the consolidated results of their operations and changes in their cash flow for the period then ended, except that such interim financial statements omit certain footnotes and are subject to normal year-end adjustments; provided, that, during the term of this Agreement after the Closing Date, future representations as to the matters set forth in this
Section 5.04(a) shall be deemed to refer to the most recent financial statements delivered pursuant to Section 6.01(a) and 6.01(b), respectively.

                 (b) Since March 31, 1994, there has been no event, act, condition or occurrence having a Material Adverse Effect; provided, that, during the term of this Agreement after the Closing Date, future representations as to the matters set forth in this Section 5.04(b) shall be deemed to refer to the most recent financial statements delivered pursuant to
Section 6.01(a) and 6.01(b), respectively.

                 SECTION 5.05. No Litigation. There is no action, suit or proceeding pending, or to the knowledge of each Borrower threatened, against or affecting such Borrower or any of the Subsidiaries before any court or arbitrator or any governmental body, agency or official which could have a Material Adverse Effect or which in any manner draws into question the validity of or could impair in any material respect the ability of the Borrowers taken as a whole or, on the occasion of each Borrowing, of the Borrower making such Borrowing, to perform its obligations under, this Agreement, the Notes, the Parent Guaranty or any of the other Loan Documents executed by such Borrower.

                 SECTION 5.06. Compliance with ERISA. (a) To the best of Parent's knowledge, Parent and each member of the Controlled Group have fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA, provided, that Parent makes no representation or warranty under this Section 5.06 as to any Subsidiary for matters pertaining to periods prior to the date on which such Subsidiary became a Subsidiary of Parent except to the extent that Parent received any such representations and/or warranties from the seller (or any of its affiliates) of any relevant Subsidiary in connection with the acquisition of any relevant Subsidiary.

                 (b) To the best of Parent's knowledge, neither Parent nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan provided, that Parent makes no representation or warranty under this Section 5.06 as to any Subsidiary for matters pertaining to periods prior to the date on which such Subsidiary became a Subsidiary of Parent except to the extent that Parent received any such representations and/or warranties from the seller (or any of its affiliates) of any relevant Subsidiary in connection with the acquisition of any relevant Subsidiary.

                 SECTION 5.07. Compliance with Laws; Payment of Taxes. Each Borrower and each Material Subsidiary is in compliance with all applicable laws, regulations and similar requirements of governmental authorities, except where such compliance is being contested in good faith through appropriate proceedings or does not have a Material Adverse Effect. There have been filed on behalf of each Borrower and each Material Subsidiary all Federal, state and material local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of such Borrower or any Material Subsidiary have been paid or are being contested in good faith or, if unpaid and uncontested, are in immaterial amounts. The charges, accruals and reserves on the books of each Borrower and each Material Subsidiary in respect of taxes or other governmental charges are, in the opinion of such Borrower, adequate. United States income tax returns of each Borrower which is a U.S. Person and each Subsidiary which is a U.S. Person have been examined and closed through the Fiscal Year ended 1988.

                 SECTION 5.08. Subsidiaries. Parent represents that each Material Subsidiary which is not a Borrower is a corporation or joint venture duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except for failures to comply with the foregoing which do not have a Material Adverse Effect. Parent has no Subsidiaries except for those Subsidiaries listed on Exhibit 22 of Parent's annual report on form 10-K, as updated from time to time by filing with the Securities and Exchange Commission or by notice to the Agents or in Schedule
6.03 hereto. All of Parent's Subsidiaries which are Material Subsidiaries as of the Fiscal Quarter most recently ended at the Closing Date or any later date of determination and for which financial statements are required to have been delivered pursuant to Section 6.01(a) or (b), are specified in Schedule 6.03, as supplemented from time to time pursuant to Section 6.03.

                 SECTION 5.09. Investment Company Act. Neither any Borrower nor any of Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 SECTION 5.10. Public Utility Holding Company Act. Neither any Borrower nor any of Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                 SECTION 5.11. Ownership of Property; Liens. Each of the Borrower and the Material Subsidiaries has title to or leasehold or other interests in its material properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in the Incorporated Covenants.

                 SECTION 5.12. No Default. Neither any Borrower nor any of the Consolidated Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                 SECTION 5.13. Full Disclosure. To the best of each Borrower's knowledge, all written information heretofore furnished by the Borrowers to the Agents or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrowers to the Agents or any Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified.

                 SECTION 5.14. Environmental Matters. (a) To the best of each Borrower's actual knowledge (without, as to Properties not located in the United States of America, having performed any further independent inquiry therefor solely in connection with this Agreement), neither any Borrower nor any Subsidiary is aware that it is subject to any Environmental Liability which could have or cause a Material Adverse Effect, neither any Borrower nor any Subsidiary (except in respect of immaterial Environmental Liabilities in de minimis amounts) has received notice that it has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA, and none of the Properties located in the United States, owned by any Borrower or a Material Subsidiary, has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. Section 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

                 (b) To the best of each Borrower's actual knowledge, (without having performed any further independent inquiry therefor solely in connection with this Agreement), no Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties owned by any Borrower or a Material Subsidiary, or, to the best of the actual knowledge of each Borrower, at or from any adjacent site or facility, except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Requirements.

                 (c) Each Borrower represents as to itself, and Parent represents as to each Material Subsidiary which is not a Borrower, that to the best of each Borrower's and Parent's actual knowledge (without having performed any further independent inquiry therefor solely in connection with this Agreement), each Borrower and each of the Material Subsidiaries which is not a Borrower is in compliance in all material respects with all Environmental Requirements in connection with the operation of the Properties and each Borrower's and each such Material Subsidiary's respective businesses.

                 SECTION 5.15. Capital Stock. All Capital Stock, debentures, bonds, notes and all other securities of each Borrower and the Material Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws in all material respects, including but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. The issued shares of Capital Stock of the Wholly Owned Subsidiaries are owned by the Parent free and clear of any Lien or adverse claim, except for (a) nominal shares of Subsidiaries which are not U.S. Persons that are held by non-U.S. Persons in accordance with applicable law, (b) directors' qualifying shares, and (c) the shares of American Dynamics, a New Jersey corporation, which are pledged to the sellers thereof to secure payment of the purchase price thereof. At least a majority of the issued shares of capital stock of each of the Parent's other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by Parent free and clear of any Lien or adverse claim.

                 SECTION 5.16. Margin Stock. Neither any Borrower nor any Material Subsidiary is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X.

                 SECTION 5.17. Insolvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Loans to such Borrower under this Agreement, no Borrower which is a U.S. Person will be "insolvent," within the meaning of such term as used in O.C.G.A. Section 18-2-22 or as defined in Section 101 of

Title 11 of the United States Code, as amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.


                                   ARTICLE VI

                                   COVENANTS

                 The Borrowers agree that, so long as any Bank has any Commitment hereunder or any amount payable hereunder or under any Note remains unpaid:

                 SECTION 6.01. Information. The Borrowers will deliver to each of the Banks:

                 (a) as soon as available and in any event within 120 days after the end of each Fiscal Year, a consolidated balance sheet of Parent and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by a report, unqualified as to scope of audit and unqualified as to going concern as to the consolidated balance sheet and the related consolidated statements of income and cash flows by Ernst & Young, or any other firm of independent public accountants of recognized national standing selected by the Parent, as to fairness and consistency; provided, that the information required by this paragraph may be satisfied by delivery of information pursuant to paragraph (f) or (g) of this Section 6.01.

                 (b) as soon as available and in any event within 60 days after the end of each of the first 3 Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of Parent and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified by a senior financial or accounting officer or the chief financial officer or the Treasurer of Parent (i) outlining the basis of presentation, and (ii) stating that the unaudited financial information presented in such financial statements reflects all adjustments consisting only of normal recurring accruals necessary for a fair presentation of the consolidated financial condition of the Parent and its Subsidiaries as of such dates and the consolidated results of their operations and changes in their cash flows for the periods then ended, except that such financial statements omit certain footnotes and are subject to normal year-end adjustments;provided, that the information required by this paragraph may be satisfied by delivery of information pursuant to paragraph (f) or (g) of this Section 6.01.;

                 (c) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate, substantially in the form of Exhibit H (a "Compliance Certificate"), of a senior financial or accounting officer or the chief financial officer or chief accounting officer or the Treasurer of Parent (i) stating whether Parent was in compliance with the requirements of the Incorporated Covenants on the date of such financial statements and attaching a true, accurate and complete copy of the compliance certificate furnished on or about the date thereof pursuant to the Note Agreement, and (ii) stating whether, to such person's knowledge, after due inquiry, any Default exists on the date of such certificate and, if such officer is aware that any Default then exists, setting forth the details thereof and the action which Parent is taking or proposes to take with respect thereto;

                 (d) simultaneously with the delivery of each set of annual financial statements referred to in paragraph (a) above, a statement of the firm of independent public accountants which reported on such statements to the effect that nothing has come to their attention to cause them to believe that any Default the occurrence of which is ascertainable by accountants in the course of normal audit procedures under any of the Incorporated Covenants or Section 7.01(e) existed on the date of such financial statements, or, if they obtained knowledge of any Default, describing the nature thereof and the length of time such Default existed;

                 (e) (i) promptly, and, in any event, within 7 Domestic Business Days after any Borrower becomes aware of the occurrence of any Default pertaining to the Parent, and (ii) within 15 Domestic Business Days after any Borrower becomes aware of any other Default, a certificate of a senior financial or accounting officer or the chief financial officer or the chief accounting officer or the Treasurer of such Borrower (or of Parent) setting forth the details thereof and the action which such Borrower (or Parent) is taking or proposes to take with respect thereto;

                 (f) promptly upon the mailing thereof to the shareholders of Parent generally, copies of all financial statements, reports and proxy statements so mailed;

                 (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent or any registration statements relating to employee benefit plans) and annual, quarterly or monthly reports which Parent shall have filed with the Securities and Exchange Commission (other than exhibits thereto);

                 (h) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice; and

                 (i) from time to time such additional information regarding the financial position or business of the Borrowers and the Subsidiaries as either Agent, at the request of any Bank, may reasonably request.

                 SECTION 6.02. Inspection of Property, Books and Records. The Parent will (i) keep, and cause each Material Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP (or, in the case of any non-domestic Subsidiary, such other accounting standards, rules, regulations and practices applicable to businesses operating in the locality in which each such Person operates) shall be made of all dealings and transactions in relation to its business and activities; and
(ii) permit, and cause each Subsidiary to permit, representatives of any Bank
(x) at such Bank's expense and upon reasonable notice prior to the occurrence of a Default and (y) at the Borrower's expense after the occurrence of a Default, to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrowers agree to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

                 SECTION 6.03. Material Subsidiaries. Promptly after the delivery to the Banks of the financial statements referred to in Section 6.01(a) and (b), the Parent shall deliver to the Banks a supplement to Schedule 6.03, showing any changes in the composition of the Material Subsidiaries since the date of the last delivery of such a notice.

                 SECTION 6.04. Incorporated Covenants. The agreements, covenants and obligations contained in Sections 7.1 through 7.6, inclusive, of the Note Agreement (together with the definitions of the defined terms used therein), as in effect (x) on the Closing Date and (y) as amended or supplemented by any amendment or supplement expressly approved by the Required Banks under this Agreement in their sole and absolute discretion (collectively, the "Incorporated Covenants") are incorporated by reference herein and shall be a part of this Agreement as if they were set forth in full herein, regardless of whether the Note Agreement is terminated or in force or effect or whether the Notes issued thereunder have been paid or satisfied, and the Incorporated Covenants shall survive for all purposes hereof notwithstanding any such event; provided, however, that for purposes of this Agreement:

         (i) the term "Company", wherever used in Sections 7.1 through 7.6, inclusive, of the Note Agreement, shall mean and refer to Parent;

         (ii) the term "Notes" wherever used (x) in Section 7.2(b) of the Note Agreement, shall mean and refer to the Notes issued under the Note Agreement,
(y) in Section 7.5(a)(i) of the Note Agreement, shall mean and refer to the Notes issued under this Agreement, and (z) in Section 7.2(a) of the Note Agreement and in the definition of "Subordinated Consolidated Indebtedness" contained in the Note Agreement, shall mean and refer both to the Notes issued under the Note Agreement and the Notes issued under this Agreement;

         (iii) the terms "Default" and "Event of Default", wherever used in Sections 7.1 through 7.6, inclusive, of the Note Agreement, shall mean and refer to a Default or Event of Default under this Agreement;

         (iv) the term "Agreement", wherever used in Section 7.5(a)(i) of the Note Agreement, shall mean and refer to this Agreement;

         (v) the term "Indebtedness", wherever used in the Note Agreement, shall mean "Debt", as defined in this Agreement; and

         (vi)  the term "Senior Consolidated Indebtedness", wherever used in
Section 7.1 through 7.6, inclusive, of the Note Agreement, shall include the Notes issued under this Agreement.

                 SECTION 6.05. Maintenance of Existence. Except as permitted in the Incorporated Covenants, each Borrower shall, and Parent shall cause each Material Subsidiary to, maintain its corporate existence and carry on the major part of its business in substantially the same fields as such business is now carried on and maintained; provided, that the foregoing shall not prevent the termination of corporate existence or business of any Borrower other than Parent if: (i) on the date of termination of such Borrower's corporate existence or business, such Borrower shall have delivered to the Domestic Agent or the Foreign Currency Agent, or both, as applicable, a letter terminating all rights of such Borrower to obtain Borrowings under this Agrement, and has no Loans outstanding under this Agreement; and (ii) in the opinion of the Parent's Board of Directors, such termination is in the best interests of the Parent, is not disadvantageous to the Banks and is not otherwise prohibited by this Agreement.

                 SECTION 6.06. Dissolution. Neither any Borrower nor any Material Subsidiary shall be permitted to be dissolved or liquidated, except through corporate reorganization to the extent permitted by the Incorporated Covenants; provided, that any Borrower other than Parent, and any Material Subsidiary, may be dissolved if: (i) on the date of liquidation or dissolution of such Borrower, such Borrower shall have delivered to the Domestic Agent or the Foreign Currency Agent, or both, as applicable, a letter terminating all rights of such Borrower to obtain Borrowings under this Agreement, and has no Loans outstanding under this Agreement; and (ii) in the opinion of the Parent's Board of Directors, such dissolution is in the best interests of the Parent, is not disadvantageous to the Banks and is not otherwise prohibited by this Agreement.

                 SECTION 6.07. Use of Proceeds. The proceeds of the Loans will be used for general corporate purposes. No portion of the proceeds of the Loans will be used by any Borrower or any Subsidiary (i) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, except in a negotiated, consensual transaction (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (iii) for any purpose in violation of any applicable law or regulation.

                 SECTION 6.08. Compliance with Laws; Payment of Taxes. Each Borrower will, and Parent will cause each of its Material Subsidiaries and each member of the Controlled Group to, comply in all material respects with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings or if failure to comply does not have a Material Adverse Effect. Each Borrower will, and Parent will cause each of its Material Subsidiaries to, pay, prior to the date on which penalties attach thereto, all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of such Borrower or any Material Subsidiary, except liabilities being contested in good faith and against which, if requested by either of the Agents, Parent will set up reserves in accordance with GAAP and other than taxes, assessments, governmental changes and other amounts





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
which are not material in amount and could not reasonably be expected to have a Material Adverse Effect.

                 SECTION 6.09. Insurance. Each Borrower will maintain, and Parent will cause each of the Material Subsidiaries to maintain (either in the name of such Borrower or in such Material Subsidiary's own name), with financially sound and reputable insurance companies, insurance on such of its property in at least such amounts, and with such deductibles, and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

                 SECTION 6.10. Maintenance of Property. Each Borrower shall, and Parent shall cause each Material Subsidiary to, maintain all of its properties and assets in good condition, repair and working order, ordinary wear and tear excepted.

                 SECTION 6.11. Environmental Notices. The Borrowers shall furnish to the Agents prompt written notice of all Environmental Liabilities, pending or threatened Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases of which the respective Borrower shall have received actual notice or have actual knowledge at, on, in, under or in any way affecting the Properties or any adjacent property, if the amount of liability or of remediation cost to the Borrowers is or could reasonably be expected to have a Material Adverse Effect, and all facts, events, or conditions actually known to the Borrowers that could reasonably be expected to lead to any of the foregoing.

                 SECTION 6.12. Environmental Matters. The Borrowers will not, and will not knowingly permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in minimal amounts in the ordinary course of business or of management or maintenance of the Properties in material compliance with all applicable Environmental Requirements.

                 SECTION 6.13. Environmental Release. Each Borrower agrees that upon its becoming aware of the occurrence of an Environmental Release, except for any Environmental Release which occurred in substantial compliance with all Environmental Requirements, at or on any of the Properties owned or operated by it, it will act promptly to determine the extent of, and to take appropriate remedial action to eliminate, any such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority, except to the extent that failure to take remedial action would not have a Material Adverse Effect.





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
                 SECTION 6.14. Transactions with Affiliates. Neither any Borrower nor any of the Subsidiaries shall enter into, or be a party to, any transaction with any Affiliate of the Borrowers or any Subsidiary (which Affiliate is not a Borrower or a Subsidiary, other than a Person in which such Borrower or Subsidiary owns less than a majority interest and which, if it were a Subsidiary, would not be a Material Subsidiary), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are no less favorable to such Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate; provided, that the foregoing shall not affect the ability of the Parent, any other Borrower or any Subsidiary from determining, in its sole discretion, the amount or form of executive or directors compensation from time to time.

                                  ARTICLE VII

                                    DEFAULTS

                 SECTION 7.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                 (a) the Borrowers shall fail to pay when due any principal of any Loan or shall fail to pay any interest on any Loan within 5 Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within 5 Domestic Business Days after such fee or other amount becomes due; or

                 (b) the Borrowers shall fail to observe or perform any of the Incorporated Covenants or any covenant contained in Sections 6.01(e), 6.02(ii), the proviso in Section 6.05, the proviso in Section 6.06, or Section 6.07; or

                 (c) the Borrowers shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by paragraph (a) or (b) above), or Parent shall fail to observe or perform any covenant or agreement contained or incorporated by reference in the Parent Guaranty, and in either case such failure shall not have been cured within (1) 20 days, with respect to Section 6.01(a), (b), (c), (d), (f) or (g), and (2) 30 days, with respect to all other covenants or agreements, after the earlier to occur of (i) written notice thereof has been given to Borrowers by either Agent at the request of the Required Banks or (ii) an executive, senior financial or accounting officer of any of the Borrowers otherwise becomes aware of any such failure; or

                 (d) any representation, warranty, certification or statement made by the Borrowers in Article V of this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement or by Parent in the Parent Guaranty shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

                 (e) any Borrower or any Material Subsidiary shall fail to make any payment in respect of Debt outstanding in an aggregate principal amount equal to or greater than $5,000,000 (other than the Notes) after the expiry of any applicable grace period; or

                 (f) any event or condition (other than a Change of Control or similar event as provided for any loan agreement or other Debt instrument) shall occur which (i) results in the acceleration of the maturity of Debt (other than Debt which would not constitute a "liability" in accordance with GAAP) outstanding of any Borrower or any Material Subsidiary in an aggregate principal amount equal to or greater than $10,000,000 (including, without limitation, any required mandatory prepayment or "put" of such Debt to any Borrower or any Material Subsidiary) or (ii) enables (and any required notice shall have been given and any applicable grace period shall have expired) the holders of such Debt or any Person acting on such holders' behalf to accelerate the maturity thereof (including, without limitation, any required mandatory prepayment or "put" of such Debt to any Borrower or any Material Subsidiary); or

                 (g) any Borrower or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

                 (h) an involuntary case or other proceeding shall be commenced against any Borrower or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against any Borrower or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

                 (i) Parent or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by Parent, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

                 (j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against any Borrower or any Material Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 60 days; or

                 (k) a federal tax lien shall be filed against any Borrower under Section 6323 of the Code or a lien of the PBGC shall be filed against any Borrower under Section 4068 of ERISA and in either case if the amount involved is in aggregate amount in excess of $5,000,000 and such lien shall remain undischarged for a period of 25 days after the date of filing;

                 then, and in every such event, the Agents shall (i) if requested by the Required Banks, by notice to the Borrowers terminate the Commitments and they shall thereupon terminate, (ii) any Bank may terminate its obligation to fund a Money Market Loan in connection with any relevant Money Market Quote, and (iii) the Agents shall, if requested by the Required Banks, by notice to the Borrowers declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers and Parent (with respect to the Parent Guaranty) together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default;provided that if any Event of Default specified in paragraph (g) or (h) above occurs with respect to any Borrower, without any notice to such Borrower or Parent (with respect to the Parent Guaranty) or any other act by the Agents or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers and Parent (with respect to the Parent Guaranty) together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default. Notwithstanding the foregoing, the Agents shall have available to them all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Banks.

                 SECTION 7.02. Notice of Default. The Agents shall give notice to the Borrowers of any Default under Section 7.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                 ARTICLE VIII

                                  THE AGENTS
                 SECTION 8.01. Appointment; Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes each Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agents by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Foreign Currency Agent may delegate any functions to be performed by it under Article III at the Agency Office, or any other function to be performed by it hereunder, to FC&AS, who may perform any such delegated function on behalf of and as the Foreign Currency Agent. The Agents: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions satisfactory to the Agents, and (d) shall not be responsible for any action taken or omitted to be taken by them hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for their own gross negligence or wilful misconduct. The Agents may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this Article VIII are solely for the benefit of the Agents and the Banks, and the Borrowers shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Agents shall act solely as agents of the Banks and do not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrowers. The duties of the Agents shall be ministerial and administrative in nature, and the Agents shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank.

                 SECTION 8.02. Reliance by Agents. The Agents shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telefax, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Agents. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agents shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

                 SECTION 8.03. Defaults. Neither Agent shall be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the nonpayment of principal of or interest on the Loans) unless such Agent has received notice from the other Agent, a Bank or a Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that either Agent receive such a notice of the occurrence of a Default or an Event of Default, such Agent shall give prompt notice thereof to the Banks and (unless originally notified by the other Agent) the other Agent. Each Agent shall give each Bank and the other Agent prompt notice of each nonpayment of principal of or interest on the Loans payable to it under Section 2.12 or 3.11, as applicable, whether or not it has received any notice of the occurrence of such nonpayment. The Agents shall (subject to Section 10.06) take such action hereunder with respect to such Default or Event of Default as shall be directed by the Required Banks, provided that, unless and until the Agents shall have received such directions, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as they shall deem advisable in the best interests of the Banks.

                 SECTION 8.04. Rights of Agents as Banks. With respect to the Loans made by it, each of Wachovia and ABN AMRO in its capacity as a Bank hereunder shall have the same rights and





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
powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include each of Wachovia and ABN AMRO in its individual capacity. Each Agent may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with any Borrower (and any of its Affiliates) as if it were not acting as the Agent, and each Agent may accept fees and other consideration from the Borrowers (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrowers and the Agents) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

                 SECTION 8.05. Indemnification. Each Domestic Bank severally agrees to indemnify the Domestic Agent, and each Foreign Currency Bank severally agrees to indemnify the Foreign Currency Agent, in each case to the extent such Agent shall not have been reimbursed by the Borrowers, ratably in accordance with its Domestic Commitment (as to indemnification of the Domestic Agent by the Domestic Banks) or Foreign Currency Commitment (as to indemnification of the Foreign Currency Agent by the Foreign Currency Banks), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided, however that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or wilful misconduct of such Agent. If any indemnity furnished to either Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

                 SECTION 8.06. Payee of Note Treated as Owner. The Domestic Agent (as to the Dollar Notes) and the Foreign Currency Agent (as to the Foreign Currency Notes) may deem and treat the payee of any such Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the relevant Agent and the provisions of Section 9.08(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any





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
subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.


                 SECTION 8.07. Nonreliance on Agents and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agents or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and decision to enter into this Agreement and that it will, independently and without reliance upon the Agents or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agents shall not be required to keep themselves informed as to the performance or observance by the Borrowers of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrowers or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agents hereunder or under the other Loan Documents, the Agents shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrowers or any other Person (or any of their Affiliates) which may come into the possession of the Agents.

                 SECTION 8.08. Failure to Act. Except for action expressly required of the Agents hereunder or under the other Loan Documents, each Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 8.05 against any and all liability and expense which may be incurred by such Agent by reason of taking, continuing to take, or failing to take any such action.

                 SECTION 8.09. Resignation or Removal of Agents. Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by giving notice thereof to the other Agent, the Banks and the Borrowers and either Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Domestic Banks (as to resignation or removal of the Domestic Agent) or Required Foreign Currency Banks (as to resignation or removal of the Foreign Currency Agent) shall have the right to appoint a successor Domestic Agent Required or Foreign Currency Agent, as the case may be (with the prior written consent of the Parent, if no Default or Event of Default is in existence, which consent shall not be unreasonably withheld or delayed). If no successor Domestic Agent or Foreign Currency Agent, as applicable, shall have been so appointed by the Required Domestic Banks or Foreign Currency Banks, as applicable,





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
and shall have accepted such appointment within 30 days after the retiring Domestic Agent's or Foreign Currency Agent's, as applicable, notice of resignation or the Required Domestic Banks' or Required Foreign Currency Banks', as applicable, removal of the retiring Domestic Agent or Foreign Currency Agent, then the retiring Domestic Agent or Foreign Currency Agent, as applicable, may, on behalf of the Domestic or Foreign Currency Banks, as applicable, appoint a successor Domestic Agent or Foreign Currency Agent. Any such successor Agent shall be a bank which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Domestic Agent or Foreign Currency Agent hereunder by a successor Domestic Agent or Foreign Currency Agent, as applicable, such successor Domestic Agent or Foreign Currency Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Domestic Agent or Foreign Currency Agent, as applicable, and the retiring Domestic Agent or Foreign Currency Agent shall be discharged from its duties and obligations hereunder. After any retiring Domestic Agent's or Foreign Currency Agent's resignation or removal hereunder as Domestic Agent or Foreign Currency Agent, the provisions of this Article VIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Domestic Agent or Foreign Currency Agent, as applicable, hereunder.


                                   ARTICLE IX

                     CHANGE IN CIRCUMSTANCES; COMPENSATION

                 SECTION 9.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:

                 (a) the Domestic Agent determines that deposits in Dollars, or the Foreign Currency Agent determines that a particular Foreign Currency (in the applicable amounts), are not being offered in the relevant market for such Interest Period, or

                 (b) the Required Domestic Banks advise the Domestic Agent that the London Interbank Offered Rate, or the Required Foreign Currency Banks advise the Foreign Currency Agent that the Foreign Currency LIBOR/Reference Rate for any Foreign Currency, as the case may be, as determined by such Agent, will not adequately and fairly reflect the cost to such Banks of funding the relevant type of Fixed Rate Loans for such Interest Period, such Agent shall forthwith give notice thereof to the other Agent, the Borrowers and the Domestic Banks or Foreign Currency Banks, as applicable, whereupon until such Agent notifies the Borrowers that the circumstances giving rise to such suspension





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
no longer exist, the obligations of the Domestic Banks or Foreign Currency Banks, as applicable, to make the type of Fixed Rate Loans specified in such notice shall be suspended. Unless the affected Borrower notifies the Domestic Agent at least 2 Domestic Business Days before the date of any Borrowing of such type of Fixed Rate Loans for which a Notice of Syndicated Dollar Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing. Unless the affected Borrower notifies the Foreign Currency Agent at least 2 Foreign Currency Business Days before the date of any Borrowing of such type of Fixed Rate Loans for which a Notice of Foreign Currency Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Foreign Currency Base Rate Borrowing. Upon the affected Borrower's written request, the relevant Agent shall negotiate with the affected Borrower and the relevant Banks for a reasonable period of time, as determined in such Agent's discretion, to develop a substitute interest rate basis for Borrowings hereunder; provided, however, (x) the Agents, the Banks and the Borrowers make no representation, warranty or covenant that any such agreement will be made, and (y) any relevant Loans shall continue to have interest accrue thereon at the Base Rate or the Foreign Currency Base Rate, as appropriate, during the continuance of any such negotiations and thereafter should no alternate interest rate be agreed to by the necessary parties.

         SECTION 9.02. Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Domestic Bank or Foreign Currency Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans or Foreign Currency Loans and such Bank shall so notify the appropriate Agent, such Agent shall forthwith give notice thereof to the other Domestic Banks or Foreign Currency Banks, as applicable, and the relevant Borrowers, whereupon until such Bank notifies the relevant Borrowers and the relevant Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans or Foreign Currency Loans, as the case may be, shall be suspended.
Before giving any notice to the relevant Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans or Foreign Currency Loans, as the case may be, to maturity and shall so specify in such notice, the relevant Borrowers shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan or Foreign Currency Loans, as the case may be, of such Bank, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan or Foreign Currency Loans, as the case may be, such Borrowers shall borrow as a Refunding Loan, without any requirement for the satisfaction of any of the conditions precedent set forth an any of Sections 2.02(a), (b) or (c) or 3.02(a), (b) or
(c) a Base Rate Loan or Syndicated Foreign Currency Loan in Euro-USD or ITL Base Rate Loan, as appropriate, in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans or Foreign Currency Loans, as the case may be, of the other Banks), and such Bank shall make such a Base Rate Loan or Syndicated Foreign Currency Loan in Euro-USD or ITL Base Rate Loan, as appropriate.

                 SECTION 9.03. Increased Cost and Reduced Return. (a) If after the date hereof, a Change of Law or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

                 (i) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, or, with respect to Loans in BPS, by the Bank of England, but excluding (A) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage and (B) with respect to any Foreign Currency Loan, any requirement for which the subject Bank has already been compensated pursuant to Section 3.05(c)) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or

                 (ii) shall impose on any Bank (or its Lending Office) or on the relevant interbank market any other condition affecting its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its relevant Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Domestic Agent or the Foreign Currency Agent, as appropriate), the affected Borrowers shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction; provided, however, that no Borrower shall be responsible to the Banks for any increased cost or reduced return, under either this Section 9.03(a) or the immediately succeeding Section 9.03(b), which accrued at any time before that





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date which is 90 calendar days prior to the date upon which such Borrower is notified of same.

                 (b) If any Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank, the relevant Borrowers shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction, subject to the proviso at the end of Section 9.03(a).

                 (c) Each Bank will promptly notify the relevant Borrowers and the relevant Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to and subject to the limitations contained in this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Nothing in this Section shall require any Bank to disclose any information about its tax affairs or interfere with, limit or abridge the right of any Bank to arrange its tax affairs in any manner in which it desires.

                 (d) Any Bank claiming increased costs or other amounts under this Section 9.03 shall, at the time of making any claim for such increased cost or other amount and as a condition precedent to the obligation of the Borrower to reimburse the same, certify to the relevant Borrower in writing that such Bank, as a matter of policy, is seeking reimbursement of similar increased costs and other amounts from its borrowers generally for similar types of loans.

                 (e) The provisions of this Section 9.03 (i) shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee and (ii) shall constitute a continuing agreement and shall survive for a period of one year





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
after the termination of this Agreement and the payment in full or cancellation of the Notes.

                 SECTION 9.04. Base Rate Loans or Other Fixed Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make or maintain any type of Fixed Rate Loans has been suspended pursuant to
Section 9.02 or (ii) any Bank has demanded compensation under Section 9.03, and the affected Borrower shall, by at least 5 Euro-Dollar Business Days' or Foreign Currency Business Days, as applicable, prior notice to such Bank through the relevant Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies such Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

                 (a) all Loans which would otherwise be made by such Bank as Euro-Dollar Loans or Foreign Currency Loans, as the case may be, shall be made instead either (A) as Base Rate Loans or Syndicatated Foreign Currency Loans in Euro-USD or ITL Base Rate Loans, as appropriate, (B) if such suspension or demand for compensation relates to Euro-Dollar Loans, but not Foreign Currency Loans, as Foreign Currency Loans, (C) if such demand for compensation relates to Euro-Dollar Loans, but not Foreign Currency Loans, as Foreign Currency Loans, or (D) if such demand for compensation relates to Foreign Currency Loans, but not Euro-Dollar Loans, as Euro-Dollar Loans, as the affected Borrowers may elect in the notice to such Bank through the Agents referred to hereinabove (in all cases interest and principal on such Loans shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

                 (b) after each of its Euro-Dollar Loans or Foreign Currency Loans, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans or Syndicated Foreign Currency Loan in Euro-USD or ITL Base Rate Loans, as applicable, instead.

Upon the written request of the affected Borrower, the relevant Agent shall negotiate with the affected Borrower and the Banks for a reasonable period of time, as determined in such Agent's discretion, to develop a substitute interest rate basis for Borrowings hereunder; provided, however, (x) the Agents, the Banks and the Borrowers make no representation, warranty or covenant that any such agreement will be made, and (y) any relevant Loans shall continue to have interest accrue thereon at the Base Rate or the rate for Syndicated Foreign Currency Loans in Euro-USD or ITL Base Rate, as appropriate, during the continuance of any such negotiations and thereafter should no alternate interest rate be agreed to by the necessary parties.





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                 SECTION 9.05. Compensation.  Upon the request of any Bank, delivered to the affected Borrower and the relevant Agent, such Borrower shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense (but not loss of margin or profit) incurred by such Bank as a result of:

                 (a) any payment or prepayment (pursuant to Section 2.10, 2.11, 3.09, 3.10, 7.01, 9.02 or otherwise) of a Fixed Rate Loan or Money Market Loan on a date other than (i) in the case of a Fixed Rate Loan, the last day of the Interest Period for such Fixed Rate Loan and (ii) in the case of a Money Market Loan, on the Stated Maturity Date for such Money Market Loan; or

                 (b) any failure by any Borrower to borrow a Fixed Rate Loan on the date for the Fixed Rate Borrowing of which such Fixed Rate Loan is a part specified in the applicable Notice of Syndicated Dollar Borrowing, Notice of Syndicated Foreign Currency Borrowing or Notice of ITL Borrowing delivered pursuant to Section 2.02 or 3.02, as applicable (other than by reason of a default by the relevant Bank or Agent);

such compensation to include, without limitation, as applicable: (A) an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Fixed Rate Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Fixed Rate Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Fixed Rate Loan provided for herein over (y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid on (i) deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market (if such Fixed Rate Loan is a Euro-Dollar Loan), or (ii) any deposit in a Foreign Currency of comparable amounts having terms comparable to such period placed with it by lending banks in the applicable interbank market for such Foreign Currency (if such Fixed Rate Loan is a Foreign Currency Loan); or (B) any such loss, cost or expense incurred by such Bank in liquidating or closing out any foreign currency contract undertaken by such Bank in funding or maintaining such Fixed Rate Loan (if such Fixed Rate Loan is a Foreign Currency Loan); provided, that (i) the Borrowers shall be responsible to the Banks only for their actual costs incurred in connection with same (i.e. not for any lost profits which were expected over the course of such Interest Period), (ii) the Banks shall take reasonable efforts to mitigate their damages in connection with same, and (iii) the Borrowers shall not be responsible to the Banks for such losses in excess of those amounts as the Banks would have incurred had they funded their Euro-Dollar Loans in the London interbank market or their Foreign Currency Loans in the relevant interbank market for such Foreign Currency.





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
                 SECTION 9.06.  Failure to Pay in Foreign Currency.  If
any Borrower is prevented by application of any applicable law, rule or regulation from effecting payment in a relevant Foreign Currency as required by this Agreement, each Foreign Currency Bank may, through the Foreign Currency Agent, require such payment to be made in Dollars in the Dollar Equivalent on the date of payment of the amount of such payment. In any case in which any Borrower shall make such payment in Dollars, such Borrower agrees to hold the Foreign Currency Banks harmless from any loss incurred by the Foreign Currency Banks arising from any change in the value of Dollars in relation to such Foreign Currency between the date such payment became due and the date of payment thereof.

                 SECTION 9.07. Judgment Currency. If for the purpose of obtaining judgment in any court or enforcing any such judgment it is necessary to convert any amount due in any Foreign Currency into any other currency, the rate of exchange used shall be the Foreign Currency Agent's spot rate of exchange for the purchase of the Foreign Currency with such other currency at the close of business on the Foreign Currency Business Day preceding the date on which judgment is given or any order for payment is made. The obligation of the relevant Borrower in respect of any amount due from it hereunder shall, notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due hereunder or under any judgment or order in any other currency or otherwise be discharged only to the extent that on the Foreign Currency Business Day following receipt by the Foreign Currency Agent of any payment in a currency other than the relevant Foreign Currency the Foreign Currency Agent is able (in accordance with normal banking procedures) to purchase the relevant Foreign Currency with such other currency. If the amount of the relevant Foreign Currency that the Foreign Currency Agent is able to purchase with such other currency is less than the amount due in the relevant Foreign Currency, notwithstanding any judgment or order, such Borrower shall indemnify the Foreign Currency Banks for the shortfall.

                 SECTION 9.08. Replacement of Banks. If any Bank claims increased costs or other amounts or exercises any of its other rights or remedies under Section 2.12(b), 2.12(c), 9.01, 9.02 or 9.03, the Parent shall have the right to replace such Bank with another bank or financial institution, subject to the approval of the relevant Agent, which approval shall not be unreasonably withheld, provided that if more than one Bank claims increased costs or other amounts or otherwise exercises such other rights on a similar basis, the Parent must replace all or none of such Banks. Upon payment by the new bank or financial institution to such Bank of the outstanding principal amount of such bank's Dollar Loans, together with interest thereof accrued to the date of payment, such new bank or financial institution shall become a "Bank" under this Agreement with the rights and obligations of the Bank so replaced.





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

                                   ARTICLE X

                                 MISCELLANEOUS

                 SECTION 10.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof (with a copy of any such notice to the Foreign Currency Agent also sent to FC&AS at the Agency Office), or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and the appropriate confirmation is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II, Article III or Article IX shall not be effective until received.

                 SECTION 10.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                 SECTION 10.03. Expenses; Documentary Taxes. The Borrower shall pay (i) all out-of-pocket expenses of the Agents, including fees and disbursements of one special counsel for the Banks and the Agents, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agents and the Banks, including fees and disbursements of counsel, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents. The Borrowers shall indemnify the Agents and each Bank against any transfer taxes, documentary taxes, stamp duties, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

                 SECTION 10.04. Indemnification. The Borrowers, ratably in accordance with the aggregate principal amount of their respective Loans, shall indemnify the Agents, the Banks and each





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
affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by any Bank hereunder or breach by any Borrower of this Agreement or any other Loan Document or from any investigation, litigation (including, without limitation, any actions taken by the Agents or any of the Banks to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrowers shall reimburse the Agents and each Bank, and each affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or wilful misconduct of the Person to be indemnified. The indemnification provisions (including, without limitation, provisions for default interest, to the extent that this Section 10.04 might be construed as duplicating the Borrowers' obligations to pay interest at the Default Rate as required elsewhere in this Agreement) set forth in this Section
10.04 are meant to be without duplication of any other indemnification provisions set forth in this Agreement and without limiting the generality of the foregoing, the costs, expenses and other amount that are provided for in Sections 2.12, 9.03 and 9.04 hereof shall not be covered by this Section 10.04, nor shall any costs, expenses or other amounts that are excluded from those Sections be covered by this Section 10.04.

         If any indemnified party shall have notice of any event or condition for which indemnification will be sought from the Borrowers hereunder, such indemnified party shall give prompt and timely notice of such event or condition to the Parent and shall cooperate fully with the Parent in taking any action with respect to such event or condition. The Parent shall have the right to control any proceedings in connection with any event or condition that is the subject of indemnification hereunder, including, without limitation, the decision to commence or not to commence such proceeding, to defend or not to defend, to discontinue or settle such proceeding or to appeal any decision with respect thereto, so long as the indemnified party is held entirely harmless pursuant hereto and the Parent is not in default in any of its obligations under this Section 10.04.

         Upon the payment of any amounts due to the indemnified parties under this Section 10.04, the Borrowers shall be subrogated to all of the indemnified party's rights and claims with respect to the subject of such indemnity payment.

                 SECTION 10.05 Sharing of Setoffs. Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks owing to such other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks owing to such other Banks shall be shared by the Banks pro rata; provided that
(i) nothing in this Section shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of any Borrower other than its indebtedness under the Notes, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation.

                 SECTION 10.06. Amendments and Waivers. (a) Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and (i) if such amendment or waiver relates only to Article II, the Required Domestic Banks, (ii) if such amendment or waiver relates only to
Article III, the Required Foreign Currency Banks, and (iii) if such amendment or waiver relates to any other provision of this Agreement, the Required Banks (and in each case, if the rights or duties of either of the Agents are affected thereby, by such Agent); provided that, no such amendment or waiver shall:

         (A) unless signed by all Banks, (1) change the percentage of the Commitments, or the aggregate unpaid principal amount of the Notes, or the percentage of Banks, which shall be required to take any action required to be taken by the Banks or the Required Banks under this Section or any other provision of this

Agreement, (2) change the manner of application of any payments made under this Agreement or any of the Notes, (3) change the date fixed for any payment of principal of or interest on any Loan or any fees payable to the Banks hereunder, (4) change the amount of principal, interest or fees on any date fixed for the payment thereof, (5) release or substitute all or any substantial part of the collateral (if any) held as security for the Loans, or (6) release any Guarantee given to support payment of the Loans;

         (B) unless signed by all Domestic Banks, (1) change the Dollar Loan Commitment of any Domestic Bank or subject any Domestic Bank to any additional obligation, (2) change the percentage of the Dollar Loan Commitments, or of the aggregate unpaid principal amount of the Dollar Loan Notes, or the percentage of Domestic Banks, which shall be required for the Domestic Banks to take any action under this Section or any other provision of this Agreement; or

         (C) unless signed by all Foreign Currency Banks, (1) change the Foreign Currency Loan Commitment of any Foreign Currency Bank or subject any Foreign Currency Bank to any additional obligation, (2) change the percentage of the Foreign Currency Loan Commitments, or of the aggregate unpaid principal amount of the Foreign Currency Loan Notes, or the percentage of Foreign Currency Banks, which shall be required for the Foreign Currency Banks to take any action under this Section or any other provision of this Agreement.

                 (b) The Borrowers will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement except through the relevant Agent and shall supply such Agent with such information with respect thereto as may be reasonably requested by such Agent. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrowers to the Agents (in sufficient counterparts for each of the Banks) forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Domestic Banks, Foreign Currency Banks or Banks, as applicable. The Borrowers will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank (in its capacity as such) as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Banks.

                 SECTION 10.07. No Margin Stock Collateral. Each of the Banks represents to the Agents, the Borrowers and each of the other Banks that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

                 SECTION 10.08. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrowers may not assign or otherwise transfer any of their rights under this Agreement.

                 (b) Any Bank may, without the consent of the Borrowers, at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrowers and the Agents shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on or fees with respect to the related loan or loans, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related loan or loans, (iii) the change of the principal of the related loan or loans, (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) fee is payable hereunder from the rate at which the Participant is entitled to receive interest or fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Loans, or (vi) the release of any Guarantee given to support payment of the Loans. Each Bank selling a participating interest in any Loan (other than a Money Market Loan), Note, Commitment or other interest under this Agreement shall, within 10 Domestic Business Days of such sale, provide the Borrowers and the Agents with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of
Article IX with respect to its participation in Loans outstanding from time to time, but only to the extent that such Bank which sold the relevant participation would have been entitled to pursuant to the terms of this Agreement.

                 (c) Any Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under
this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and
Acceptance in the form attached hereto as Exhibit E, executed by such Assignee, such transferor Bank and the Agents (and, in the case of an Assignee that is not then a Bank or an Affiliate thereof, by the Parent, which consent shall not be unreasonably withheld); provided that (i) no interest may be sold by a Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's Commitment, (ii) the amount of the Commitment of the assigning Bank subject to such assignment (determined as of the effective date of the assignment) shall be equal to $1,000,000 (or any larger multiple of $1,000,000, (iii) no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a
Bank or an Affiliate thereof without the consent of the Borrowers and the Agents, which consent shall not be unreasonably withheld, and (iv) a Bank may not have more than 2 Assignees that were not previously Banks or Affiliates
thereof at any one time.   Upon (A) execution of the Assignment and Acceptance
by such transferor Bank, such Assignee, the Agents and (if applicable) the Borrowers, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrowers and the Agents, (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (D) payment of a processing and recordation fee of $2,000 to the relevant Agent, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrowers, the Banks or the Agents shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Bank, the Agents and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to such Assignee, but only if such Transferee, prior to receiving any such information, agrees to be bound by the provisions of Section
10.09 in a written instrument for the benefit of the Borrowers.

                 (d) Subject to the provisions of Section 10.09, each Borrower authorizes each Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning such Borrower which has been delivered to such Bank by such Borrower pursuant to this Agreement or which has been delivered to such Bank by such Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement.

                 (e) No Transferee shall be entitled to receive any greater payment under Section 2.12(c), Section 3.11(d) or Section 9.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 9.02 or 9.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                 (f) If any Foreign Currency Reference Bank assigns its Notes to an unaffiliated institution, the Foreign Currency Agent shall, with the consent of the Parent and with the consent of the Required Foreign Currency Banks, appoint another bank to act as a Foreign Currency Reference Bank hereunder.

                 (g) Anything in this Section 10.08 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations made by the Borrowers to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrowers' obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.

                 SECTION 10.09. Confidentiality. Without limiting any duty of confidentiality imposed on the Agents or the Banks or any of them under applicable law, each Bank and each Agent agrees to exercise its best efforts to keep any information delivered or made available by the Borrowers to it, including, without limitation, information obtained by such Agent or such Bank by reason of a visit or investigation by any Person contemplated in Section 6.02, which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided, however that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (iv) which has been publicly disclosed, other than in violation of this Section 10.09, (v) to the extent reasonably required in connection with any litigation to which the Agent, any Bank or their respective Affiliates may be a party,
(vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing, for the benefit of the Borrowers, to be bound by the provisions of this Section 10.09.

                 SECTION 10.10. Representation by Banks. Each Bank hereby represents that it is a commercial lender or financial institution which makes Loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided, however that, subject to Section 10.08, the disposition of the Note or Notes held by that Bank shall at all times be within its exclusive control.

                 SECTION 10.11. Obligations Several. The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

                 SECTION 10.12. New York Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of New York.

                 SECTION 10.13. Severability. In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

                 SECTION 10.14. Interest. In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently made to any Bank by any Borrower or inadvertently received by any Bank, then such excess sum shall be credited as a payment of principal, unless such Borrower shall notify such Bank in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrowers not pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by any Borrower under applicable law.

                 SECTION 10.15. Waiver of Jury Trial; Consent to Jurisdiction. THE BORROWERS (A) AND EACH OF THE BANKS AND THE AGENTS IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, (B) SUBMITS TO THE NONEXCLUSIVE PERSONAL JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK FOR

THE COUNTY OF NEW YORK, AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE ENFORCEMENT OF THIS AGREEMENT, THE NOTES, THE PARENT GUARANTY AND THE OTHER LOAN DOCUMENTS, (C) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY JURISDICTION TO OBJECT ON ANY BASIS (INCLUDING, WITHOUT LIMITATION, INCONVENIENCE OF FORUM) TO JURISDICTION OR VENUE WITHIN SUCH COURTS AND (D) AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN THE MANNER PRESCRIBED IN SECTION 10.01 FOR THE GIVING OF NOTICE TO THE BORROWER. NOTHING HEREIN CONTAINED, HOWEVER, SHALL PREVENT THE AGENTS FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST THE BORROWERS PERSONALLY, AND AGAINST ANY ASSETS OF THE BORROWER, WITHIN ANY OTHER STATE OR JURISDICTION.

                 SECTION 10.16. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in New York, New York, by their respective authorized officers as of the day and year first above written.


                                  SENSORMATIC ELECTRONICS
                                  CORPORATION


                                  By:
                                     ---------------------------------
                                     Title:

                                  500 Northwest 12th Avenue
                                  Deerfield Beach, Florida 33442-1795
                                  Attention:  Mr. Miguel A. Flores
                                  Telecopier number: 305-429-1490
                                  Confirmation number: 305-427-9700,
                                                       ext. 4200


                                  SENSORMATIC DISTRIBUTION  INC.


                                  By:
                                     ---------------------------------
                                     Title:

                                  500 Northwest 12th Avenue
                                  Deerfield Beach, Florida 33442-1795
                                  Attention:  Mr. Miguel A. Flores
                                  Telecopier number: 305-429-1490
                                  Confirmation number: 305-427-9700,
                                                       ext. 4200


                                  SENSORMATIC INTERNATIONAL,
                                  INC.


                                  By:
                                     ---------------------------------
                                     Title:

                                  500 Northwest 12th Avenue
                                  Deerfield Beach, Florida 33442-1795
                                  Attention:  Mr. Miguel A. Flores
                                  Telecopier number: 305-429-1490
                                  Confirmation number: 305-427-9700,
                                                       ext. 4200

                                    SENSORMATIC AB
Incorporated
in Sweden
                                    By:
                                       ---------------------------------
Foreign Currency: SEK                  Title:


                                    ------------------------------------

                                    ------------------------------------

                                    ------------------------------------
                                    Attention:
                                              --------------------------
                                    Telecopier number:
                                                       -----------------
                                    Confirmation number:
                                                         ---------------


                                    SENSORMATIC A.G.
Incorporated
in Switzerland
                                    By:
                                       ---------------------------------
Foreign Currency: SFR                  Title:


                                    ------------------------------------

                                    ------------------------------------

                                    ------------------------------------
                                    Attention:
                                              --------------------------
                                    Telecopier number:
                                                       -----------------
                                    Confirmation number:
                                                         ---------------


                                    SENSORMATIC AS
Incorporated
in Denmark

                                    By:
                                       ---------------------------------------
Foreign Currency: DKR                  Title:


                                    ------------------------------------------

                                    ------------------------------------------

                                    ------------------------------------------
                                    Attention:
                                              --------------------------------
                                    Telecopier number:
                                                       -----------------------
                                    Confirmation number:
                                                         ---------------------

                                         SENSORMATIC AS
Incorporated
in Norway

                                         By:
                                            ----------------------------------
Foreign Currency: NOK                       Title:


                                         -------------------------------------

                                         -------------------------------------

                                         -------------------------------------
                                         Attention:
                                                   ---------------------------
                                         Telecopier number:
                                                            ------------------
                                         Confirmation number:
                                                              ----------------


                                         SENSORMATIC B.V.
Incorporated
in The Netherlands

                                         By:
                                            ----------------------------------
Foreign Currency: NLG                       Title:


                                         -------------------------------------

                                         -------------------------------------

                                         -------------------------------------
                                         Attention:
                                                   ---------------------------
                                         Telecopier number:
                                                            ------------------
                                         Confirmation number:
                                                              ----------------



                                         SENSORMATIC CAMERA S.A.R.L.
Incorporated
in France

                                         By:
                                            ----------------------------------
Foreign Currency: FFR                       Title:


                                         -------------------------------------

                                         -------------------------------------

                                         -------------------------------------
                                         Attention:
                                                   ---------------------------
                                         Telecopier number:
                                                            ------------------
                                         Confirmation number:
                                                              ----------------

                                         SENSORMATIC E.C., S.R.L.
Incorporated
in Italy

                                         By:
                                            ----------------------------------
Foreign Currency: ITL                       Title:


                                         -------------------------------------

                                         -------------------------------------

                                         -------------------------------------
                                         Attention:
                                                   ---------------------------
                                         Telecopier number:
                                                            ------------------
                                         Confirmation number:
                                                              ----------------



                                         SENSORMATIC GES.M.B.H.
Incorporated
in Austria

                                         By:
                                            ----------------------------------
Foreign Currency: ATS                       Title:


                                         -------------------------------------

                                         -------------------------------------

                                         -------------------------------------
                                         Attention:
                                                   ---------------------------
                                         Telecopier number:
                                                            ------------------
                                         Confirmation number:
                                                              ----------------


                                         SENSORMATIC G.M.B.H.
Incorporated
in Germany

                                         By:
                                            ----------------------------------
Foreign Currency: DEM                       Title:


                                         -------------------------------------

                                         -------------------------------------

                                         -------------------------------------
                                         Attention:
                                                   ---------------------------
                                         Telecopier number:
                                                            ------------------
                                         Confirmation number:
                                                              ----------------

                                         N.V. SENSORMATIC S.A.
Incorporated
in Belgium
                                         By:
                                            ----------------------------------
Foreign Currency: BFR                       Title:


                                         -------------------------------------

                                         -------------------------------------

                                         -------------------------------------
                                         Attention:
                                                   ---------------------------
                                         Telecopier number:
                                                            ------------------
                                         Confirmation number:
                                                              ----------------


                                         SENSORMATIC OY
Incorporated
in Finland
                                         By:
                                            ----------------------------------
Foreign Currency: FIM                       Title:


                                         -------------------------------------

                                         -------------------------------------

                                         -------------------------------------
                                         Attention:
                                                   ---------------------------
                                         Telecopier number:
                                                            ------------------
                                         Confirmation number:
                                                              ----------------


                                         SENSORMATIC S.A.
Incorporated
in France
                                         By:
                                            ----------------------------------
Foreign Currency: FFR                       Title:


                                         -------------------------------------

                                         -------------------------------------

                                         -------------------------------------
                                         Attention:
                                                   ---------------------------
                                         Telecopier number:
                                                            ------------------
                                         Confirmation number:
                                                            ------------------

                                         SENSORMATIC HOLDINGS LTD.
Incorporated
in United Kingdom
                                         By:
                                            ----------------------------------
Foreign Currency: GBP                       Title:


                                         -------------------------------------

                                         -------------------------------------

                                         -------------------------------------
                                         Attention:
                                                   ---------------------------
                                         Telecopier number:
                                                            ------------------
                                         Confirmation number:
                                                              ----------------


                                         SENSORMATIC INTERNATIONAL LTD.
Incorporated
in United Kingdom
                                         By:
                                            ----------------------------------
Foreign Currency: GBP                       Title:


                                         -------------------------------------

                                         -------------------------------------

                                         -------------------------------------
                                         Attention:
                                                   ---------------------------
                                         Telecopier number:
                                                            ------------------
                                         Confirmation number:
                                                              ----------------



                                         SENSORMATIC CAMERA LTD
Incorporated
in United Kingdom

                                         By:
                                            ----------------------------------
Foreign Currency: GBP                       Title:


                                         -------------------------------------

                                         -------------------------------------

                                         -------------------------------------
                                         Attention:
                                                   ---------------------------
                                         Telecopier number:
                                                            ------------------
                                         Confirmation number:
                                                              ----------------

                                         SENSORMATIC E.C., S.A.
Incorporated
in Spain

                                         By:
                                            ----------------------------------
Foreign Currency: ESP                       Title:


                                         -------------------------------------

                                         -------------------------------------

                                         -------------------------------------
                                         Attention:
                                                   ---------------------------
                                         Telecopier number:
                                                            ------------------
                                         Confirmation number:
                                                              ----------------



                                         SENSORMATIC PROTECCAO CONTRA
                                         O FURTO, L.D.A.
Incorporated
in Portugal
                                         By:
                                            ----------------------------------
Foreign Currency: PTE                       Title:


                                         -------------------------------------

                                         -------------------------------------

                                         -------------------------------------
                                         Attention:
                                                   ---------------------------
                                         Telecopier number:
                                                            ------------------
                                         Confirmation number:
                                                              ----------------


                                         SENSORMATIC LIMITED
Incorporated
in United Kingdom
                                         By:
                                            ----------------------------------
Foreign Currency: GBP                       Title:


                                         -------------------------------------

                                         -------------------------------------

                                         -------------------------------------
                                         Attention:
                                                   ---------------------------
                                         Telecopier number:
                                                            ------------------
                                         Confirmation number:
                                                              ----------------

COMMITMENTS


Dollar Loans:                            WACHOVIA BANK OF GEORGIA, N.A.,
$30,000,000                              as Domestic Agent and
                                         as a Bank

Syndicated Foreign
Currency Loans:
$0.00

                                         By:
                                            ----------------------------------
                                            Title:

                                         Lending Office
                                         --------------
                                         Wachovia Bank of Georgia, N.A.
                                         191 Peachtree Street, N.E.
                                         Atlanta, Georgia 30303-1757
                                         Attention: Atlanta Corporate Group
                                         Telecopier number: 404-332-5016
                                         Confirmation number: 404-332-5920


Dollar Loans:                            ABN AMRO BANK N.V., as Foreign
$0.00                                    Currency Agent and as a Bank

Syndicated Foreign
Currency Loans:
$25,000,000
                                         By:
                                            ---------------------------------
                                            Title:

                                         By:
                                            --------------------------------
                                            Title:

                                         Lending Office
                                         --------------
                                         ABN AMRO Bank N.V.
                                         Foppingadreef 22
                                         102 BS Amsterdam, The Netherlands
                                         Attention: Peter van Lierop
                                         Telecopier number: 31-20-628-7716
                                         Confirmation number: 31-20-628-4657

                                         ABN AMRO FOREIGN CREDIT & AGENCY
                                         SERVICES, a division of ABN AMRO
                                         Bank, N.V.



                                         By:
                                            --------------------------------
                                            Title:

                                         By:
                                            --------------------------------
                                            Title:

Dollar Loans:                            CHEMICAL BANK
$10,000,000

Syndicated Foreign
Currency Loans:                          By:
                                            ---------------------------
$0.00                                       Title:

                                         Lending Office
                                         --------------
                                         Chemical Bank
                                         270 Park Avenue, 9th Floor
                                         New York, New York 10017
                                         Attention: Abigail L. Grecia
                                         Telecopier number: 212-818-1456
                                         Confirmation number: 212-270-5425



Dollar Loans:                            THE FIRST NATIONAL BANK OF BOSTON
$5,000,000

Syndicated Foreign
Currency Loans:
$10,000,000                              By:
                                            -----------------------------------
                                            Title:

                                         Lending Office for Dollar Loans
                                         -------------------------------
                                         The First National Bank of Boston
                                         100 Federal Street
                                         MS 01-08-04
                                         Boston, MA 02110
                                         Attention: Jay Massimo
                                         Telecopier number: 617-434-0819
                                         Confirmation number: 617-434-7824

                                         Lending Office for Foreign
                                         --------------------------
                                          Currency Loans
                                         ---------------
                                         The First National Bank of Boston
                                         City-Haus
                                         Friedrich-Ebert-Anlage 2-14
                                         0-60325 Frankfurt/Main
                                         Germany
                                         Attention: Wolfgang Ramthor
                                         Telecopier number: 49-69-7545-142
                                         Confirmation number: 49-69-7545-0

Dollar Loans:                            UNION BANK OF SWITZERLAND, NEW
$5,000,000                               YORK BRANCH

Syndicated Foreign
Currency Loans:                          By:
                                            --------------------------------
$10,000,000                                 Title:

                                         By:
                                            --------------------------------
                                            Title:

                                         Lending Office
                                         --------------
                                         Union Bank of Switzerland, New York
                                         Branch
                                         299 Park Avenue
                                         New York, New York 10171
                                         Attention: Robert W. Casey, Jr.
                                         Telecopier number: 212-821-3383
                                         Confirmation number: 212-821-3329



TOTAL COMMITMENTS:

Dollar Loans:
$50,000,000

Syndicated Foreign
Currency Loans:
$45,000,000

ITL Loans
$5,000,000

                                                                     EXHIBIT A-1


                      FORM OF SYNDICATED DOLLAR LOAN NOTE

                             As of August 26, 1994


                 For value received,_____________________________________
__________________________, a _______________ corporation (the "Borrower"), promises to pay to the order of__________________________________________, a ________________ (the "Bank"), for the account of its Lending Office, the principal sum of ___________________________________________________ and
No/100 Dollars ($____________), or such lesser amount as shall equal the unpaid principal amount of each Syndicated Dollar Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Note on the dates and at the rate or rates provided for in the Credit Agreement referred to below. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank of Georgia, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303-1757, or such other address as may be specified from time to time pursuant to the Credit Agreement.

                 All Syndicated Dollar Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                 This Note is one of the Syndicated Dollar Loan Notes referred to in the Credit Agreement dated as of even date herewith among the Borrower, the other borrowers listed on the signature pages thereof, the Domestic Banks and Foreign Currency Banks listed on the signature pages thereof, Wachovia Bank of Georgia, N.A., as Domestic Agent and ABN AMRO Bank N.V. and ABN AMRO Foreign Credit & Agency Services as Foreign Currency Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof.

                 IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.


                                             __________________________
                                             ___________________________  (SEAL)


                                             By: __________________________
                                                 Title:

                        LOANS AND PAYMENTS OF PRINCIPAL
- - ----------------------------------------------------------------------------
         Base Rate        Amount    Amount of
         or Euro-         of        Principal      Maturity        Notation
Date     Dollar Loan      Loan      Repaid         Date            Made By
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                                                                     EXHIBIT A-2


                           FORM OF MONEY MARKET NOTE

                             As of August 26, 1994


                 For value received,______________________________________
a _______________ corporation (the "Borrower"), promises to pay to the order of________________________________, a ________________ (the "Bank"), for the
account of its Lending Office, the principal sum of FIFTY MILLION and No/100 Dollars ($50,000,000.00), or such lesser amount as shall equal the unpaid principal amount of each Money Market Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Note on the dates and at the rate or rates provided for in the Credit Agreement referred to below. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank of Georgia, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303-1757, or such other address as may be specified from time to time pursuant to the Credit Agreement.

                 All Money Market Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                 This Note is one of the Money Market Loan Notes referred to in the Credit Agreement dated as of even date herewith among the Borrower, the other borrowers listed on the signature pages thereof, the Domestic Banks and Foreign Currency Banks listed on the signature pages thereof, Wachovia Bank of Georgia, N.A., as Domestic Agent and ABN AMRO Bank N.V. and ABN Foreign Credit & Agency Services as Foreign Currency Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof.

                 IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.


                                        _______________________ (SEAL)
                                        _______________________

                                        By:
                                            ______________________________
                                            ______________________________
                                            _____________________________
                                            Title:

                        LOANS AND PAYMENTS OF PRINCIPAL
- - --------------------------------------------------------------------------------
                       Amount    Amount of      Stated
         Interest      of        Principal      Maturity           Notation
Date     Rate          Loan      Repaid         Date               Made By
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                                                                     EXHIBIT B-1


                 FORM OF SYNDICATED FOREIGN CURRENCY LOAN NOTE

                                                                Atlanta, Georgia
                           August 26, 1994


                 For value received, ________________, a ___________
corporation (the "Borrower"), promises to pay to the order of __________________________________________________, a ____________________ (the
"Bank"), for the account of its Lending Office, the outstanding principal amount of the Syndicated Foreign Currency Loans made by the Bank to the Borrower as Syndicated Foreign Currency Loans pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Note on the dates and at the rate or rates provided for Syndicated Foreign Currency Loans in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the applicable Foreign Currency in immediately available funds at the Agency Office, or such other address as may be specified from time to time pursuant to the Credit Agreement.

                 All Syndicated Foreign Currency Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                 This Note is one of the Syndicated Foreign Currency Loan Notes referred to in the Credit Agreement dated as of even date herewith among the Borrower, the other borrowers listed on the signature pages thereof, the Domestic Banks and Foreign Currency Banks listed on the signature pages thereof, ABN AMRO N.V. and ABN AMRO Foreign Credit & Agency Services, as Foreign Currency Agent and Wachovia Bank of Georgia, N.A., as Domestic Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof.

                 IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.


                                        _______________________    (SEAL)
                                        _______________________

                                        By:
                                            _____________________________
                                            Title:

                  SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO

                 NOTE OF _____________________________________
                             DATED AUGUST 26, 1994


            Principal
            Amount of     Maturity     Principal
            Loan and      of Interest  Amount        Unpaid
Date        Currency      Period       Paid          Balance
- - ------------------------------------------------------------

                                                                     EXHIBIT B-2


                            FORM OF ITL LOAN NOTE

                               Atlanta, Georgia
                               August 26, 1994


                          For value received, ________________, a ___________
corporation (the "Borrower"), promises to pay to the order of ABN AMRO BANK N.V. and ABN AMRO Foreign Credit & Agency Services, Netherlands banking organization (the "Bank"), at the Milan Office, the outstanding principal amount of the Loans made by the Bank to the Borrower as ITL Loans pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Note on the dates and at the rate or rates provided for ITL Loans in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money in ITL in immediately available funds at the Milan Office, or such other address as may be specified from time to time pursuant to the Credit Agreement.

                          All ITL Loans made by the Bank, the respective
maturities thereof, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.


                          This Note is the ITL Loan Note referred to in the
Credit Agreement dated as of even date herewith among the Borrower, the other borrowers listed on the signature pages thereof, the Domestic Banks and Foreign Currency Banks listed on the signature pages thereof, ABN AMRO N.V. and ABN AMRO Foreign Credit & Agency Services, as Foreign Currency Agent and Wachovia Bank of Georgia, N.A., as Domestic Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof.

                          IN WITNESS WHEREOF, the Borrower has caused this Note
to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.


                                           _______________________ (SEAL)

                                        By:
                                           _____________________________
                                           Title:

                  SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO

                 NOTE OF _____________________________________
                             DATED AUGUST 26, 1994



            Principal     Maturity     Principal
            Amount of     of Interest  Amount        Unpaid
Date        Loan          Period       Paid          Balance
- - ------------------------------------------------------------

                                                                       EXHIBIT C


                                   OPINION OF
                        COUNSEL FOR PARENT, SDI AND SII



                                August 26, 1994


To the Domestic Banks
Foreign Currency Banks
and the Agents Referred
to Below, c/o:

Wachovia Bank of Georgia, N.A.,
as Domestic Agent
191 Peachtree Street, N.E.
Atlanta, Georgia 30303-1757
Attn: _______________________

ABN Amro Bank N.V. and
ABN Amro Foreign Credit
& Agency Services,
as Foreign Currency Agent
_________________________
_________________________
_________________________


Dear Sirs:

                 We have acted as special, New York counsel for Sensormatic Electronics Corporation, a Delaware corporation ("Parent"), Sensormatic Distribution Inc., a Delaware corporation ("SDI") and Sensormatic International, Inc., a Delaware corporation ("SII"; Parent, SDI and SII sometimes being collectively referred to herein as the "Obligors") in connection with the Credit Agreement (the "Credit Agreement") dated as of even date herewith, among the Obligors, the other borrowers listed on the signature pages thereof, the Domestic Banks and Foreign Currency Banks listed on the signature pages thereof, Wachovia Bank of Georgia, N.A., as Domestic Agent and ABN-Amro N.V. as Foreign Currency Agent. Terms defined in the Credit Agreement are used herein as therein defined, unless otherwise indicated.

                 We have examined originals or copies, certified or otherwise identifies to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. We have assumed for purposes of our opinions set forth below that the execution and delivery of the Credit Agreement by each Borrower (other than the Obligors), by each Bank and by the Agents have been duly authorized by each Borrower (other than the Obligors), by each Bank and by the Agents.

                 Upon the basis of the foregoing, we are of the opinion that:

                 1. Each Obligor is a corporation duly incorporated, validly existing and, based solely on the Good Standing Certificates (as hereinafter defined) in good standing under the laws of Delaware and has all corporate powers required to carry on. its business as now conducted. The "Good Standing Certificates" are the certificate of good standing dated August 12, 1994 of the Secretary of State of the State or Delaware with respect to the Parent, the certificate of good standing dated August 12, 1994 of the Secretary of state of the State of Delaware with respect to SII, and the certificate of good standing dated August 12, 1994 of the Secretary of State of the State of Delaware with respect to SDI.

                 2. The execution, delivery and performance by the Obligors of the Credit Agreement and the Notes executed by the obligors (the "Obligor Notes"), and by Parent of the Parent Guaranty (i) are within each such Obligor's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by- laws of any of the obligors or of any material agreement, judgment, injunction, order, decree or other instrument relating to Debt which to our knowledge is binding upon any of the Obligors and
(v) to our knowledge do not result in the creation or imposition of any Lien on any asset of any of the Obligors.

                 3. The Credit Agreement constitutes a valid and binding obligation of the Obligors enforceable against the respective Obligor in accordance with its terms, and the Parent Guaranty constitutes a valid and binding obligation of the Parent enforceable against the parent in accordance with its terms, in each case except as such enforceability be limited by (1) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, voidable preference, moratorium or other similar laws affecting the enforcement of creditors' rights generally, (ii) general principles of equity (including, without limitation, the availability or non-availability of equitable remedies), whether considered in a proceeding at law or in equity, and (iii) the possible judicial application, for reasons of comity, of foreign laws, rules or regulations.

                 4. To our knowledge, there is no action, suit or proceeding pending, or threatened, against or affecting the Obligors or any Subsidiary before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Parent and the Consolidated Subsidiaries, considered as a whole, or which in any manner questions the validity or enforceability of the Credit Agreement, any Obligor Note or the Parent Guaranty.


                 5. Sensormatic Electronics corporation (Puerto Rico) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers required to carry on its business as now conducted.

                 6. Neither the Obligors nor any of the Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 7. Neither the Obligor nor any of the Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                 8. You have requested our opinion that the choice of New York law to govern the Credit Agreement, the Obligor Notes and the Parent Guaranty in which such choice is stipulated is a valid and effective choice of law under the laws of the State of New York, and adherence to existing judicial precedents generally would require a court sitting in the State of New York to abide by such choice of law, unless a fundamental policy of the State of New York would be violated. Section 5-1401 of the General Obligations Law of the State of New York provides in relevant part as follows:

                 "1. The parties to any contract, agreement or undertaking, contingent or otherwise, in consideration of, or relating to any obligation arising out of a transaction covering in the aggregate not less than two hundred fifty thousand dollars. . . may agree that the law of this state shall govern their rights and duties in whole or in part, whether or not such contract, agreement or undertaking bears a reasonable relation to this state. . [certain exceptions omitted]".

To our knowledge, no court of the State of New York in a published decision has construed Section 5-1401 as requiring the court to enforce the parties' choice of the law of the State of New York in all circumstances. Nevertheless, a United States federal court sitting in the State of New York has interpreted
Section 3-1401 as follows:

                 "It is clear that where a contract is for more than $250,000, was entered into after 1984, contains a choice of law provision designating New York law as controlling disputes arising out of that contract, N.Y. Gen Oblig. Law s. 5-1401 mandates the enforcement of that choice or law provision. There is no indication in the statute, or in the very limited judicial interpretation of it, of any exception which would apply in the case at bar."

Bank of America National Trust and Savings Association v. Envases Venezolanos, S.A., 740 F. Supp. 260, 265 (S.D.N.Y. June 23, 1990). Based on the foregoing, we believe that, in the absence of duress, ignorance or undue influence or other similar circumstances, and unless a fundamental policy of the State of New York would be violated (collectively, the "Countervailing Factors"), the choice of the law of the State of New York to govern the Credit Agreement, the obligor Notes and the Parent Guaranty is a valid choice of law if proceedings for the enforcement thereof are litigated in the courts in the State of New York. We doubt that any of the Countervailing Factors are present in this transaction, but we note that the presence of one or more Countervailing Factors would be a matter to be decided by the court.

                 We are qualified to practice in the State of New York and do not purport to be experts on any laws other than the federal laws of the United States, the State of New York and the General Corporation Law of the State of Delaware and this opinion is rendered only with respect to such laws. We have made no independent investigation of the laws of any other jurisdiction.

                 In rendering the opinion in paragraphs 3 and 8 above, we have assumed, with your permission, that:

                 (a) The Credit Agreement has been duly authorized, executed and delivered by the Agents and the Banks and, to the extent provided therein, constitutes the legal, valid and binding obligation of the Agents and the Banks, enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, voidable preference, moratorium or other similar laws affecting the enforcement of creditors' rights generally, (ii) general principles of equity (including, without limitation, the availability or non-availability of equitable remedies), whether considered in a proceeding at law or in equity, and (iii) the possible judicial application, for reasons of comity, of foreign laws, rules or regulations.

                 (b) Neither the authorization, execution and delivery of the Credit Agreement or the Obligor Notes or the Parent Guaranty nor the consummation of the transactions contemplated therein, nor the fulfillment or compliance with the terms thereof, violates or will result in the violation of the provisions of any law, rule or regulation of the State of Georgia (the jurisdiction in which the Dollar Loans are to be paid) or of the Netherlands (the jurisdiction in which the Foreign currency Loans will be paid) or of Italy (the jurisdiction in which the ITL Loans will be paid), or any other jurisdiction in which any Borrower may be located. Illegality in any of those jurisdictions could, in certain limited circumstances, affect the enforceability of the obligations of the Parent under the Parent Guaranty. Nevertheless, we note that in a recent decision of the United States District Court for the southern District of New York, a guarantor was unsuccessful in asserting illegality under the laws of the principal debtor's jurisdiction as a defense against payment under a guarantee that was stated to be governed by New York law, and held that extraterritorial effect would be given to the foreign law only by application of principles of comity. Bank Leumi Trust Company of New York v. David Wulkan, 735 F. Supp. 72 (S.D.N.Y. April 2, 1990). Without having made any specific inquiry into this matter, we are not aware of factors present in the Credit Agreement which, under circumstances existing today, would cause a court in the State of New York to apply principles of comity, but no confident conclusion can be expressed without a detailed examination of matters both intrinsic and extrinsic to the transaction, such as the laws, rules and regulations of each relevant jurisdiction, and the policies of relevant agencies of the government of the United States toward those jurisdictions and toward the particular matters that are the subject of the relevant foreign laws, rules and regulations to which extraterritorial effect would be given.

                 The foregoing opinions are subject to the qualifications that:

                 (I) We express no opinion as to (a) any Borrower's title to or rights in any of its assets or other properties, (b) the enforceability of the following sections of the Credit Agreement (or of any comparable provision of the Parent Guaranty): the last sentence of Section 9.06, Section 9.07, the first sentence of Section 10.02,
         Section 10.06 insofar as it purports to preclude the validity or effectiveness of non-written amendments, Section 10.13, Section 10.15(a), Section 10.15(c), Section 10.15(d); (c) the jurisdiction of any court over the subject matter of any dispute arising out of the credit Agreement, the obligor Notes or the Parent Guaranty; (d) any provision of the Credit Agreement, the Obligor Notes or the Parent Guaranty purporting to provide for interest after judgment, to establish evidentiary standards, or to grant or waive rights of set-off or counterclaim.

                 (II) Without limiting the generality of the statements in paragraph I above, we express no opinion as to the applicability of the laws of the State of Florida, the State of Georgia or any other jurisdiction that may limit the enforceability of provisions for interest on defaulted obligations, or the maximum rate or amount of interest that may be charged, taken, collected or received with respect to the obligations under the Credit Agreement, the Notes or the Parent Guaranty, or as to the effect of such laws (other than the State of New York) if applicable.

                 (III) We point out the enforceability of indemnities set forth in the Credit Agreement, the Notes or the Parent Guaranty may be limited by applicable securities laws, by public policy or by the discretion of the court.

                 (IV) Without limiting the statements in paragraph 3, we point out that, in applying general principles of equity, a court may decline to enforce the right of the Agents or the Banks to accelerate the maturity or the Loans or to exercise other remedies in connection with a default if such rights were to be invoked in the context of fraud or exploitative overreaching by any Agent or Bank, or unconscionable conduct by any Agent or Bank to exploit a technical breach. Moreover, provisions of the Credit Agreement, the Notes or the Parent Guaranty that permit any Agent or Bank to take actions or make determinations may be subject to requirements that such actions be taken and such determinations be made on a reasonable basis and in good faith.

                 (V) We caution you that not all of the waivers and consents set forth in the Parent Guaranty necessarily would be given effect in the State of New York. For example, the Banks' purported right, set forth in Section 3 of the Parent Guaranty, to extend, renew, compromise, waive or release certain obligations, or to modify, amend or supplement the Credit Agreement or any Note, without affecting their rights under the Parent Guaranty might, notwithstanding those provisions, affect the rights of the Agents or Banks against the Parent, especially if the extension, renewal, compromise, waiver, release, modification, amendment or supplement were to be of an essential term of the Credit Agreement or the Notes, or were to be so extensive as to create a new contract. Nevertheless, we do not believe that the inclusion of such provisions would render the Parent Guaranty invalid or unenforceable, or that the inclusion of such provisions would deprive the Banks of the practical benefits of the Parent Guaranty. We also note that a recent decision of the United States District Court for the Southern District of New York held that a "sweeping waiver" of the type set forth in portions of said Section 3 was enforceable, notwithstanding allegations of tortious interference with contractual relations, interference with prospective economic advantage, negligence and violations of certain laws. American Express Bank, Ltd. v. Peter L. Coker, et al., 1990 WL 100888 (S.D.N.Y. July 13, 1990).

                 (VI) We wish to point out further that, if enforcement of the Parent's obligations under the Parent Guaranty were to be sought in the State of New York, (a) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in a currency other than U.S. Dollars (a "Foreign Currency") may be rendered in such Foreign currency, and if 20 would be converted into U.S. Dollars at the rate of exchange prevailing on the date of entry of the judgment; and (b) a judgment rendered by a Federal court in New York in respect of an obligation denominated in a Foreign currency may be expressed in U.S. Dollars, but we express no opinion as to the rate of exchange such court would apply.

                 (VII) We note further, that the willingness of any United States federal court to accept jurisdiction over any dispute arising out of the Credit Agreement, the Notes or the Parent Guaranty may, notwithstanding the submission by the Borrowers to the personal jurisdiction of certain federal courts pursuant to Section 10.15(b) of the Credit Agreement (and any comparable provision of the Parent Guaranty), be subject to applicable law and to such court's discretion.

                 (VIII) We have relied, with your permission, solely on the opinion of Walter Engdahl, dated August 26, 1994, addressed to us, a copy of which is annexed to this letter as Appendix A, that the execution, delivery and performance of the Credit Agreement, the Obligor Notes and the Parent Guaranty do not contravene, or constitute a default under, any provision of applicable law, rule or regulation of the State of Florida.

                 In this opinion letter, the phrase "to our knowledge" means to the actual knowledge of those attorneys in our firm who are actively involved in work on behalf of the Parent, without independent investigation outside the firm. The phrase "valid and binding obligation of the obligors, respectively, enforceable against such Obligor in accordance with their respective terms" means that the obligation in question is of the type that is capable of enforcement under the law of the State of New York, but does not mean that such obligation necessarily would be enforced by a court in all circumstances.

                 This opinion is delivered to you at the request of the Borrowers in connection with the transaction referenced above and may not, without our prior written consent, be communicated to or relied upon by anyone other than You or any Assignee under the Credit Agreement, except that it may be communicated to

Participants and to Jones, Day, Reavis & Pogue, your special counsel.

                 This opinion speaks only as of the date hereof, and we do not undertake any duty to advise you of any change herein. Without limiting the generality of the foregoing, we note that certain agreements to which the Borrowers now are or hereafter may become parties may contain limitations on the incurrence from time to time of Debt and other obligations by the Parent and its Subsidiaries (for example, the Incorporated Covenants as set forth in the Note Agreement), which limitations could be violated by a borrowing of Loans under the Credit Agreement by the Parent or the other Borrowers. We do not undertake to advise you of those circumstances.

                                                            Very truly yours,

                                                                       EXHIBIT D


                                   OPINION OF
                  JONES, DAY, REAVIS & POGUE, SPECIAL COUNSEL
                                 FOR THE AGENT


                     [Dated as provided in Section 4.01 of the Credit Agreement]

To the Domestic Banks,
Foreign Currency Banks
and the Agents Referred
to Below, c/o:

Wachovia Bank of Georgia, N.A.,
as Domestic Agent
191 Peachtree Street, N.E.
Atlanta, Georgia  30303-1757
Attn:  ___________________________

ABN AMRO Bank N.V. and
ABN AMRO Foreign Credit
         & Agency Services
as Foreign Currency Agent
_________________________
__________________________
Attn:  ___________________

Dear Sirs:

                 We have participated in the preparation of the Credit Agreement (collectively, the "Agents"), and have acted as special counsel for the Agents for the purpose of rendering this opinion pursuant to Section 4.01(e) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

                 This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualification, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the Federal Law of the United States and the Law of the State of New York.

                 Based on the foregoing, and subject to the exceptions, qualifications and assumptions noted herein, including the assumption and in the Accord, we are of the opinion that:

                 Upon the basis of the foregoing, assuming the due authorization, execution and delivery of the Credit Agreement and each of the Notes by or on behalf of Parent, SDI and SII (collectively, the "Obligors") and of the Parent Guaranty by Parent, we are of the opinion that the Credit Agreement constitutes a valid and binding agreement of each of the Obligors, the Parent Guaranty constitutes a valid and binding agreement of Parent, and each Note executed by each of the Obligors constitutes valid and binding obligations of such Obligor, in each case enforceable in accordance with its terms, except, in addition to exceptions contained in the Accord, as such enforceability may be limited by the possible judicial application, for reasons of comity, of foreign laws, rules or regulations (see, in this connection, the discussion contained in paragraph (b) of the opinion of Christy & Viener of even date herewith addressed to you). Note also the discussion in paragraph 8 of such opinion as to the effectiveness under New York law of the choice of New York law to govern the Credit Agreement, the Notes and the Parent Guaranty.

          We express no opinion as to the validity or enforceability of any provision contained in the Credit Agreement (i) purporting to preclude the amendment or other modification of the Credit Agreement or the waiver, release or discharge of obligations except by an instrument in writing or (ii) providing for the severability of unenforceable provisions.

          We express no opinion as to the effect of the compliance or noncompliance of the Agents or any of the Banks with any state or federal laws or regulations applicable to the Agents or any of the Banks by reason of the legal or regulatory status or the nature of the business of the Agents or any of the Banks.

         This opinion is delivered to you in connection with the transaction referenced above and may only be relied upon by you and any Assignee, Participant or other Transferee under the Credit Agreement without our prior written consent.

                               Very truly yours,

                                                                       EXHIBIT E


                           ASSIGNMENT AND ACCEPTANCE
                           Dated __________ __, 19__


                 Reference is made to the Credit Agreement dated as of August 26, 1994 (together with all amendments and modifications thereto, the "Credit Agreement") among Sensormatic Electronics Corporation, Sensormatic Distribution Inc., Sensormatic International, Inc., the other borrowers listed on the signature pages thereof, the Domestic Banks and Foreign Currency Banks listed on the signature pages thereof, Wachovia Bank of Georgia, N.A., as Domestic Agent and ABN AMRO N.V. and ABN AMRO Foreign Credit and Agency Services as Foreign Currency Agent. Terms defined in the Credit Agreement are used herein with the same meaning.

____________________________________________________ (the "Assignor") and
________________________________________ (the "Assignee") agree as follows:

                 1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a ______% interest in and to all of the Assignor's rights and obligations as a [Domestic Bank\Foreign Currency Bank] under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, a _____% interest (which on the Effective Date hereof is $__________) in the Assignor's [Dollar Loans/Syndicated Foreign Currency Loans/ITL Loan] Commitment and a ______ interest (which on the Effective Date hereof is $_______________) in the [Dollar Loans/Syndicated Foreign Currency Loans/ITL Loan] owing to the Assignor and a ___% interest in the [Dollar Loan Notes/Syndicated Foreign Currency Loan Note/ITL Loan Note] held by the Assignor (which on the Effective Date hereof is $__________).

                 2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim and that as of the date hereof its [Dollar Loan Commitment/Syndicated Foreign Currency Loan Commitment/ITL Loan Commitment] (without giving effect to assignments thereof which have not yet become effective) is $__________ and the aggregate outstanding principal amount of [Dollar Loans/Syndicated Foreign Currency Loans/ITL Loans] owing to it (without giving effect to assignments thereof which have not yet become effective) is $_________________;

(ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and
(iii) attaches the [Dollar Loan Notes/Syndicated Foreign Currency Loan Notes/ITL Loan Note] referred to in paragraph 1 above and requests that the [Domestic Agent/Foreign Currency Agent] exchange such [Dollar Loan Notes/Foreign Currency Loan Notes/ITL Loan Note] for new Notes as follows: [a Syndicated Loan Note dated ________________, ____ in the principal amount of $_____________ payable to the order of the Assignor] [a Money Market Loan Note dated _________________, ____ in the principal amount of $_____________] [a
Syndicated Foreign Currency Loan Note dated _____________, ____] [an ITL Loan Note dated ___________________, ____] payable to the order of the Assignee.

                 3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 5.04(a) thereof (or any more recent financial statements of Parent delivered pursuant to Section 6.01(a) or (b) thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agents, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a bank or financial institution; (iv) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agents by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank (including, without limitation, for the benefit of the Borrowers, the confidentiality provisions of Section 10.09 thereof); (vi) specifies as its Lending Office (and address for notices) the office set forth beneath its name on the signature pages hereof, (vii) represents and warrants that the execution, delivery and performance of this Assignment and Acceptance are within its corporate powers and have been duly authorized by all necessary corporate action[ADD THE FOLLOWING IF THE ASSIGNEE IS NOT A BANK WHICH IS CHARTERED UNDER THE LAWS OF THE UNITED STATES OR A STATE THEREOF][, and (viii) attaches the forms prescribed by the Internal Revenue Service of the United States and each other applicable jurisdiction certifying as to the Assignee's status for purposes of determining exemption from withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty].

                 4. The Effective Date for this Assignment and Acceptance shall be __________, 19__ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Domestic Agent and/or Foreign Currency Agent, as appropriate, for execution and acceptance by such Agent or Agents and to the Borrowers for execution by the Borrowers.

                 5. Upon such execution and acceptance by the relevant Agent or Agents [and execution by the Borrowers] [If the Assignee is not a Bank or Affiliate thereof PRIOR TO THE EFFECTIVE DATE], from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent rights and obligations have been transferred to it by this Assignment and Acceptance, have the rights and obligations of a [Domestic Bank/Foreign Currency Bank/ABN AMRO with respect to the ITL Loan Commitment and ITL Loans] thereunder and (ii) the Assignor shall, to the extent its rights and obligations have been transferred to the Assignee by this Assignment and Acceptance, relinquish its rights (other than under Section 10.03 of the Credit Agreement) and be released from its obligations under the Credit Agreement.

                 6. Upon such execution and acceptance by the relevant Agent or Agents [and execution by the Borrowers] [IF THE ASSIGNEE IS NOT A BANK OR AFFILIATE THEREOF PRIOR TO THE EFFECTIVE DATE], from and after the Effective Date, the relevant Agent shall make all payments in respect of the interest assigned hereby to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to such acceptance by the relevant Agent directly between themselves.

                 7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.


                                         [NAME OF ASSIGNOR]


                                         By:
                                            ---------------------------
                                            Title:


                                         [NAME OF ASSIGNEE]


                                         By:
                                            ---------------------------
                                            Title:


                                         Lending Office:
                                         [Address]

                                         WACHOVIA BANK OF GEORGIA, N.A.,

                                       As Domestic Agent


                                       By:
                                          --------------------------
                                          Title:

                                       ABN AMRO BANK N.V.,
                                       As Foreign Currency Agent


                                       By:
                                          ---------------------------
                                          Title:

                                       By:
                                          ----------------------------
                                          Title:

                                       ABN AMRO FOREIGN CREDIT
                                       & AGENCY SERVICES


                                       By:
                                          ----------------------------
                                          Title:

                                        [Add signatures of Borrowers
                                        if the Assignee is not a Bank prior to
                                        the Effective Date.]

                     NOTICE OF SYNDICATED DOLLAR BORROWING


                          _____________________, 199__


Wachovia Bank of Georgia, N.A., as Domestic Agent
191 Peachtree Street, N.W.
Atlanta, Georgia  30303-1757
Attention:  Atlanta Corporate Group

         Re: Credit Agreement (as amended and modified from time to time, the "Credit Agreement") dated as of August 26, 1994 by and among Sensormatic Electronics Corporation, Sensormatic Distribution Inc., Sensormatic International, Inc., the other Borrowers listed on the signature pages thereof, the Domestic Banks and Foreign Currency Banks from time to time parties thereto, and Wachovia Bank of Georgia, N.A., as Domestic Agent and ABN AMRO and ABN AMRO Foreign Credit & Agency Services, as Foreign Currency Agent.


         Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement.

         This Notice of Syndicated Dollar Borrowing is delivered to you pursuant to Section 2.02 of the Credit Agreement.

         The Borrower hereby requests a Syndicated Dollar Borrowing in the aggregate principal amount of $__________ to be made on _______________, 199__, and for interest to accrue thereon at the rate established by the Credit Agreement for [Euro-Dollar Loans] [Base Rate Loans]. The duration of the Interest Period with respect thereto shall be [1 month] [2 months] [3 months] [6 months] [12 months] [30 days].

         The Borrower has caused this Notice of Syndicated Dollar Borrowing to be executed and delivered by its duly authorized officer this ___ day of ___________, 199___.


                                              [_____________________________
                                              By:_______________________________
                                              Title:

                                                                     EXHIBIT G-1


                NOTICE OF SYNDICATED FOREIGN CURRENCY BORROWING


                          _____________________, 199__

ABN AMRO Bank N.V. and
as Foreign Currency Agent
c/o ABN AMRO Foreign Credit & Agency Services
_________________________
_________________________
Attention:  _____________

         Re: Re: Credit Agreement (as amended and modified from time to time, the "Credit Agreement") dated as of August 26, 1994 by and among Sensormatic Electronics Corporation, Sensormatic Distribution Inc., Sensormatic International, Inc., the other Borrowers listed on the signature pages thereof, the Domestic Banks and Foreign Currency Banks from time to time parties thereto, and Wachovia Bank of Georgia, N.A., as Domestic Agent and ABN AMRO Bank B.V. and ABN AMRO Foreign Credit & Agency Services, as Foreign Currency Agent.


         Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement.

         This Notice of Syndicated Foreign Currency Borrowing is delivered to you pursuant to Section 3.02 of the Credit Agreement.

         The Borrower hereby requests a Syndicated Foreign Currency Borrowing, to be made in ___, in the approximate aggregate principal amount in such Foreign Currency of ___________, in ___, on _______________, 199__, and for
interest to accrue thereon at the rate established by the Credit Agreement for Syndicated Foreign Currency Loans. The duration of the Interest Period with respect thereto shall be [1 month] [2 months] [3 months] [6 months] [12 months] [14 days].

         The Borrower has caused this Notice of Syndicated Foreign Currency Borrowing to be executed and delivered by its duly authorized officer this _____ day of ___________, 199___.


                                                   [________________________]
                                                   By:________________________
                                                   Title:

                                                                     EXHIBIT G-2


                            NOTICE OF ITL BORROWING


                          _____________________, 199__

ABN AMRO Bank, Milan Branch
_________________________
_________________________
Attention:  _____________

         Re: Re: Credit Agreement (as amended and modified from time to time, the "Credit Agreement") dated as of August 26, 1994 by and among Sensormatic Electronics Corporation, Sensormatic Distribution Inc., Sensormatic International, Inc., the other Borrowers listed on the signature pages thereof, the Domestic Banks and Foreign Currency Banks from time to time parties thereto, and Wachovia Bank of Georgia, N.A., as Domestic Agent and ABN AMRO Bank N.V. and ABN AMRO Foreign Credit & Agency Services, as Foreign Currency Agent.


         Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement.

 This Notice of ITL Borrowing is delivered to you pursuant to Section 3.02 of the Credit Agreement.

         The Borrower hereby requests an ITL Borrowing, to be made in the approximate aggregate principal amount of the Dollar Equivalent of $__ _______, in ITL, on _______________, 199__, and for interest to accrue thereon at the rate established by the Credit Agreement for [ITL Fixed Rate Loans] [ITL Base Rate Loans]. The duration of the Interest Period with respect thereto shall be [1 month] [2 months] [3 months] [6 months] [12 months] [30 days].

         The Borrower has caused this Notice of ITL Borrowing to be executed and delivered by its duly authorized officer this _____ day of __________, 199___.


                                                  [________________________]
                                                  By:________________________
                                                  Title:

                                                                       EXHIBIT H


                             COMPLIANCE CERTIFICATE


         Re: Credit Agreement (as amended and modified from time to time, the "Credit Agreement") dated as of August 26, 1994 by and among Sensormatic Electronics Corporation, Sensormatic Distribution Inc., Sensormatic International, Inc., the other Borrowers listed on the signature pages thereof, the Domestic Banks and Foreign Currency Banks from time to time parties thereto, and Wachovia Bank of Georgia, N.A., as Domestic Agent and ABN AMRO Bank N.V. and ABN AMRO Foreign Credit & Agency Services, as Foreign Currency Agent. Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

                 Pursuant to Section 6.01(c) of the Credit Agreement, _______________, the duly authorized ____________________ of Sensormatic
Electronics Corporation, hereby certifies to the Agents and the Banks that Parent is in compliance with the requirements of the Incorporated Covenants as of the date of the financial statements furnished to the Agents and the Banks on or about the date hereof pursuant to Section 6.01(a) or (b) of the Credit Agreement, and attached hereto is a true, accurate and complete copy of the compliance certificate furnished on or about the date hereof pursuant to the Note Agreement , and that, to the beswt knowledge of the undersigned, after due inquiry, no Default is in existence on and as of the date hereof.


                                       SENSORMATIC ELECTRONIC CORPORATION


                                       By:_______________________________
                                       Title:

                                                                       EXHIBIT I




                              CLOSING CERTIFICATE

         Re:     Credit Agreement (as amended      and modified from time to
                 time, the "Credit Agreement") dated as of August 26, 1994 by and among Sensormatic Electronics Corporation, Sensormatic Distribution Inc., Sensormatic International, Inc., the other Borrowers listed on the signature pages thereof, the Domestic Banks and Foreign Currency Banks from time to time parties thereto, and Wachovia Bank of Georgia, N.A., as Domestic Agent and ABN AMRO Bank N.V. and ABN AMRO Foreign Credit & Agency Services, as Foreign Currency Agent. Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.


         Pursuant to Section 4.01(f) of the Credit Agreement,
_____________________________, the duly authorized ____________________ of
_____________ hereby certifies to the Agent and the Banks that (i) no Default has occurred and is continuing as of the date hereof, and (ii) the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof.

         Certified as of this ____ day of _______________, 19__.



                                                  By:___________________________
                                                     Printed Name:______________
                                                     Title:_____________________

                                                                       EXHIBIT J

                           MONEY MARKET QUOTE REQUEST

Wachovia Bank of Georgia, N.A.,
  as Agent
191 Peachtree Street, N.E.
Atlanta, Georgia  30303
Attention: Atlanta Corporate Group

         Re:     Money Market Quote Request

         This Money Market Quote Request is given in accordance with Section
2.03 of the Credit Agreement (as amended or modified from time to time, the
"Credit Agreement")dated as of August 26, 1994 by and among        Sensormatic
Electronics Corporation, Sensormatic Distribution Inc., Sensormatic International, Inc., the other Borrowers listed on the signature pages thereof, the Domestic Banks and Foreign Currency Banks from time to time parties thereto, and Wachovia Bank of Georgia, N.A., as Domestic Agent and ABN AMRO Bank N.V. and ABN AMRO Foreign Credit & Agency Services, as Foreign Currency Agent. Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.


         The undersigned Borrower hereby requests that the Domestic Agent obtain quotes for a Money Market Dollar Borrowing based upon the following:

         1. The proposed date of the Money Market Dollar Borrowing shall be ____________, 19____ (the "Borrowing Date").(1)

         2. The aggregate amount of the Money Market Dollar Borrowing shall be $____________.(2)

         3. The Stated Maturity Date(s) applicable to the Money Market Dollar Borrowing shall be ______ days.(3)

                                        Very truly yours,


                                        ____________________________________
                                        By:_________________________________
                                             Title:_________________________

(1)      The date must be a Euro-Dollar Business Day.

(2) The amount of the Money Market Dollar Borrowing is subject to Section 2.03(a) and (b).

(3) The Stated Maturity Dates are subject to Section 2.03(b)(ii). The Borrower may request that up to ___ different Stated Maturity Dates be applicable to any Money Market Dollar Borrowing, provided, that (i) each such Stated





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
         Maturity Date shall be deemed to be a separate Money Market Quote Request and (ii) the Borrower shall specify the amounts of such Money Market Dollar Borrowing to be subject to each such different Stated Maturity Date.





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                                                                       EXHIBIT K

                               MONEY MARKET QUOTE

Wachovia Bank of Georgia, N.A.,
  as Agent
191 Peachtree Street, N.E.
Atlanta, Georgia 30303
Attention:  Atlanta Corporate Group

  Re: Money Market Quote to Sensormatic Electronics Corporation

         This Money Market Quote is given in accordance with Section 2.03(c)(ii) of the Credit Agreement (as amended or modified from time to time, the "Credit Agreement")dated as of August 26, 1994 by and among Sensormatic Electronics Corporation, Sensormatic Distribution Inc., Sensormatic International, Inc., the other Borrowers listed on the signature pages thereof, the Domestic Banks and Foreign Currency Banks from time to time parties thereto, and Wachovia Bank of Georgia, N.A., as Domestic Agent and ABN AMRO Bank N.V. and ABN AMRO Foreign Credit & Agency Services, as Foreign Currency Agent. Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

                 In response to the Money Market Quote Request of
______________ (the "Borrower") dated ____________, 19__, we hereby make the following Money Market Quote on the following terms:

         1.      Quoting Bank:

         2.      Person to contact
                 at Quoting Bank:

         3.      Date of Borrowing:1*

         4. We hereby offer to make Money Market Loan(s) in the following maximum principal amounts for the following Interest Periods and at the following rates:


Maximum                       Stated
Principal                     Maturity
  Amount (2)                    Date (3)                    Rate Per Annum(4)
- - ---------                     --------                     ---- --- -----




________________________

*      All numbered footnotes appear on the last page of this Exhibit K.





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

               We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate(s) us to make the Money Market Loan(s) for which any offer(s) [is] [are] accepted, in whole or in part (subject to the last sentence of Section 2.03(c)(i) of the Credit Agreement).

                               Very truly yours,

                                 [Name of Bank]



Dated:                                            By:
                                                     -------------------------
                                                     Authorized Officer
- - ---------------------------



- - ---------------------------


(1)      As specified in the related Money Market Quote Request.

(2) The principal amount bid for each Stated Maturity Date may not exceed the principal amount requested. Money Market Quotes must be made for at least $5,000,000 or a larger multiple of $1,000,000.

(3)      The Stated Maturity Dates are subject to Section 2.03(b)(ii).

(4)      Subject to Section 2.03(c)(ii)(C).





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                                                                       EXHIBIT L



                            FORM OF PARENT GUARANTY


               THIS GUARANTY (this "Guaranty") is made as of the 26th   day of
August, 1994, by SENSORMATIC ELECTRONICS CORPORATION, a Delaware corporation (the "Guarantor") in favor of the Agents, for the ratable benefit of the Banks, under the Credit Agreement referred to below;


                              W I T N E S S E T H


               WHEREAS, pursuant to a Credit Agreement dated as of even date herewith (as amended or modified from time to time, the "Credit Agreement", the Guarantor, SENSORMATIC DISTRIBUTION INC., a Delaware corporation, as Borrower, SENSORMATIC INTERNATIONAL, INC., a Delaware corporation, as Borrower, the other Borrowers listed on the signature pages thereof (all such Borrowers, other than the Guarantor being collectively or individually, as the context shall require, referred to as the "Principal" or the "Principals"), the Domestic Banks and Foreign Currency Banks parties thereto from time to time, and WACHOVIA BANK OF GEORGIA, N.A., as Domestic Agent and ABN AMRO N.V. and ABN AMRO Foreign Credit & Agency Services, as Foreign Currency Agent(collectively, the "Agents"), the Banks have provided, subject to the terms and conditions thereof, for extensions of credit to be made by the Banks to the Principals and the Guarantor for the benefit of the Principals and of the Guarantor;

               WHEREAS, it is a condition precedent to the Agents and the Banks executing the Credit Agreement that the Guarantor execute and deliver this Guaranty whereby the Guarantor shall guarantee the payment when due of all principal, interest and other amounts that shall be at any time payable by the Principals under the Credit Agreement, the Notes and the other Loan Documents; and

               WHEREAS, in consideration of the financial and other support that the Principals have provided, and such financial and other support as the Principals may in the future provide, to Guarantor, and in order to induce the Banks and the Agents to enter into the Credit Agreement, the Guarantor is willing to guarantee the obligations of the Principals under the Credit Agreement, the Notes, and the other Loan Documents;





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               NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

               SECTION 1. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

               SECTION 2. The Guaranty. The Guarantor hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by the Principals pursuant to the Credit Agreement, and the full and punctual payment of all other amounts payable by the Principals under the Credit Agreement and the other Loan Documents, including without limitation, all fees, costs, expenses, compensation amounts and indemnification amounts (all of the foregoing obligations being referred to collectively as the "Guaranteed Obligations"). Upon failure by the Principals to pay punctually any such amount, the Guarantor agrees that it shall forthwith on demand pay the amount not so paid at the relevant place and in the manner and relevant currency specified in the Credit Agreement, the relevant Note or the relevant Loan Document, as the case may be, together with interest on amounts recoverable under this Guaranty from the time such amounts become due until payment, at the Default Rate.

               SECTION 3. Guaranty Unconditional. The obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                        (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Principals under the Credit Agreement, any Note, or any other Loan Document, by operation of law or otherwise or any obligation of any other guarantor of any of the Obligations;

                        (ii) any modification or amendment of or supplement to the Credit Agreement, any Note, or any other Loan Document;

                        (iii) any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Principals under the Credit Agreement, any Note, any Loan Document, or any obligations of any other guarantor of any of the Obligations;

                        (iv) any change in the corporate existence, structure or ownership of the Principals or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Principals, or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Principals, or any other guarantor of any of the Guaranteed Obligations;

                        (v) the existence of any claim, setoff or other rights which the Guarantor may have at any time against the Principals, any other guarantor of any of the Guaranteed Obligations, either Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                        (vi) any invalidity or unenforceability relating to or against the Principals, or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any other Loan Document, or any other Guaranty, or the lack of legal existence of any Principal, or any provision of applicable law or regulation purporting to prohibit or make illegal the payment by the Principals, or any other guarantor of the Guaranteed Obligations, of the principal of or interest on any Note or any other amount payable by the Principals under the Credit Agreement, the Notes, or any other Loan Document, or the performance of any other obligation or undertaking of any of the Principals under the Credit Agreement, any other Loan Document, or any other Guaranty or otherwise making any of the Guaranteed Obligations irrecoverable from any of the Principals for any reason;

                        (vii) any law, regulation, order, decree or directive (whether or not having the force of law) or any interpretation thereof, now or hereafter in effect in any jurisdiction, that purports to modify any of the terms of or rights of any Foreign Currency Bank with respect to any Guaranteed Obligation or under the Credit Agreement or any other Loan Document or this Guaranty, including without limitation any law, regulation, order, decree or directive or interpretation thereof that purports to require or permit the satisfaction of any Guaranteed Obligation other than strictly in accordance with the terms of the Credit Agreement or any other Loan Document (such as by the tender of a currency other than the relevant Foreign Currency) or that restricts the procurement of the Foreign Currency by any Borrower or the Guarantor, or any agreement, whether or not signed by or on behalf of any Foreign Currency Bank, in connection with the restructuring or rescheduling of public or private obligations in any Borrower's country, whether or not such agreement is stated to cause or permit the discharge of the Guaranteed Obligations prior to the final payment in full of the Guaranteed Obligations in the relevant Foreign Currency in strict accordance with the Credit Agreement or other Loan Documents; or

                        (viii) any other act or omission to act or delay of any kind by the Principals, any other guarantor of the Guaranteed Obligations, either Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantor's obligations hereunder, other than the defense of payment in full.

The Guarantor acknowledges that, (A) at its express request, the Foreign Currency Agent and the Foreign Currency Banks did not require, pursuant to
Section 4.01(d) and (g) of the Credit Agreement, delivery of opinions of counsel, or documents, certificates or other items of the types (or equivalent to the types) described in clauses (i), (ii) and (iii) of Section 4.02(g) of the Credit Agreement, for Borrowers which are not U.S. Persons, and (B) the Foreign Currency Agent and the Foreign Currency Banks agreed to such request solely because of, and in full reliance on, the unconditional undertakings and obligations of the Guarantor hereunder and the express waivers and consents set forth above.

               SECTION 4. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. The Guarantor's obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full and the Commitments under the Credit Agreement shall have terminated or expired. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Principals under the Credit Agreement or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Principals or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

               SECTION 5. Waiver of Notice by the Guarantor. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Principals, any other guarantor of the Guaranteed Obligations, or any other Person.

               SECTION 6. Subordination by the Guarantor. Until termination of this Guaranty and payment in full of the Guaranteed Obligations, at any time when any Principal is subject to a case or proceeding for bankruptcy, insolvency, liquidation or moratorium, the Guarantor shall have, but shall not exercise in respect of any payment made by or for the account of the Guarantor pursuant to this Guaranty, any rights of subrogation, indemnity or otherwise from or against such Principal.

               SECTION 7. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Principals under the Credit Agreement, any Note or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Principals, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note or any other Loan Document shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Agents made at the request of the Required Banks.

               SECTION 8. Notices. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Agent in accordance with the provisions of
Section 10.01 of the Credit Agreement. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice, 72 hours after such communication is deposited in the mails with first class postage prepaid, in each case given or addressed as aforesaid.

               SECTION 9. No Waivers. No failure or delay by either Agent or any Banks in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any





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other right, power or privilege.  The rights and remedies provided in this
Guaranty, the Credit Agreement, the Notes, and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

               SECTION 10. Successors and Assigns. This Guaranty is for the benefit of the Agents and the Banks and their respective successors and assigns and in the event of an assignment of any amounts payable under the Credit Agreement, the Notes, or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty may not be assigned by the Guarantor without the prior written consent of the Agent and the Required Banks, and shall be binding upon the Guarantor and its successors and permitted assigns.

               SECTION 11. Changes in Writing. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Guarantor and the Agent with the consent of the Required Banks.

               SECTION 12. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. EACH OF THE GUARANTOR AND THE AGENT HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK AND FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE GUARANTOR AND THE AGENTS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

               SECTION 13. Taxes, etc. All payments required to be made by the Guarantor hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political





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or taxing authority as required pursuant to Sections 2.12(d)and 3.11(d) of the
Credit Agreement.

               SECTION 14. Failure to Pay in Foreign Currency. If any the Guarantor is prevented by application any law, rule or regulation from effecting payment in a relevant Foreign Currency as required by this Guaranty, each Foreign Currency Bank may, through the Foreign Currency Agent, require such payment to be made in Dollars in the Dollar Equivalent amount of such payment. In any case in which the Guarantor shall make such payment in Dollars, the Guarantor agrees to hold the Foreign Currency Banks harmless from any loss incurred by the Foreign Currency Banks arising from any change in the value of Dollars in relation to such Foreign Currency between the date such payment became due and the date of payment thereof.

               SECTION 15. Judgment Currency. If for the purpose of obtaining judgment in any court or enforcing any such judgment it is necessary to convert any amount due in any Foreign Currency into any other currency, the rate of exchange used shall be the Foreign Currency Agent's spot rate of exchange for the purchase of the Foreign Currency with such other currency at the close of business on the Foreign Currency Business Day preceding the date on which judgment is given or any order for payment is made. The obligation of the Guarantor in respect of any amount due from it hereunder shall, notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due hereunder or under any judgment or order in any other currency or otherwise be discharged only to the extent that on the Foreign Currency Business Day following receipt by the Foreign Currency Agent of any payment in a currency other than the relevant Foreign Currency the Foreign Currency Agent is able (in accordance with normal banking procedures) to purchase the relevant Foreign Currency with such other currency. If the amount of the relevant Foreign Currency that the Foreign Currency Agent is able to purchase with such other currency is less than the amount due in the relevant Foreign Currency, notwithstanding any judgment or order, the Guarantor shall indemnify the Foreign Currency Banks for the shortfall.





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               IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed in New York, New York by its authorized officer as of the date first above written.


                                      SENSORMATIC ELECTRONICS CORPORATION


                                      By: _____________________________
                                          Title:

                                      500 Northwest 12th Avenue
                                      Deerfield Beach, Florida 33442-1795
                                      Attention:  Mr. Miguel A. Flores
                                      Telecopier number: 305-429-1490
                                      Confirmation number: 305-427-9700,
                                                           ext. 4200





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                                                                   Schedule 6.03


                             Material Subsidiaries





                                  [To Follow]





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